Exhibit 10.3

CENTRE POINT FUNDING, LLC,

as Issuer

BUDGET TRUCK RENTAL LLC

as Administrator

AVIS BUDGET CAR RENTAL, LLC

DEUTSCHE BANK SECURITIES, INC.,

as Administrative Agent

CERTAIN NON-CONDUIT PURCHASERS,

CERTAIN CP CONDUIT PURCHASERS,

CERTAIN FUNDING AGENTS,

CERTAIN APA BANKS

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee, Series 2012-1 Agent and Securities Intermediary

SERIES 2012-1 SUPPLEMENT

dated as of March 14, 2012

to

AMENDED AND RESTATED BASE INDENTURE

dated as of March 9, 2010

TABLE OF CONTENTS

		Page

ARTICLE I DESIGNATION		1

Section 1.1	Designation	1

ARTICLE II DEFINITIONS AND CONSTRUCTION		3

ARTICLE III PURCHASE AND SALE OF SERIES 2012-1 NOTES; INCREASES AND DECREASES OF SERIES 2012-1 INVESTED AMOUNT		29

Section 3.1	Purchases of the Series 2012-1 Notes	29
Section 3.2	Delivery	30
Section 3.3	Procedure for Issuance of the Series 2012-1 Initial Invested Amount and for Increasing the Series 2012-1 Invested Amount	31
Section 3.4	Sales by CP Conduit Purchasers of Series 2012-1 Notes to APA Banks	33
Section 3.5	Procedure for Decreasing the Series 2012-1 Invested Amount	33
Section 3.6	Interest; Fees	34
Section 3.7	Indemnification by CPF	35
Section 3.8	Funding Agents	36
Section 3.9	Partial Termination	37

ARTICLE IV SECURITY		37

Section 4.1	Grant of Security Interest	37

ARTICLE V SERIES 2012-1 ALLOCATIONS		40

Section 5.1	Establishment of Group I Collection Account, Series 2012-1 Collection Account, Series 2012-1 Principal Subaccount and Series 2012-1 Accrued Interest Account	40
Section 5.2	Allocations with Respect to the Series 2012-1 Notes	40
Section 5.3	Payments to Noteholders	43
Section 5.4	Payment of Note Interest and Commitment Fees	46
Section 5.5	Payment of Note Principal	47
Section 5.6	Administrator’s Failure to Instruct the Trustee to Make a Deposit or Payment	52
Section 5.7	Series 2012-1 Reserve Account	52
Section 5.8	Series 2012-1 Letters of Credit and Series 2012-1 Cash Collateral Account	55
Section 5.9	Series 2012-1 Distribution Account	60
Section 5.10	Series 2012-1 Accounts Permitted Investments	62
Section 5.11	Series 2012-1 Demand Notes Constitute Additional Collateral for Series 2012-1 Notes	62

i

ii

SCHEDULES

Schedule I        CP Conduit Purchasers

EXHIBITS

Exhibit A:	Form of Variable Funding Note
Exhibit B:	Form of Notice of Increase
Exhibit C:	Form of Lease Payment Deficit Notice
Exhibit D:	Form of Demand Notice
Exhibit E:	Form of Transfer Supplement
Exhibit F:	Form of Purchaser Group Supplement
Exhibit G:	Form of Series 2012-1 Demand Note
Exhibit H:	Form of Series 2012-1 Letter of Credit
Exhibit I:	Form of Monthly Noteholders Statement

APPENDIX

Appendix I:    Eligible Truck Models

iii

SERIES 2012-1 SUPPLEMENT, dated as of March 14, 2012 (this “Series Supplement”), among CENTRE POINT FUNDING, LLC, a special purpose limited liability company established under the laws of Delaware (“CPF”), BUDGET TRUCK RENTAL LLC, (“BTR”), a Delaware limited liability company, as administrator (the “Administrator”), AVIS BUDGET CAR RENTAL, LLC, a Delaware limited liability company (“ABCR”), in its individual capacity with respect to Section 9.4, DEUTSCHE BANK SECURITIES, INC. (“DBSI”), in its capacity as administrative agent for the Purchaser Groups (the “Administrative Agent”), the NON-CONDUIT PURCHASERS from time to time party hereto, the CP CONDUIT PURCHASER GROUPS from time to time party hereto, the FUNDING AGENTS for the CP Conduit Purchaser Groups from time to time party hereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (together with its successors in trust thereunder as provided in the Base Indenture, the “Trustee”), as agent for the benefit of the Series 2012-1 Noteholders (the “Series 2012-1 Agent”) and in its capacity as “securities intermediary” (as defined in Section 8-102 of the New York UCC) and a “bank” (as defined in Section 9-102 of the New York UCC) (in such capacities, the “Securities Intermediary”), to the Amended and Restated Base Indenture, dated as of March 9, 2010 (the “Base Indenture”), between CPF and the Trustee.

PRELIMINARY STATEMENT

WHEREAS, Sections 2.2 and 12.1 of the Base Indenture provide, among other things, that CPF and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DESIGNATION

Section 1.1 Designation.

(a) There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Series Supplement and such Series of Notes shall be designated generally as Variable Funding Rental Truck Asset Backed Notes, Series 2012-1.

(b) The proceeds from the initial sale of the Series 2012-1 Notes shall be deposited in the Collection Account, for further credit to the Group I Collection Account and shall be paid to CPF and used to pay a portion of the purchase price, or to refinance the purchase, of the Group I CPF Trucks. The proceeds of any Increase shall be deposited in the Collection Account, for further credit to the Group I Collection Account and shall be released to CPF as and to the extent set forth in Section 5.2(b).

(c) The Series 2012-1 Notes will have collateral that is segregated as Group I Collateral by the Administrator and the Trustee and solely for the benefit of the Series 2012-1 Noteholders and any other future Series of Notes that is designated in the Series Supplement for such future Series of Notes as sharing in such Group I Collateral (all as more fully described in the Base Indenture). The Series 2012-1 Notes are hereby designated as a “Group I Series of Notes”. CPF may from time to time issue additional segregated Series of Notes (the Series 2012-1 Notes and any such additional Series, each, a “Group I Series of Notes” and, collectively, the “Group I Series of Notes”) that the related Series Supplements shall indicate are entitled to share, together with the Series 2012-1 Notes and any other Group I Series of Notes, in the Group I Collateral, the Collateral and any other collateral designated as security for the Series 2012-1 Notes and such other Group I Series of Notes under the Base Indenture, this Series Supplement and the Series Supplement related to such other Group I Series of Notes. Accordingly, unless the context otherwise requires, all references in this Series Supplement to “all” Series of Notes (and all references in this Series Supplement to terms defined in the Base Indenture that contain references to “all” Series of Notes) shall refer to all Group I Series of Notes.

(d) If, notwithstanding the foregoing provisions of this Section 1.1, the Series 2012-1 Notes are determined by any court to be secured by collateral, other than the Group I Collateral, the Collateral and any other collateral designated as security for the Series 2012-1 Notes (and, as applicable, any other Group I Series of Notes) under the Base Indenture, this Series Supplement, any other supplement to the Base Indenture relating to the issuance of any other Group I Series of Notes, any other Series 2012-1 Related Document or any other Applicable Related Document for any other Group I Series of Notes (such collateral other than as specified, the “Non-Group I Collateral”), then the interest of the Series 2012-1 Noteholders in such Non-Group I Collateral shall be subordinate in all respects to the interests of the Noteholders of the Series of Notes to which such Non-Group I Collateral was pledged by the terms of the Base Indenture or any other Applicable Related Document for such Series of Notes. The following shall govern the interpretation and construction of the provisions of this Series Supplement: (i) this Section 1.1(d) is intended to constitute a subordination agreement under New York law and for purposes of Section 510(a) of the Bankruptcy Code, (ii) the subordination provided for in this Section 1.1(d) is intended to and shall be deemed to constitute a “complete subordination” under New York law, and, as such, shall be applicable whether or not CPF or any Series 2012-1 Noteholder is a debtor in a case (a “bankruptcy case”) under the Bankruptcy Code (or any amended or successor version thereof), (iii) (A) any reference to the Series 2012-1 Notes shall include all obligations of CPF now or hereafter existing under each of such Series 2012-1 Notes, whether for principal, interest, fees, expenses or otherwise, and (B) without limiting the generality of the foregoing, “interest” owing on the Series 2012-1 Notes shall expressly include any and all interest accruing after the commencement of any bankruptcy case or other insolvency proceeding where CPF is the debtor, notwithstanding any provision or rule of law (including, without limitation, 11 U.S.C. §§ 502, 506(b) (1994) (or any amended or successor version thereof)) that might restrict the rights of any holder of an interest in the Series 2012-1 Notes, as against CPF or any one else, to collect such interest, (iv) “payments” prohibited under the subordination provisions of this Section 1.1(d) shall include any distributions of any type, whether cash, other debt instruments, or any equity instruments, regardless of the source thereof, and (v) the holder of any interest in the Series 2012-1 Notes retains such holder’s right, under 11 U.S.C. § 1126 (1994) (or any amended or successor version thereof), to vote to accept or reject any plan of reorganization proposed for CPF in any subsequent bankruptcy of CPF; provided, that, regardless of any such vote or of the exercise of any other rights such holder (or its agents) may have under the Bankruptcy Code, and without limiting the generality of the other clauses of this Section 1.1(d), any distributions that such holder is to receive on account of such holder’s interest in the Series 2012-1 Notes under any such plan of reorganization, from CPF, from any collateral, from any guarantor, or from any other source shall be subordinated in right of payment as set forth herein and in the Base Indenture and shall instead be distributed in the order of priority set forth herein and in the Base Indenture.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

(a) All capitalized terms not otherwise defined herein are defined in the Definitions List attached to the Base Indenture as Schedule I thereto. All capitalized terms defined in this Series Supplement that are also defined in such Definitions List shall, unless the context otherwise requires, have the meanings set forth in this Series Supplement. All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of this Series Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2012-1 Notes and not to any other Series of Notes issued by CPF. In addition, with respect to the Series 2012-1 Notes, (i) references in the Base Indenture to (A) the “Applicable Administration Agreement” shall be deemed to refer to the Group I Administration Agreement, (B) the “Applicable Collateral Agreements” shall be deemed to refer to the Group I Collateral Agreements, (C) the “Applicable CPF Lease” shall be deemed to refer to the Group I CPF Lease, (D) the “Applicable CPF Trucks” shall be deemed to refer to the Group I CPF Trucks, (E) the “Applicable Related Documents” shall be deemed to refer to the Series 2012-1 Related Documents, (F) the “Applicable Nominee Agreement” shall be deemed to refer to the Group I Nominee Agreement, (G) the “Applicable Nominee Lienholder” shall be deemed to refer to the Group I Nominee Lienholder and (H) the “Group Collection Account” shall be deemed to refer to the Group I Collection Account, (ii) when the foregoing terms are embedded in a defined term within the Base Indenture, they shall be deemed to refer to the corresponding concept described in clauses (A) through (H), as applicable, except in each case as otherwise specified in this Series Supplement or as the context may otherwise require, and (iii) any references to Notes of a Series in the Base Indenture shall be deemed to refer only to Notes of any Group I Series of Notes.

(b) The following words and phrases shall have the following meanings with respect to the Series 2012-1 Notes and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

“ABCR” means Avis Budget Car Rental, LLC, a Delaware limited liability company, and its successors, acting in its capacity as Guarantor.

“Accrued Amounts” means, as on any Distribution Date, the sum of (i) accrued and unpaid interest on the Series 2012-1 Notes (including, for the avoidance of doubt, accrued and unpaid Monthly Funding Costs) as of such Distribution Date, (ii) any accrued and unpaid Commitment Fees as of such Distribution Date, (iii) any Article VIII Costs payable on such Distribution Date and (iv) the product of (A) the Series 2012-1 Percentage as of the beginning of the Series 2012-1 Interest Period ending on such Distribution Date and (B) any Carrying Charges payable on such Distribution Date.

“Acquiring APA Bank” is defined in Section 12.1(c).

“Acquiring Purchaser Group” is defined in Section 12.1(e).

“Adjusted LIBO Rate” means, (a) with respect to each day during each Eurodollar Period, pertaining to a portion of the Purchaser Group Invested Amount with respect to any CP Conduit Purchaser Group allocated to a Eurodollar Tranche, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the LIBO Rate for such Eurodollar Period multiplied by the Statutory Reserve Rate and (b) for all other purposes, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the LIBO Rate for the related Series 2012-1 Interest Period multiplied by the Statutory Reserve Rate.

“Administrative Agent” is defined in the recitals hereto.

“Administrator” is defined in the recitals hereto.

“Affected Party” means any Non-Conduit Purchaser, any CP Conduit Purchaser and any Program Support Provider with respect to such CP Conduit Purchaser.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the LIBO Rate, if available, that would be in effect with respect to a Eurodollar Period commencing on the immediately prior Distribution Date. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“APA Bank” means, with respect to a CP Conduit Purchaser, each bank set forth opposite the name of such CP Conduit Purchaser on Schedule I or in the Purchaser Group Supplement pursuant to which such CP Conduit Purchaser became a party to this Supplement and any assignee thereof, to the extent such assignee has assumed all or a portion of the Commitments of an APA Bank pursuant to a Transfer Supplement entered into in accordance with Section 12.1(c).

“APA Bank Funded Amount” means, with respect to any CP Conduit Purchaser Group for any day, the excess, if any, of the Purchaser Group Invested Amount with respect to such CP Conduit Purchaser Group over the CP Conduit Funded Amount with respect to such CP Conduit Purchaser Group for such day.

“APA Bank Percentage” means, with respect to any APA Bank, the percentage set forth opposite the name of such APA Bank on Schedule I.

“Applicable Margin” is defined in the Fee Letter.

“Article VIII Costs” means any amounts due pursuant to Article VIII and any interest accrued on such amounts pursuant to Section 5.4.

“Asset Purchase Agreement” means, with respect to any CP Conduit Purchaser, the asset purchase agreement, liquidity agreement or other agreement among such CP Conduit Purchaser, the Funding Agent with respect to such CP Conduit Purchaser and the APA Bank with respect to such CP Conduit Purchaser, as amended, modified or supplemented from time to time.

“Available APA Bank Funding Amount” means, with respect to any CP Conduit Purchaser Group for any Business Day, the sum of (i) the portion of such CP Conduit Purchaser Group’s Commitment Percentage of the Series 2012-1 Initial Invested Amount not to be funded by such CP Conduit Purchaser Group by issuing Commercial Paper if such Business Day is the Series 2012-1 Closing Date, (ii) the portion of the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group not allocated to a Eurodollar Tranche on such Business Day, (iii) the portion of the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group allocated to any Eurodollar Tranche the Eurodollar Period in respect of which expires on such Business Day and (iv) the portion of such CP Conduit Purchaser Group’s Purchaser Group Increase Amount for such Business Day not to be funded by such CP Conduit Purchaser Group by issuing Commercial Paper.

“Available CP Funding Amount” means, with respect to any CP Conduit Purchaser Group for any Business Day, the sum of (i) the portion of such CP Conduit Purchaser Group’s Commitment Percentage of the Series 2012-1 Initial Invested Amount to be funded by such CP Conduit Purchaser Group by issuing Commercial Paper if such Business Day is the Series 2012-1 Closing Date, and (ii) the portion of such CP Conduit Purchaser Group’s Purchaser Group Increase Amount for such Business Day to be funded by such CP Conduit Purchaser Group by issuing Commercial Paper.

“Benefited Purchaser Group” is defined in Section 12.3.

“Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“BTR” is defined in the recitals hereto.

“Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to close.

“Certificate of Lease Deficit Demand” means a certificate in the form of Annex A to the Series 2012-1 Letters of Credit.

“Certificate of Termination Date Demand” means a certificate in the form of Annex D to the Series 2012-1 Letters of Credit.

“Certificate of Termination Demand” means a certificate in the form of Annex C to the Series 2012-1 Letters of Credit.

“Certificate of Unpaid Demand Note Demand” means a certificate in the form of Annex B to the Series 2012-1 Letters of Credit.

“Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued or occurring after the Series 2012-1 Closing Date or (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each an “Official Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued or occurring after the Series 2012-1 Closing Date; provided that, for the purposes of this definition, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act adopted by the U.S. Congress on July 12, 2010, (ii) the revised Basel Accord prepared by the Basel Committee on Banking Supervision as set out in the publication entitled: “International Convergence of Capital Measurements and Capital Standards: a Revised Framework,” as updated from time to time, and (iii) any rules, regulations, guidance, interpretations or directives relating thereto or issued in connection therewith (whether or not having the force of law) are deemed to have been made, issued or adopted after the Series 2012-1 Closing Date, regardless of the date actually made, issued or adopted.

“Claim” is defined in Section 3.7.

“Commercial Paper” means, with respect to any CP Conduit Purchaser, the promissory notes issued by, or for the benefit of, such CP Conduit Purchaser in the commercial paper market.

“Commitment” means, with respect to (a) the APA Banks included in any CP Conduit Purchaser Group, the obligation of such APA Banks to purchase a Series 2012-1 Note on the Series 2012-1 Closing Date and, thereafter, subject to certain conditions, increase the Purchaser Group Invested Amount with respect to such CP Conduit Purchaser Group, in each case, in an amount up to the Maximum Purchaser Group Invested Amount with respect to such CP Conduit Purchaser Group or (b) any Non-Conduit Purchaser Group, the obligation of the related Non-Conduit Purchaser to purchase a Series 2012-1 Note on the Series 2012-1 Closing Date and, thereafter, subject to certain conditions, increase the Purchaser Group Invested Amount with respect to such Non-Conduit Purchaser Group, in each case, in an amount up to the Maximum Purchaser Group Invested Amount with respect to such Non-Conduit Purchaser Group.

“Commitment Fee” is defined in Section 3.6(d).

“Commitment Fee Rate” is defined in the Fee Letter.

“Commitment Percentage” means, on any date of determination, with respect to any Purchaser Group, the ratio, expressed as a percentage, which such Purchaser Group’s Maximum Purchaser Group Invested Amount bears to the Series 2012-1 Maximum Invested Amount on such date.

“Company Indemnified Person” is defined in Section 3.7.

“Conduit Assignee” means, with respect to any CP Conduit Purchaser, any commercial paper conduit administered by the Funding Agent with respect to such CP Conduit Purchaser and designated by such Funding Agent to accept an assignment from such CP Conduit Purchaser of the Purchaser Group Invested Amount or a portion thereof with respect to such CP Conduit Purchaser pursuant to Section 12.1(b).

“CP Conduit Funded Amount” means, with respect to any CP Conduit Purchaser Group for any day, the portion of the Purchaser Group Invested Amount with respect to such CP Conduit Purchaser Group funded by such CP Conduit Purchaser Group through the issuance of Commercial Paper outstanding on such day.

“CP Conduit Purchaser” means each commercial paper conduit listed on Schedule I or party to a Purchaser Group Supplement pursuant to which such commercial paper conduit became a party to this Supplement.

“CP Conduit Purchaser Group” means, collectively, a CP Conduit Purchaser and the APA Banks with respect to such CP Conduit Purchaser.

“CRD” means European Union Directive 2006/48/EC, as amended, and together with any official guidance provided by the Committee of European Banking Supervisors or the European Banking Authority, from time to time.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of May 3, 2011, among Avis Budget Holdings, LLC, ABCR, as Borrower, the subsidiary borrowers referred to therein, the several lenders referred to therein, JPMorgan Chase, as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, each of Bank of America, N.A., Credit Agricole Corporate & Investment Bank, Citicorp USA, Inc. Barclays Bank plc and The Royal Bank of Scotland plc, as Co-Documentation Agents, as amended, restated, modified, supplemented or waived from time to time in accordance with its terms.

“DBSI” is defined in the recitals hereto.

“Decrease” is defined in Section 3.5.

“Demand Note Preference Payment Amount” means, as of any day, (i) the aggregate amount of all proceeds of demands made on the Series 2012-1 Demand Notes pursuant to Section 5.5(c)(iii) or 5.5(d)(ii) that were deposited into the Series 2012-1 Distribution Account and paid to the Series 2012-1 Noteholders during the one-year period ending on such day; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to BRAC shall have occurred during such one-year period, the Demand Note Preference Payment Amount as of such day shall equal the Demand Note Preference Payment Amount as if it were calculated as of the date of such occurrence minus (ii) the aggregate amount withdrawn from the Series 2012-1 Reserve Account or the Series 2012-1 Cash Collateral Account and paid to a Non-Conduit Purchaser or a Funding Agent pursuant to Section 5.7(e) on account of a Preference Amount.

“Demand Notice” is defined in Section 5.5(c)(iii).

“Disbursement” means any Lease Deficit Disbursement, any Unpaid Demand Note Disbursement, any Termination Date Disbursement or any Termination Disbursement under a Series 2012-1 Letter of Credit, or any combination thereof, as the context may require.

“Discount” means with respect to any CP Conduit Purchaser, the amount of interest or discount to accrue on or in respect of the Commercial Paper issued by such CP Conduit Purchaser allocated, in whole or in part, by the Funding Agent with respect to such CP Conduit Purchaser, to fund the purchase or maintenance of the CP Conduit Funded Amount with respect to such CP Conduit Purchaser (including, without limitation, any interest attributable to the commissions of placement agents and dealers in respect of such Commercial Paper and any costs associated with funding small or odd-lot amounts, to the extent that such commissions or costs are allocated, in whole or in part, to such Commercial Paper by such Funding Agent).

“Effective Date” is defined in Section 7.1.

“Eligibility Requirements” mean, with respect to any truck: (i) such truck was manufactured by an Eligible Truck Manufacturer and is an Eligible Truck Model, (ii) such truck was purchased by CPF directly from an Eligible Truck Manufacturer or an Approved Seller or was contributed to CPF as a capital contribution, and (iii) with respect to any truck purchased from an Eligible Truck Manufacturer or Approved Seller, the Administrator has performed the pre-delivery inspection, and for which appropriate liening, titling and filing claims for damage in transit and other delivery claims have been completed.

“Eligible Assignee” means a financial institution having short-term debt ratings of at least A-1 from Standard & Poor’s and P-1 from Moody’s.

“Eligible Truck” means a truck that (a) on the applicable date of determination (i) is owned by CPF, free and clear of all Liens other than Permitted Liens, (ii) is titled in the name of CPF, (iii) with respect to which the Group I Nominee Lienholder or the Trustee is noted as the first lienholder on the Certificate of Title therefor and the Administrator or its agent, as custodian and agent for the Trucks for the benefit of the Group I Secured Parties, or the Trustee, is in possession of such Certificate of Title, (iv) is listed on the Eligible Truck Appendix, (v) is leased under the Group I CPF Lease for use by BTR in its daily rental fleet operations in the United States, and (vi) is not an Ineligible Truck; provided, however, that, with respect to any date of determination on or before the fifty-sixth (56) day following the Vehicle Lease Commencement Date of any Group I CPF Truck, the requirements of the foregoing clauses (ii) and (iii) shall be deemed to be satisfied with respect to such truck if (x) the Titling Procedures and the Titling Certification Requirements for such truck have been satisfied on or prior to such date and (y) the sum of the Net Book Values of any Group I CPF Trucks leased under the Group I CPF Lease that are deemed to satisfy the requirements of the foregoing clauses (ii) and (iii) by reason of this proviso on such date does not exceed 10% of the aggregate Net Book Value of the Group I CPF Trucks as of such date; and (b) satisfied the Eligibility Requirements at the time it was initially leased under the Group I CPF Lease.

“Eligible Truck Appendix” means Attachment A attached to the Group I CPF Lease; provided, that the Eligible Truck Appendix may be amended or supplemented by CPF in accordance with Section 12.11 of this Series Supplement.

“Eligible Truck Manufacturers” means General Motors Corporation, Ford Motor Company, International Truck and Engine Corporation, Isuzu Motors Ltd. and any other manufacturer approved in writing by the Requisite Group Investors of the Group I Series of Notes and the Series 2012-1 Required Noteholders.

“Eligible Truck Model” means each of the truck models set forth on Appendix I of this Series Supplement.

“Eurodollar Period” means, with respect to any Eurodollar Tranche and any CP Conduit Purchaser Group:

(a) initially, the period commencing on the Series 2012-1 Closing Date, Increase Date or a conversion date, as the case may be, with respect to such Eurodollar Tranche and ending one month thereafter (or such other period which is acceptable to the Funding Agent with respect to such CP Conduit Purchaser Group and which in no event will be less than 7 days); and

(b) thereafter, each period commencing on the last day of the immediately preceding Eurodollar Period applicable to such Eurodollar Tranche and ending one month thereafter (or such other period which is acceptable to the Funding Agent with respect to such CP Conduit Purchaser Group and which in no event will be less than 7 days);

provided that all Eurodollar Periods must end on the next Distribution Date.

“Eurodollar Tranche” means, with respect to any CP Conduit Purchaser Group, a portion of the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group allocated to a particular Eurodollar Period and an Adjusted LIBO Rate determined by reference thereto.

“Excluded Taxes” means, with respect to the Administrative Agent, any Non-Conduit Purchaser, any CP Conduit Purchaser, any APA Bank, any Funding Agent, any Program Support Provider or any other recipient of any payment to be made by or on account of any obligation of CPF hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America or by any other Governmental Authority, in each case, as a result of a present or former connection between the United States of America or the jurisdiction of such Governmental Authority imposing such tax, as the case may be, and the Administrative Agent, such Non-Conduit Purchaser, such CP Conduit Purchaser, such APA Bank, such Funding Agent, such Program Support Provider or any other such recipient (except a connection arising solely from the Administrative Agent’s, such Non-Conduit Purchaser’s, such CP Conduit Purchaser’s, such APA Bank’s, such Program Support Provider’s or such recipient’s having executed, delivered or performed its obligations hereunder, receiving a payment hereunder or enforcing the Series 2012-1 Notes); (b) any branch profits Tax imposed by the United States of America or any similar tax imposed by any other jurisdiction in which CPF is located (except any such branch profits or similar Tax imposed as a result of a connection with the United States of America or other jurisdiction as a result of a connection arising solely from the Administrative Agent’s, such Non-Conduit Purchaser’s, such CP Conduit Purchaser’s, such APA Bank’s, such Program Support Provider’s or such recipient’s having executed, delivered or performed its obligations hereunder, receiving a payment hereunder or enforcing the Series 2012-1 Notes); (c) any Taxes imposed as a result of the Administrative Agent’s, such Non-Conduit Purchaser’s, such CP Conduit Purchaser’s, such APA Bank’s, such Funding Agent’s, such Program Support Provider’s or any other such recipient’s failure to comply with the provisions of Section 8.2(e) or (g); and (d) any Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof (whether temporary or final).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the letter dated as of March 14, 2012, from CPF addressed to the Administrative Agent, each Non-Conduit Purchaser and each of the CP Conduit Purchasers, the Funding Agents and the APA Banks, setting forth certain fees payable to the Purchaser Groups from time to time, as the same may be amended, restated or otherwise modified from time to time.

“Floating Tranche” means, with respect to any CP Conduit Purchaser Group, the portion of the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group not allocated to a Eurodollar Tranche.

“Funding Agent” means, with respect to each CP Conduit Purchaser and its CP Conduit Purchaser Group, the agent bank set forth opposite the name of such CP Conduit Purchaser on Schedule I or in the Purchaser Group Supplement pursuant to which such CP Conduit Purchaser became a party to this Supplement.

“Group I Administration Agreement” means, with respect to the Series 2012-1 Notes, the Amended and Restated Administration Agreement (Group I), dated as of March 9, 2010, by and among the Administrator, CPF and the Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

“Group I Back-up Administrator” means Lord Securities Corporation.

“Group I Back-up Administration Agreement” means, with respect to the Series 2012-1 Notes, the Back-up Administration Agreement (Group I), dated as of March 9, 2010, by and among the Administrator, CPF, the Group I Back-up Administrator and the Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

“Group I Collateral” is defined in Section 4.1(a).

“Group I Collateral Agreements” means, with respect to the Series 2012-1 Notes, the Group I CPF Lease, the Group I Nominee Agreement and the Group I Administration Agreement.

“Group I Collection Account” is defined in Section 5.1(b).

“Group I Collection Account Control Agreement” means the agreement among CPF, The Bank of New York Mellon Trust Company, N.A., as securities intermediary, and the Trustee, dated as of March 9, 2010, relating to the Group I Collection Account, as amended, modified or supplemented from time to time in accordance with its terms.

“Group I CPF Agreements” is defined in Section 4.1(a)(i).

“Group I CPF Lease” means, with respect to the Series 2012-1 Notes, the Amended and Restated Master Motor Vehicle Operating Lease Agreement (Group I), dated as of March 9, 2010, among CPF, as lessor, BTR, as lessee, ABCR, as guarantor, and BTR, as Administrator, as amended by Amendment No. 1 thereto, dated December 3, 2010 and Amendment No. 2 thereto, dated as of the Series 2012-1 Closing Date, and as further amended, modified or supplemented from time to time in accordance with its terms.

“Group I CPF Trucks” means, with respect to the Series 2012-1 Notes, any Truck owned by CPF and listed on Attachment A to the Group I CPF Lease, as amended or supplemented from time to time.

“Group I Disposition Agent” means Fiserv Automotive Solutions, Inc.

“Group I Disposition Agent Agreement” means, with respect to the Series 2012-1 Notes, the Disposition Agent Agreement (Group I) dated as of March 9, 2010, by and among the Administrator, CPF, the Group I Back-up Administrator, the Group I Disposition Agent and the Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

“Group I Eligible Trucks” means any Group I CPF Trucks that are Eligible Trucks.

“Group I Nominee Agreement” means, with respect to the Series 2012-1 Notes, a Group I Nominee Lienholder agreement approved in writing by the Requisite Group Investors of the Group I Series of Notes, among CPF, the Group I Nominee Lienholder and the Trustee (and which may include additional parties thereto), as amended, modified or supplemented from time to time in accordance with its terms.

“Group I Nominee Lienholder” means, with respect to the Series 2012-1 Notes, a Person approved in writing by the Requisite Group Investors of the Group I Series of Notes, in its capacity as nominee lienholder under the Group I Nominee Agreement, and any successor Group I Nominee Lienholder thereunder.

“Group I Secured Parties” is defined in Section 4.1(a).

“Group I Series of Notes” is defined in Section 1.1(c).

“Increase” is defined in Section 3.3(a).

“Increase Amount” is defined in Section 3.3(a).

“Increase Date” is defined in Section 3.3(a).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Ineligible Truck” means a Truck owned by CPF that, on the applicable date of determination, (i) is over the Maximum Mileage Limit for such Truck, (ii) has suffered a Casualty, (iii) with respect to Gasoline Trucks, is older than 96 months from the date of original invoicing and with respect to Diesel Trucks, is older than 120 months from the date of original invoicing, (iv) with respect to cargo vans, is older than 72 months from the date of original invoicing or (v) is currently subject to a recall by the manufacturer.

“Interest Rate Hedge Counterparty” means CPF’s counterparty under a Series 2012-1 Interest Rate Hedge.

“Lease Deficit Disbursement” means an amount drawn under a Series 2012-1 Letter of Credit pursuant to a Certificate of Lease Deficit Demand.

“LIBO Rate” means, (a) with respect to each day during each Eurodollar Period pertaining to a Eurodollar Tranche, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) on the second London Banking Day prior to the commencement of such Eurodollar Period, as the rate for dollar deposits with a maturity comparable to the Eurodollar Period applicable to such Eurodollar Tranche or (b) with respect to each day during a Series 2012-1 Interest Period the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent or any Non-Conduit Purchaser from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) for a term of thirty (30) days at approximately 11:00 a.m. (London time) on such day, or if such day is not a London Banking Day, the immediately preceding London Banking Day.

“LOC Pro Rata Share” means, with respect to any Series 2012-1 Letter of Credit Provider as of any date, the fraction (expressed as a percentage) obtained by dividing (A) the available amount under such Series 2012-1 Letter of Credit Provider’s Series 2012-1 Letter of Credit as of such date by (B) an amount equal to the aggregate available amount under all Series 2012-1 Letters of Credit as of such date; provided that only for purposes of calculating the LOC Pro Rata Share with respect to any Series 2012-1 Letter of Credit Provider as of any date, if such Series 2012-1 Letter of Credit Provider has not complied with its obligation to pay the Trustee the amount of any draw under its Series 2012-1 Letter of Credit made prior to such date, the available amount under such Series 2012-1 Letter of Credit Provider’s Series 2012-1 Letter of Credit as of such date shall be treated as reduced (for calculation purposes only) by the amount of such unpaid demand and shall not be reinstated for purposes of such calculation unless and until the date as of which such Series 2012-1 Letter of Credit Provider has paid such amount to the Trustee and been reimbursed by the Lessee or ABCR, as the case may be, for such amount (provided that the foregoing calculation shall not in any manner reduce the undersigned’s actual liability in respect of any failure to pay any demand under its Series 2012-1 Letter of Credit).

“London Banking Day” means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Maximum Mileage Limit” means (i) with respect to Gasoline Trucks other than cargo vans, 185,000 miles, (ii) with respect to Diesel Trucks other than cargo vans, 225,000 miles and (iii) with respect to any Truck that is a cargo van, 150,000 miles.

“Maximum Purchaser Group Invested Amount” means, (a) with respect to any CP Conduit Purchaser Group, the amount set forth opposite the name of the CP Conduit Purchaser included in such CP Conduit Purchaser Group on Schedule I or in the Purchaser Group Supplement pursuant to which such CP Conduit Purchaser Group became a party to this Supplement or (b) any Non-Conduit Purchaser Group, the amount set forth opposite the name of such Non-Conduit Purchaser Group on Schedule I or in the Purchaser Group Supplement pursuant to which such Non-Conduit Purchaser Group became a party to this Supplement, in each case, as such amount may be increased or reduced from time to time as provided in Article III.

“Measurement Month” on any date, means collectively, each of the three periods most closely preceding such date, each of which periods shall consist of one calendar month, or the smallest number of consecutive calendar months, in which (a) at least 100 of the Group I CPF Trucks were sold or (b) at least one twelfth of the aggregate Termination Value of the Group I CPF Trucks as of the last day of each such period were sold; provided that, no calendar month included in a Measurement Month shall be included in any other Measurement Month.

“Measurement Month Average” means, with respect to any Measurement Month, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds of all Group I CPF Trucks sold during such Measurement Month, and the denominator of which is the aggregate Termination Value of such Group I CPF Trucks on the dates of their respective sales. For the avoidance of doubt, (i) any Measurement Month Average calculation made after the Series 2012-1 Closing Date shall be calculated based on the Termination Value Curve Schedule attached to the Group I CPF Lease after giving effect to the amendments (including the inclusion of a new Termination Value Curve Schedule) to the Group I CPF Lease on the Series 2012-1 Closing Date and (ii) any relevant Measurement Month Average preceding the Series 2012-1 Closing Date shall be recalculated using such new Termination Value Curve Schedule attached to the Group I Lease after giving effect to the amendments (including the inclusion of a new Termination Value Curve Schedule) to the Group I CPF Lease on the Series 2012-1 Closing Date.

“Monthly Funding Costs” means, with respect to each Series 2012-1 Interest Period and

(a) any CP Conduit Purchaser Group, the sum of:

(i) for each day during such Series 2012-1 Interest Period, with respect to a CP Conduit Purchaser, the aggregate amount of Discount accruing on or otherwise in respect of the Commercial Paper issued by, or for the benefit of, such CP Conduit Purchaser allocated, in whole or in part, by the Funding Agent with respect to such CP Conduit Purchaser, to fund the purchase or maintenance of the Funded Amount with respect to such CP Conduit Purchaser; plus

(ii) for each day during such Series 2012-1 Interest Period, the sum of:

(A) the product of (I) the portion of the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group allocated to the Floating Tranche with respect to such CP Conduit Purchaser Group on such day times (II) the Alternate Base Rate plus the Applicable Margin on such day, divided by (III) 365 (or 366, as the case may be) plus

(B) the product of (I) the portion of the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group allocated to Eurodollar Tranches with respect to such CP Conduit Purchaser Group on such day times (II) the weighted average Adjusted LIBO Rate with respect to such Eurodollar Tranches plus the Applicable Margin on such day in effect with respect thereto divided by (III) 360; plus

(iii) for each day during such Series 2012-1 Interest Period, the product of (A) the CP Conduit Funded Amount with respect to such CP Conduit Purchaser Group on such day times (B) the Program Fee Rate per annum divided by (C) 360; or

(b) any Non-Conduit Purchaser Group, the sum for each day during such Series 2012-1 Interest Period of the product of (i) the Purchaser Group Invested Amount with respect to such Non-Conduit Purchaser Group on such day times (ii) the sum of (A) the Adjusted LIBO Rate with respect to such day and (B) either (1) the Program Fee Rate per annum or (2) in accordance with the terms of Section 3.6(f) or on any date an Amortization Event has occurred and is continuing, the Applicable Margin with respect to any Eurodollar Tranche on such day, as applicable, divided by (C) 360; provided, however, that if (x) any Change in Law shall make it unlawful for any Non-Conduit Purchaser Group to fund its Purchaser Group Invested Amount at the Adjusted LIBO Rate, (y) any Non-Conduit Purchaser determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or (z) any Non-Conduit Purchaser determines that the Adjusted LIBO Rate will not adequately and fairly reflect the cost to such Non-Conduit Purchaser of funding the Purchaser Group Invested Amount with respect to its Related Purchaser Group, and in each such case such Non-Conduit Purchaser Group shall have notified the Administrative Agent in writing thereof (and not subsequently notified the Administrative Agent such circumstances no longer exist), the amount of Monthly Funding Costs for each day with respect to such Non-Conduit Purchaser Group will be calculated using the sum of (1) the Alternate Base Rate and (2) the Program Fee Rate or, if the Applicable Margin with respect to any Eurodollar Tranche would otherwise be used in clause (ii) hereof, the Applicable Margin with respect to any Floating Tranche, on such day in clause (ii) hereof (rather than the sum of (1) the Adjusted LIBO Rate and (2) the Program Fee Rate or the Applicable Margin with respect to any Eurodollar Tranche, as applicable).

“Monthly Principal Payment Amount” means (a) during the Series 2012-1 Revolving Period, zero, (b) during the Series 2012-1 Controlled Amortization Period, the Series 2012-1 Controlled Amortization Period Monthly Payment Amount, and (c) during the Series 2012-1 Rapid Amortization Period, the Series 2012-1 Rapid Amortization Period Monthly Payment Amount.

“Moody’s” means Moody’s Investors Service.

“Non-Conduit Purchaser” means each financial institution or other entity (other than a commercial paper conduit, APA Bank or Funding Agent) listed on Schedule I or party to a Purchaser Group Supplement pursuant to which such financial institution or entity became a party to this Supplement.

“Non-Conduit Purchaser Group” means a Non-Conduit Purchaser.

“Non-Conduit Purchaser Participants” is defined in Section 12.1(f).

“Non-Group I Collateral” is defined in Section 1.1(d).

“Optional Termination Date” is defined in Section 3.10.

“Optional Termination Notice” is defined in Section 3.10.

“Other Taxes” means any and all current or future stamp or documentary Taxes or other excise or property Taxes, charges or similar levies arising from any payment made under this Supplement, the Base Indenture, or any Series 2012-1 Related Documents or from the execution, delivery or enforcement of, or otherwise with respect to, this Series Supplement, the Base Indenture or any Series 2012-1 Related Document.

“Outstanding” means, with respect to the Series 2012-1 Notes, the Series 2012-1 Invested Amount shall not have been reduced to zero and all accrued interest and other amounts owing on the Series 2012-1 Notes and to the Administrative Agent, the Funding Agents, the CP Conduit Purchasers, the APA Banks and the Non-Conduit Purchasers hereunder shall not have been paid in full.

“Participants” is defined in Section 12.1(d).

“Past Due Rent Payment” is defined in Section 5.2(c).

“Preference Amount” means any amount previously distributed to a member or members of a Purchaser Group on or relating to a Series 2012-1 Note that is recoverable or that has been recovered as a voidable preference by the trustee in a bankruptcy proceeding of BRAC pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

“Pre-Preference Period Demand Note Payments” means, as of any date of determination, the aggregate amount of all proceeds of demands made on the Series 2012-1 Demand Notes included in the Series 2012-1 Demand Note Payment Amount as of the Series 2012-1 Letter of Credit Termination Date that were paid by BRAC more than one year before such date of determination; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to BRAC occurs during such one-year period, (x) the Pre-Preference Period Demand Note Payments as of any date during the period from and including the date of the occurrence of such Event of Bankruptcy to and including the conclusion or dismissal of the proceedings giving rise to such Event of Bankruptcy without continuing jurisdiction by the court in such proceedings shall equal the Pre-Preference Period Demand Note Payments as of the date of such occurrence and (y) the Pre-Preference Period Demand Note Payments as of any date after the conclusion or dismissal of such proceedings shall equal the Series 2012-1 Demand Note Payment Amount as of the date of the conclusion or dismissal of such proceedings.

“Pricing Increase Notice” is defined in Section 3.6.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the applicable Funding Agent or Non-Conduit Purchaser as its prime rate in the United States, or if such Funding Agent or Non-Conduit Purchaser does not have a prime rate, the prime rate of an Affiliate thereof designated by such Funding Agent or Non-Conduit Purchaser; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Rata Share” means, with respect to any Purchaser Group, on any date, the ratio, expressed as a percentage, which the Purchaser Group Invested Amount with respect to such Purchaser Group bears to the Series 2012-1 Invested Amount on such date; provided that, for purposes of Section 5.5(e) and amounts payable to Series 2012-1 Terminating Purchasers, “Pro Rata Share” means the ratio, expressed as a percentage, which the principal amount of the Series 2012-1 Notes held by each Series 2012-1 Terminating Purchaser bears to the principal amount of the Series 2012-1 Notes held by all Series 2012-1 Terminating Purchasers.

“Program Fee Rate” is defined in the Fee Letter.

“Program Support Provider” means, with respect to any CP Conduit Purchaser, the APA Bank with respect to such CP Conduit Purchaser and any other or additional Person now or hereafter extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, such CP Conduit Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such CP Conduit Purchaser’s securitization program.

“Purchaser Group” means CP Conduit Purchaser Group or a Non-Conduit Purchaser Group.

“Purchaser Group Increase Amount” means, with respect to any Purchaser Group, for any Business Day during the Series 2012-1 Revolving Period, such Purchaser Group’s Commitment Percentage of the Increase Amount, if any, on such Business Day.

“Purchaser Group Invested Amount” means, with respect to any Purchaser Group, (a) when used with respect to the Series 2012-1 Closing Date, such Purchaser Group’s Commitment Percentage of the Series 2012-1 Initial Invested Amount and (b) when used with respect to any other date, an amount equal to (i) the Purchaser Group Invested Amount with respect to such Purchaser Group on the immediately preceding Business Day plus (ii) the Purchaser Group Increase Amount with respect to such Purchaser Group on such date minus (iii) the amount of principal payments made to such Purchaser Group pursuant to Section 5.5(b) or (e) on such date plus (iii) the amount of principal payments recovered from such Purchaser Group by a trustee as a preference payment in a bankruptcy proceeding of ABCR or otherwise.

“Purchaser Group Supplement” is defined in Section 12.1(e).

“Qualified Interest Rate Hedge Counterparty” means a bank or other financial institution, which has a short-term senior and unsecured debt rating of at least “A-1” and a long-term senior and unsecured rating of at least “A+”, in each case, from S&P and a short-term senior and unsecured debt rating of “P-1” and a long-term senior and unsecured rating of at least “A1”, in each case, from Moody’s.

“Recipient” is defined in Section 8.2(e)(ii).

“Record Date” means, with respect to each Distribution Date, the immediately preceding Business Day.

“Related Non-Conduit Purchaser” means, with respect to any Non-Conduit Purchaser Group, the Non-Conduit Purchaser that constitutes such Non-Conduit Purchaser Group.

“Related Purchaser Group” means, with respect to (a) any Funding Agent, the CP Conduit Purchaser identified next to such Funding Agent on Schedule I and each APA Bank identified on Schedule I next to such CP Conduit Purchaser or the CP Conduit Purchaser and APA Bank party to the Purchaser Group Supplement pursuant to which such Funding Agent became a party to this Supplement, (b) any CP Conduit Purchaser, the CP Conduit Purchaser Group of which such CP Conduit Purchaser is a member and (c) any Non-Conduit Purchaser, the Non-Conduit Purchaser Group that such Non-Conduit Purchaser constitutes.

“Replacement Credit Agreement” means any credit agreement or similar facility entered into by Avis Budget Holdings, LLC, ABCR and/or any affiliate of either entity, that refinances or replaces the Credit Agreement, as such Replacement Credit Agreement may be amended, restated, modified, supplemented or waived from time to time in accordance with its terms.

“Retained Interest” means a material net economic interest, initially held in the form of a first loss position represented by ABCR’s indirect ownership of 100% of the outstanding membership interests CPF and the associated indirect rights to residual cash flow under Section 5.2(d), in an amount of not less than 5% of the Series 2012-1 Borrowing Base in accordance with the text of Article 122a of the CRD.

“Series Supplement” is defined in the recitals hereto.

“Series 2012-1 Accounts” means the Group I Collection Account, Series 2012-1 Collection Account, Series 2012-1 Principal Subaccount, Series 2012-1 Accrued Interest Account, Series 2012-1 Reserve Account, Series 2012-1 Cash Collateral Account and Series 2012-1 Distribution Account.

“Series 2012-1 Accrued Interest Account” is defined in Section 5.1(b).

“Series 2012-1 Adjusted Required Enhancement Percentage” means, as of any date of determination, the greater of (a) the Series 2012-1 Required Enhancement Percentage as of such date and (b) the sum of (i) Series 2012-1 Required Enhancement Percentage as of such date plus (ii) an amount (not less than zero) equal to 100% minus the Series 2012-1 Enhancement Adjustment Percentage with respect to date.

“Series 2012-1 Agent” is defined in the recitals hereto.

“Series 2012-1 Amortization Period” means each of (i) the Series 2012-1 Controlled Amortization Period and (i) the Series 2012-1 Rapid Amortization Period.

“Series 2012-1 Available Cash Collateral Account Amount” means, as of any date of determination, the amount on deposit in the Series 2012-1 Cash Collateral Account (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2012-1 Available Reserve Account Amount” means, as of any date of determination, the amount on deposit in the Series 2012-1 Reserve Account (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2012-1 Back-up Administration Fees” means, for any Distribution Date during the Series 2012-1 Rapid Amortization Period on which there exists a Series 2012-1 Lease

Interest Payment Deficit, an amount equal to the product of (x) the fees due and payable to the Group I Back-up Administrator pursuant to the terms of the Group I Back-up Administration Agreement and (y) the Series 2012-1 Invested Percentage (as used with respect to Principal Collections).

“Series 2012-1 Borrowing Base” means, as of any date of determination, the sum of (a) the product of (i) the Borrowing Base with respect to the Group I Series of Notes and (ii) the Series 2012-1 Borrowing Base Percentage as of such date and (b) the amount on deposit in the Series 2012-1 Principal Subaccount as of such date.

“Series 2012-1 Borrowing Base Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the sum of the Series 2012-1 Invested Amount and the Series 2012-1 Overcollateralization Amount as of the end of the immediately preceding Business Day and the denominator of which is the sum of the numerators used to determine invested percentages for allocations with respect to Principal Collections (for all Group I Series of Notes and all classes of such Group I Series of Notes).

“Series 2012-1 Cash Collateral Account” is defined in Section 5.8(e).

“Series 2012-1 Cash Collateral Account Collateral” is defined in Section 5.8(a).

“Series 2012-1 Cash Collateral Account Surplus” means, with respect to any Distribution Date, the lesser of (a) the Series 2012-1 Available Cash Collateral Account Amount and (b) the lesser of (A) the excess, if any, of the Series 2012-1 Enhancement Amount over the Series 2012-1 Required Enhancement Amount (after giving effect to any withdrawal from the Series 2012-1 Reserve Account on such Distribution Date) on such Distribution Date and (B) the excess, if any, of the Series 2012-1 Liquid Enhancement Amount over the Series 2012-1 Required Liquid Enhancement Amount (after giving effect to any withdrawal from the Series 2012-1 Reserve Account on such Distribution Date) on such Distribution Date; provided, however, that, on any date after the Series 2012-1 Letter of Credit Termination Date, the Series 2012-1 Cash Collateral Account Surplus shall mean the excess, if any, of (x) the Series 2012-1 Available Cash Collateral Account Amount over (y) the Series 2012-1 Demand Note Payment Amount minus the Pre-Preference Period Demand Note Payments as of such date.

“Series 2012-1 Cash Collateral Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2012-1 Available Cash Collateral Amount as of such date and the denominator of which is the Series 2012-1 Letter of Credit Liquidity Amount as of such date.

“Series 2012-1 Change in Control” means (a) Avis Budget Group, Inc. shall at any time cease to own or control, directly or indirectly, greater than 50% of the Voting Stock of ABCR, BRAC or BTR or (b) CPF is no longer indirectly wholly owned by ABCR.

“Series 2012-1 Closing Date” is defined in Section 3.1(a).

“Series 2012-1 Closing Date Hedge” is defined in Section 5.12(a).

“Series 2012-1 Collateral” means the Collateral, the Group I Collateral, each Series 2012-1 Letter of Credit, each Series 2012-1 Demand Note, the Series 2012-1 Interest Rate Hedge Collateral, the Series 2012-1 Cash Collateral Account Collateral, the Series 2012-1 Reserve Account Collateral and the Series 2012-1 Other Account Collateral.

“Series 2012-1 Collection Account” is defined in Section 5.1(b).

“Series 2012-1 Commitment Termination Date” means, initially, March 13, 2013; provided that the Series 2012-1 Commitment Termination Date may be extended to the 364th day (or, if the 364th day following a Series 2012-1 Commitment Termination Date is not a Business Day, the immediately preceding Business Day) following each Series 2012-1 Commitment Termination Date upon the written agreement of the Series 2012-1 Noteholders.

“Series 2012-1 Controlled Amortization Amount” means, with respect to the Series 2012-1 Notes for any Distribution Date during the Series 2012-1 Controlled Amortization Period, the lesser of (i) the result of (a) one-twelfth of the Series 2012-1 Invested Amount as of the date of the commencement of the Series 2012-1 Controlled Amortization Period minus (b) the aggregate amount of any voluntary Decreases effected on or after the Series 2012-1 Commitment Termination Date pursuant to Section 3.5 of this Series Supplement and paid to each Funding Agent with respect to a CP Conduit Purchaser Group and each Non-Conduit Purchaser pursuant to Section 5.5(b) of this Series Supplement during the Related Month and (ii) the Series 2012-1 Invested Amount; provided, that, for purposes of calculating the amount in clause (i) above, (x) if the aggregate amount of any voluntary Decreases effected on or after the Series 2012-1 Commitment Termination Date during a Related Month exceeds the Series 2012-1 Controlled Amortization Amount for the related Distribution Date, any such excess shall be applied to decrease the amount in clause (i)(a) above for the next succeeding Distribution Date (and, if any excess remains, for each subsequent Distribution Date until such excess has been exhausted) and (y) any amounts used to make principal payments in respect of the Series 2012-1 Notes on any Distribution Date during the Series 2012-1 Controlled Amortization Period in accordance with Section 5.2(b)(ii) in excess of the Series 2012-1 Controlled Amortization Amount for such Distribution Date shall be applied to decrease the amount in clause (i)(a) above for the next succeeding Distribution Date (and, if any excess remains, for each subsequent Distribution Date until such excess has been exhausted).

“Series 2012-1 Controlled Amortization Period” means the period commencing on the Series 2012-1 Commitment Termination Date and continuing to the earlier of (i) the commencement of the Series 2012-1 Rapid Amortization Period, and (ii) the date on which the Series 2012-1 Notes are paid in full.

“Series 2012-1 Controlled Amortization Period Monthly Payment Amount” is defined in Section 5.5(a)(i).

“Series 2012-1 Demand Note” means each demand note made by ABCR or BRAC, substantially in the form of Exhibit G to this Series Supplement, as amended, modified or restated from time to time.

“Series 2012-1 Demand Note Payment Amount” means, as of the Series 2012-1 Letter of Credit Termination Date, the aggregate amount of all proceeds of demands made on the Series 2012-1 Demand Notes pursuant to Section 5.5(c)(iii) or 5.5(d)(ii) that were deposited into the Series 2012-1 Distribution Account and paid to the Series 2012-1 Noteholders during the one-year period ending on the Series 2012-1 Letter of Credit Termination Date; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to BRAC shall have occurred during such one-year period, the Series 2012-1 Demand Note Payment Amount as of the Series 2012-1 Letter of Credit Termination Date shall equal the Series 2012-1 Demand Note Payment Amount as if it were calculated as of the date of such occurrence.

“Series 2012-1 Deposit Date” is defined in Section 5.2.

“Series 2012-1 Disposition Agent Fees” means, for any Distribution Date during the Series 2012-1 Rapid Amortization Period on which there exists a Series 2012-1 Lease Interest Payment Deficit, an amount equal to the product of (x) the fees due and payable to the Group I Disposition Agent pursuant to the terms of the Group I Disposition Agent Agreement and (y) the Series 2012-1 Invested Percentage (as used with respect to Principal Collections).

“Series 2012-1 Distribution Account” is defined in Section 5.9(a).

“Series 2012-1 Eligible Letter of Credit Provider” means a person satisfactory to ABCR and the Administrative Agent and having, at the time of the issuance of the related Series 2012-1 Letter of Credit, a long-term senior unsecured debt rating of at least “A” from S&P and a short-term senior unsecured debt rating of at least “A-1” from S&P and a long-term senior unsecured debt rating of at least “A1” from Moody’s and a short-term senior unsecured debt rating of “P-1” from Moody’s that is a commercial bank having total assets in excess of $500,000,000.

“Series 2012-1 Enhancement” means the Series 2012-1 Cash Collateral Account Collateral, the Series 2012-1 Letters of Credit, the Series 2012-1 Demand Notes and the Series 2012-1 Overcollateralization Amount and the Series 2012-1 Reserve Account Amount.

“Series 2012-1 Enhancement Adjustment Percentage” means, with respect to any date of determination, the lowest of (w) the lowest of the three Measurement Month Averages immediately preceding such date, (x) the Series 2012-1 Six Month Enhancement Adjustment Percentage with respect to such date, (y) the Series 2012-1 Three Month Enhancement Adjustment Percentage with respect to such date and (z) the Series 2012-1 Twelve Month Enhancement Adjustment Percentage with respect to such date.

“Series 2012-1 Enhancement Amount” means, as of any date of determination, the sum of (i) the Series 2012-1 Overcollateralization Amount as of such date, (ii) the Series 2012-1 Letter of Credit Amount as of such date and (iii) the Series 2012-1 Available Reserve Account Amount as of such date.

“Series 2012-1 Enhancement Deficiency” means, as of any date of determination, the amount, if any, by which the Series 2012-1 Enhancement Amount as of such date is less than the Series 2012-1 Required Enhancement Amount as of such date.

“Series 2012-1 Initial Invested Amount” is defined in Section 3.3(a).

“Series 2012-1 Interest Period” means a period commencing on and including a Distribution Date and ending on and including the day preceding the next succeeding Distribution Date; provided, however, that the initial Series 2012-1 Interest Period shall commence on and include the Series 2012-1 Closing Date and end on and include April 19, 2012.

“Series 2012-1 Interest Rate Hedge” has the meaning specified in Section 5.12(a).

“Series 2012-1 Interest Rate Hedge Collateral” has the meaning specified in Section 5.12(d).

“Series 2012-1 Interest Rate Hedge Payments” means any amounts payable by CPF to an Interest Rate Hedge Counterparty from time to time in respect of a Series 2012-1 Interest Rate Hedge.

“Series 2012-1 Interest Rate Hedge Proceeds” means the amounts received by the Trustee from an Interest Rate Hedge Counterparty from time to time in respect of a Series 2012-1 Interest Rate Hedge (including amounts received from a guarantor or from collateral).

“Series 2012-1 Invested Amount” means on any date of determination the sum of the Purchaser Group Invested Amounts with respect to each of the Purchaser Groups on such date.

“Series 2012-1 Invested Percentage” means as of any date of determination:

(a) when used with respect to Principal Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which shall be equal to the sum of the Series 2012-1 Invested Amount and the Series 2012-1 Overcollateralization Amount, determined, (x) during the Series 2012-1 Revolving Period, as of the immediately preceding Business Day, (y) following the commencement of the Series 2012-1 Amortization Period but prior to the occurrence of an Amortization Event with respect to any other Group I Series of Notes during such Series 2012-1 Amortization Period, as of the last day of the Series 2012-1 Revolving Period and (z) following the commencement of the Series 2012-1 Amortization Period and after the occurrence of an Amortization Event with respect to any other Group I Series of Notes during such Series 2012-1 Amortization Period, as of the Business Day immediately preceding the day on which the last occurring Amortization Event with respect to any other Group I Series of Notes is deemed to have occurred, and the denominator of which shall be the greater as of the end of the immediately preceding Business Day of (x) the Borrowing Base with respect to the Group I Series of Notes and (y) the sum of the numerators used to determine Invested Percentages for allocations with respect to Principal Collections (for all Group I Series of Notes and all classes of such Group I Series of Notes); and

(b) when used with respect to Interest Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which shall be the Accrued Amounts with respect to the Series 2012-1 Notes on such date of determination, and the denominator of which shall be the aggregate Accrued Amounts with respect to all Group I Series of Notes on such date of determination.

“Series 2012-1 Lease Interest Payment Deficit” means on any Distribution Date an amount equal to the excess, if any, of (a) the aggregate amount of Interest Collections which pursuant to Section 5.2(a) would have been allocated to the Series 2012-1 Accrued Interest Account if all payments of Monthly Base Rent required to have been made under the Group I CPF Lease from and excluding the preceding Distribution Date to and including such Distribution Date were made in full over (b) the aggregate amount of Interest Collections which pursuant to Section 5.2(a) have been allocated to the Series 2012-1 Accrued Interest Account (excluding any amounts paid into the Series 2012-1 Accrued Interest Account pursuant to the proviso in Section 5.2(a)(ii)) from and excluding the preceding Distribution Date to and including such Distribution Date.

“Series 2012-1 Lease Payment Deficit” means either a Series 2012-1 Lease Interest Payment Deficit or a Series 2012-1 Lease Principal Payment Deficit.

“Series 2012-1 Lease Principal Payment Carryover Deficit” means (a) for the initial Distribution Date, zero and (b) for any other Distribution Date, the excess of (x) the Series 2012-1 Lease Principal Payment Deficit, if any, on the preceding Distribution Date over (y) the amount deposited in the Distribution Account on such preceding Distribution Date pursuant to Section 5.5(c)(i) and (ii) of this Series Supplement on account of such Series 2012-1 Lease Principal Payment Deficit.

“Series 2012-1 Lease Principal Payment Deficit” means on any Distribution Date the sum of (a) the Series 2012-1 Monthly Lease Principal Payment Deficit for such Distribution Date and (b) the Series 2012-1 Lease Principal Payment Carryover Deficit for such Distribution Date.

“Series 2012-1 Letter of Credit” means an irrevocable letter of credit, if any, substantially in the form of Exhibit I to this Series Supplement issued by a Series 2012-1 Eligible Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2012-1 Noteholders.

“Series 2012-1 Letter of Credit Amount” means, as of any date of determination, the lesser of (a) the sum of (i) the aggregate amount available to be drawn on such date under each Series 2012-1 Letter of Credit, as specified therein, and (ii) if the Series 2012-1 Cash Collateral Account has been established and funded pursuant to Section 5.8, the Series 2012-1 Available Cash Collateral Account Amount on such date and (b) the aggregate outstanding principal amount of the Series 2012-1 Demand Notes on such date.

“Series 2012-1 Letter of Credit Expiration Date” means, with respect to any Series 2012-1 Letter of Credit, the expiration date set forth in such Series 2012-1 Letter of Credit, as such date may be extended in accordance with the terms of such Series 2012-1 Letter of Credit.

“Series 2012-1 Letter of Credit Liquidity Amount” means, as of any date of determination, the sum of (a) the aggregate amount available to be drawn on such date under each Series 2012-1 Letter of Credit, as specified therein, and (b) if the Series 2012-1 Cash Collateral Account has been established and funded pursuant to Section 5.8 of this Series Supplement, the Series 2012-1 Available Cash Collateral Account Amount on such date.

“Series 2012-1 Letter of Credit Provider” means the issuer of a Series 2012-1 Letter of Credit.

“Series 2012-1 Letter of Credit Termination Date” means the first to occur of (a) the date on which the Series 2012-1 Notes are fully paid and (b) the Series 2012-1 Termination Date.

“Series 2012-1 Limited Liquidation Event of Default” means, so long as such event or condition continues, any event or condition of the type specified in clauses (a) through (i) of Article VI.

“Series 2012-1 Liquid Enhancement Amount” means, as of any date of determination, the sum of (i) the Series 2012-1 Letter of Credit Liquidity Amount as of such date and (ii) the Series 2012-1 Available Reserve Account Amount as of such date.

“Series 2012-1 Liquid Enhancement Deficiency” means, as of any date of determination, the amount, if any, by which the Series 2012-1 Liquid Enhancement Amount as of such date is less than the Series 2012-1 Required Liquid Enhancement Amount as of such date.

“Series 2012-1 Maximum Invested Amount” means the sum of the Maximum Purchaser Group Invested Amounts with respect to each of the Purchaser Groups; provided that, for the avoidance of doubt, the Series 2012-1 Maximum Invested Amount shall not exceed $200,000,000.

“Series 2012-1 Monthly Interest” means, with respect to any Series 2012-1 Interest Period, an amount equal to the product of (a) the average daily Series 2012-1 Invested Amount during such Series 2012-1 Interest Period, (b) the Series 2012-1 Note Rate for such Series 2012-1 Interest Period and (c) the number of days in such Series 2012-1 Interest Rate Period divided by 360.

“Series 2012-1 Monthly Lease Principal Payment Deficit” means on any Distribution Date an amount equal to the excess, if any, of (a) the aggregate amount of Principal Collections which pursuant to Section 5.2(a) would have been allocated to the Series 2012-1 Collection Account if all payments required to have been made under the Group I CPF Lease from and excluding the preceding Distribution Date to and including such Distribution Date were made in full over (b) the aggregate amount of Principal Collections which pursuant to Section 5.2(a) have been allocated to the Series 2012-1 Collection Account (without giving effect to any amounts paid into the Series 2012-1 Accrued Interest Account pursuant to the proviso in Section 5.2(a)(ii)) from and excluding the preceding Distribution Date to and including such Distribution Date.

“Series 2012-1 Note” means any one of the Series 2012-1 Variable Funding Rental Truck Asset Backed Notes, executed by CPF and authenticated and delivered by or on behalf of the Trustee, substantially in the form of Exhibit A. Definitive Series 2012-1 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.19 of the Base Indenture.

“Series 2012-1 Note Rate” means for any Series 2012-1 Interest Period, the interest rate equal to the product of (a) the percentage equivalent of a fraction, the numerator of which is equal to the sum of the Monthly Funding Costs with respect to each Purchaser Group for such Series 2012-1 Interest Period and the denominator of which is equal to the average daily Series 2012-1 Invested Amount during such Series 2012-1 Interest Period and (b) a fraction, the numerator of which is 360 and the denominator of which is the number of days in such Series 2012-1 Interest Period; provided, however, that the Series 2012-1 Note Rate will in no event be higher than the maximum rate permitted by applicable law.

“Series 2012-1 Noteholder” means a Person in whose name a Series 2012-1 Note is registered in the Note Register.

“Series 2012-1 Other Account Collateral” is defined in Section 5.9(d).

“Series 2012-1 Overcollateralization Amount” means (i) as of any date on which no Borrowing Base Deficiency exists with respect to the Group I Series of Notes, the Series 2012-1 Required Overcollateralization Amount as of such date and (ii) as of any date on which a Borrowing Base Deficiency exists with respect to the Group I Series of Notes, the excess, if any, of (x) the Series 2012-1 Borrowing Base as of such date over (y) the Series 2012-1 Invested Amount as of such date.

“Series 2012-1 Partial Commitment Termination” means that the Commitment of an APA Bank included in a Purchaser Group is not extended on or before the 30th day preceding a Series 2012-1 Commitment Termination Date and such Commitment is not assumed by another APA Bank in accordance with Section 3.9 on or before the applicable Series 2012-1 Commitment Termination Date.

“Series 2012-1 Partial Commitment Termination Percentage” means, with respect to any Series 2012-1 Partial Commitment Termination, the percentage equivalent of a fraction the numerator of which is the aggregate Commitment of the applicable Series 2012-1 Terminating Purchasers and the denominator of which is the aggregate Commitments of all APA Banks, prior to giving effect to such Series 2012-1 Partial Commitment Termination.

“Series 2012-1 Past Due Rent Payment” is defined in Section 5.2(c).

“Series 2012-1 Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2012-1 Invested Amount as of such date and the denominator of which is the sum of the Invested Amount of each Series of Notes in each Group outstanding as of such date.

“Series 2012-1 Permanent Interest Rate Hedge” is defined in Section 5.12(a).

“Series 2012-1 Principal Deficit Amount” means, as of any date of determination, the excess, if any, of (a) the Series 2012-1 Invested Amount as of such date over (b) the excess of the Series 2012-1 Borrowing Base over the Series 2012-1 Required Overcollateralization Amount as of such date.

“Series 2012-1 Principal Subaccount” is defined in Section 5.1(b).

“Series 2012-1 Rapid Amortization Period” means the period beginning on the earlier to occur of (a) the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2012-1 Notes and (b) the close of business on the Business Day immediately preceding the Optional Termination Date and ending upon the earlier to occur of (i) the date on which the Series 2012-1 Notes are fully paid and (ii) the termination of the Indenture.

“Series 2012-1 Rapid Amortization Period Monthly Payment Amount” is defined in Section 5.5(a)(ii).

“Series 2012-1 Reimbursement Agreement” means any and each agreement providing for the reimbursement of a Series 2012-1 Letter of Credit Provider for draws under its Series 2012-1 Letter of Credit as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Series 2012-1 Related Documents” means, with respect to the Series 2012-1 Notes, the Base Indenture, this Series Supplement, the Series 2012-1 Notes, any Group I Nominee Agreements, the Group I Administration Agreement, the Group I Disposition Agent Agreement, the Group I Back-up Administration Agreement, the Collection Account Control Agreement, the Group I Collection Account Control Agreement, any agreements relating to the issuance or the purchase of any Series 2012-1 Notes, any Enhancement Agreements for the Series 2012-1 Enhancement, the Group I CPF Lease and the Supplemental Documents relating to the Group I CPF Lease.

“Series 2012-1 Required Borrowing Base” means, as of any date of determination, the sum of (a) the Series 2012-1 Required Overcollateralization Amount as of such date and (b) the Series 2012-1 Invested Amount as of such date.

“Series 2012-1 Required Enhancement Amount” means, as of any date of determination, the product of (a) the Series 2012-1 Adjusted Required Enhancement Percentage as of such date and (b) the Series 2012-1 Invested Amount as of such date.

“Series 2012-1 Required Enhancement Percentage” means, as of any date of determination, 50.0%.

“Series 2012-1 Required Liquid Enhancement Amount” means, as of any date of determination, the greater of (a) the product of (i) the Series 2012-1 Required Liquid Enhancement Percentage as of such date and (ii) the Series 2012-1 Invested Amount as of such date and (b) (i) during the Series 2012-1 Revolving Period , zero and (ii) during the Series 2012-1 Controlled Amortization Period or the Series 2012-1 Rapid Amortization Period, the lesser of (x) the Series 2012-1 Invested Amount and (y) $10 million.

“Series 2012-1 Required Liquid Enhancement Percentage” means, as of any date of determination, 13.75%.

“Series 2012-1 Required Noteholders” means Purchaser Groups having Purchaser Group Invested Amounts, in the aggregate, exceeding 50% of the Series 2012-1 Invested Amount.

“Series 2012-1 Required Overcollateralization Amount” means, as of any date of determination, the excess of (a) the Series 2012-1 Required Enhancement Amount as of such date over (b) the sum of (i) the Series 2012-1 Letter of Credit Amount as of such date and (ii) the Series 2012-1 Available Reserve Account Amount as of such date.

“Series 2012-1 Required Reserve Account Amount” means, with respect to any Distribution Date, an amount equal to the sum of (a) the greater of (i) the excess, if any, of the Series 2012-1 Required Liquid Enhancement Amount on such Distribution Date over the Series 2012-1 Liquid Enhancement Amount on such Distribution Date (excluding therefrom the Series 2012-1 Available Reserve Account Amount) and (ii) the excess, if any, of the Series 2012-1 Required Enhancement Amount over the Series 2012-1 Enhancement Amount on such Distribution Date (excluding therefrom the Series 2012-1 Available Reserve Account Amount) plus (b) the Demand Note Preference Payment Amount.

“Series 2012-1 Reserve Account” is defined in Section 5.7(a).

“Series 2012-1 Reserve Account Collateral” is defined in Section 5.7(d).

“Series 2012-1 Reserve Account Surplus” means, with respect to any Distribution Date, the excess, if any, of the Series 2012-1 Available Reserve Account Amount over the Series 2012-1 Required Reserve Account Amount on such Distribution Date.

“Series 2012-1 Revolving Period” means the period from and including the Series 2012-1 Closing Date to the earlier to occur of (a) the Series 2012-1 Commitment Termination Date, and (b) the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred or been declared with respect to the Series 2012-1 Notes.

“Series 2012-1 Shortfall” is defined in Section 5.3(f).

“Series 2012-1 Six Month Enhancement Adjustment Percentage” means, with respect to any date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds of all Group I CPF Trucks sold during the six calendar months immediately preceding such date, and the denominator of which is the aggregate Termination Value of such Group I CPF Trucks on the dates of their respective sales. For the avoidance of doubt, any Series 2012-1 Six Month Enhancement Adjustment Percentage calculation made after the Series 2012-1 Closing Date shall be calculated based on the Termination Value Curve Schedule attached to the Group I CPF Lease after giving effect to the amendments (including the inclusion of a new Termination Value Curve Schedule) to the Group I CPF Lease on the Series 2012-1 Closing Date.

“Series 2012-1 Terminating Purchaser” means, in the event of a Series 2012-1 Partial Commitment Termination, each APA Bank that is not extending its commitment and the related CP Conduit Purchaser collectively.

“Series 2012-1 Termination Date” means the date that is twelve months following the Series 2012-1 Commitment Termination Date.

“Series 2012-1 Three Month Enhancement Adjustment Percentage” means, with respect to any date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds of all Group I CPF Trucks sold during the three calendar months immediately preceding such date, and the denominator of which is the aggregate Termination Value of such Group I CPF Trucks on the dates of their respective sales. For the avoidance of doubt, any Series 2012-1 Three Month Enhancement Adjustment Percentage calculation made after the Series 2012-1 Closing Date shall be calculated based on the Termination Value Curve Schedule attached to the Group I CPF Lease after giving effect to the amendments (including the inclusion of a new Termination Value Curve Schedule) to the Group I CPF Lease on the Series 2012-1 Closing Date.

“Series 2012-1 Trustee Fees” means, for any Distribution Date during the Series 2012-1 Rapid Amortization Period on which there exists a Series 2012-1 Lease Interest Payment Deficit, a portion of the fees payable to the Trustee in an amount equal to the product of (i) the Series 2012-1 Percentage as of the beginning of the Series 2012-1 Interest Period ending on the day preceding such Distribution Date and (ii) the fees owing to the Trustee under the Indenture.

“Series 2012-1 Twelve Month Enhancement Adjustment Percentage” means, with respect to any date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds of all Group I CPF Trucks sold during the twelve calendar months immediately preceding such date, and the denominator of which is the aggregate Termination Value of such Group I CPF Trucks on the dates of their respective sales. For the avoidance of doubt, any Series 2012-1 Twelve Month Enhancement Adjustment Percentage calculation made after the Series 2012-1 Closing Date shall be calculated based on the Termination Value Curve Schedule attached to the Group I CPF Lease after giving effect to the amendments (including the inclusion of a new Termination Value Curve Schedule) to the Group I CPF Lease on the Series 2012-1 Closing Date.

“Series 2012-1 Unpaid Demand Amount” means, with respect to any single draw pursuant to Section 5.5(c) or (e) on the Series 2012-1 Letters of Credit, the aggregate amount required to be drawn by the Trustee on all Series 2012-1 Letters of Credit.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal (rounded up to the nearest 1/100th of 1%) established by the Board with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Tranches shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time under such Regulation D or comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the reserve percentage.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date Disbursement” means an amount drawn under a Series 2012-1 Letter of Credit pursuant to a Certificate of Termination Date Demand.

“Termination Disbursement” means an amount drawn under a Series 2012-1 Letter of Credit pursuant to a Certificate of Termination Demand.

“Transfer Supplement” is defined in Section 12.1(c).

“Transferee” is defined in Section 12.1(f).

“Trustee” is defined in the recitals hereto.

“Unpaid Demand Note Disbursement” means an amount drawn under a Series 2012-1 Letter of Credit pursuant to a Certificate of Unpaid Demand Note Demand.

“Up-Front Fee” is defined in the Up-Front Fee Letter.

“Up-Front Fee Letter” means that certain letter agreement dated as of March 14, 2012, from CPF addressed to the Administrative Agent, each Non-Conduit Purchaser and each CP Conduit Purchaser, Funding Agent and APA Bank, setting forth the up-front fee payable to the Purchaser Groups, as the same may be amended, restated or otherwise modified from time to time.

“Voting Stock” of any Person means the common stock or membership interests of such Person and any other security of, or ownership interest in, such Person having ordinary voting power to elect a majority of the board of directors or a majority of the managers (or other Persons serving similar functions) of such Person.

ARTICLE III

PURCHASE AND SALE OF SERIES 2012-1 NOTES;

INCREASES AND DECREASES OF SERIES 2012-1 INVESTED AMOUNT

Section 3.1 Purchases of the Series 2012-1 Notes.

(a) Series 2012-1 Closing Date. Subject to the terms and conditions of this Series Supplement, including delivery of notice in accordance with Section 3.3, (i) each Non-Conduit Purchaser shall purchase and each CP Conduit Purchaser may, in its sole discretion, purchase a Series 2012-1 Note in an amount equal to all or, in the case of a CP Conduit Purchaser, a portion, of its Commitment Percentage of the Series 2012-1 Initial Invested Amount on any Business Day specified by CPF in such notice provided pursuant to Section 3.3 (the “Series 2012-1 Closing Date”) and in the case of a CP Conduit Purchaser, if such CP Conduit Purchaser shall have notified the Administrative Agent and the Funding Agent with respect to such CP Conduit Purchaser that it has elected not to fund a Series 2012-1 Note in an amount equal to its Commitment Percentage of the Series 2012-1 Initial Invested Amount on the Series 2012-1 Closing Date, each APA Bank with respect to such CP Conduit Purchaser shall fund on the Series 2012-1 Closing Date its APA Bank Percentage of that portion of such Series 2012-1 Note not to be funded by such CP Conduit Purchaser and (ii) thereafter, (A) if a Non-Conduit Purchaser or a CP Conduit Purchaser shall have purchased a Series 2012-1 Note, such Non-Conduit Purchaser shall increase and such CP Conduit Purchaser may, in its sole discretion, increase the outstanding principal amount of its Series 2012-1 Note during the Series 2012-1 Revolving Period in accordance with the provisions of this Series Supplement and (B) the APA Banks with respect to each CP Conduit Purchaser shall increase their respective APA Bank Percentages of the outstanding principal amount of the Series 2012-1 Note with respect to such CP Conduit Purchaser Group during the Series 2012-1 Revolving Period in accordance with the provisions of this Series Supplement. Payments by each Non-Conduit Purchaser Group shall be made in immediately available funds on the Series 2012-1 Closing Date to the Trustee for deposit into the Series 2012-1 Collection Account. Payments by each CP Conduit Purchaser and/or the APA Banks with respect to such CP Conduit Purchaser shall be made in immediately available funds on the Series 2012-1 Closing Date to the Funding Agent with respect to such CP Conduit Purchaser for remittance to the Trustee for deposit into the Series 2012-1 Collection Account.

(b) Form of Series 2012-1 Notes. The Series 2012-1 Notes shall be issued in fully registered form without interest coupons, substantially in the form set forth in Exhibit A hereto.

Section 3.2 Delivery.

(a) On the Series 2012-1 Closing Date, CPF shall sign and shall direct the Trustee in writing pursuant to Section 2.2 of the Base Indenture to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate a Series 2012-1 Note (i) in the case of a CP Conduit Purchaser Group, in the name of the Funding Agent with respect to each CP Conduit Purchaser Group in an amount equal to the Maximum Purchaser Group Invested Amount with respect to such CP Conduit Purchaser Group and deliver such Series 2012-1 Note to such Funding Agent in accordance with such written directions or (ii) in the case of a Non-Conduit Purchaser Group, in the name of the Related Non-Conduit Purchaser in an amount equal to the Maximum Purchaser Group Invested Amount with respect to such Related Non-Conduit Purchaser Group and deliver such 2012-1 Note to such Related Non-Conduit Purchaser in accordance with such written directions.

(b) The Administrative Agent shall maintain a record of the actual Purchaser Group Invested Amount outstanding with respect to each Purchaser Group and the actual Series

2012-1 Invested Amount outstanding on any date of determination, which, absent manifest error, shall constitute prima facie evidence of the outstanding Purchaser Group Invested Amounts and outstanding Series 2012-1 Invested Amount from time to time. Upon a written request from the Trustee, the Administrative Agent shall provide in writing the identity of the Purchaser Groups, the related Funding Agents for each CP Conduit Purchaser Group, the Purchaser Group Invested Amount for each Purchaser Group and the Pro Rata Share with respect to such Purchaser Group to the Trustee.

Section 3.3 Procedure for Issuance of the Series 2012-1 Initial Invested Amount and for Increasing the Series 2012-1 Invested Amount.

(a) Subject to Section 3.3(c), (i) on the Series 2012-1 Closing Date, each Non-Conduit Purchaser shall purchase, and each CP Conduit Purchaser may agree, in its sole discretion, to purchase, and the APA Banks with respect to such CP Conduit Purchaser shall purchase, a Series 2012-1 Note in accordance with Section 3.1; and (ii) on any Business Day during the Series 2012-1 Revolving Period, (a) in the case of a Non-Conduit Purchaser Group, the related Non-Conduit Purchaser hereby agrees, that the Non-Conduit Purchaser Group Invested Amount with respect to such Purchaser Group may be increased by an amount equal to the Commitment Percentage of the Increase Amount, (b) in the case of a CP Conduit Purchaser Group, the CP Conduit Purchaser in such CP Conduit Purchaser Group may agree, in its sole discretion, that the Purchaser Group Invested Amount with respect to such Purchaser Group may be increased by an amount equal to the Commitment Percentage with respect to such Purchaser Group of the Increase Amount, or (c) in the case of a CP Conduit Purchaser Group, each APA Bank in such CP Conduit Purchaser Group hereby agrees that the Purchaser Group Invested Amount with respect to such Purchaser Group may be increased by an amount equal to its APA Bank Percentage of the Commitment Percentage with respect to such Purchaser Group of the Increase Amount (an “Increase”), upon the request of CPF (each date upon which an Increase occurs hereunder being referred to as the “Increase Date” applicable to such Increase); provided, that CPF shall have given the Administrative Agent, each Funding Agent and each Non-Conduit Purchaser (with a copy to the Trustee) irrevocable written notice (effective upon receipt), by telecopy (receipt confirmed), substantially in the form of Exhibit B hereto, of such request no later than 3:00 p.m. (New York City time) on the second Business Day prior to the Series 2012-1 Closing Date or such Increase Date, as the case may be. Such notice shall state (x) the Series 2012-1 Closing Date or the Increase Date, as the case may be, and (y) the initial aggregate principal amount of the Series 2012-1 Note (the “Series 2012-1 Initial Invested Amount”) or the proposed amount of the Increase (each, an “Increase Amount”), as the case may be. The obligations of each Purchaser Group to fund an Increase Amount is several and no Purchaser Group shall be responsible for the failure of another Purchaser Group to fund its Increase.

(b) If a CP Conduit Purchaser elects not to fund the full amount of its Commitment Percentage of the Series 2012-1 Initial Invested Amount or a requested Increase, such CP Conduit Purchaser shall notify the Administrative Agent and the Funding Agent with respect to such CP Conduit Purchaser, and each APA Bank with respect to such CP Conduit Purchaser shall fund its APA Bank Percentage of the portion of the Commitment Percentage with respect to such Purchaser Group of the Series 2012-1 Initial Invested Amount or such Increase, as the case may be, not funded by such CP Conduit Purchaser.

(c) No Purchaser Group shall be required to make the initial purchase of a Series 2012-1 Note on the Series 2012-1 Closing Date or to increase its Purchaser Group Invested Amount on any Increase Date hereunder unless:

(i) such Purchaser Group’s Commitment Percentage of the Series 2012-1 Initial Invested Amount or such Increase Amount is equal to (A) $1,000,000 or an integral multiple of $100,000 in excess thereof or (B) if less, the excess of the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group over the Purchaser Group Invested Amount with respect to such Purchaser Group;

(ii) after giving effect to the initial purchase of the Series 2012-1 Notes or such Increase, as the case may be, (A) the Purchaser Group Invested Amount with respect to such Purchaser Group would not exceed the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group and (B) the Series 2012-1 Invested Amount would not exceed the Series 2012-1 Maximum Invested Amount;

(iii) after giving effect to the initial purchase of the Series 2012-1 Notes or such Increase, as the case may be, no Series 2012-1 Enhancement Deficiency would occur and be continuing;

(iv) no Amortization Event with respect to the Series 2012-1 Notes or Potential Amortization Event with respect to the Series 2012-1 Notes would occur and be continuing prior to or after giving effect to the issuance of the Series 2012-1 Notes or such Increase, as the case may be;

(v) the Series 2012-1 Revolving Period has not ended; and

(vi) all of the representations and warranties made by each of CPF, the Lessee, the Guarantor and the Administrator in the Base Indenture, this Series Supplement and the Series 2012-1 Related Documents to which each is a party are true and correct in all material respects (other than representations and warranties expressly subject to materiality, which shall be true and correct) on and as of the Series 2012-1 Closing Date or such Increase Date, as the case may be, as if made on and as of such date (except to the extent such representations and warranties are expressly made as of another date).

CPF’s acceptance of funds in connection with (x) the initial purchase of Series 2012-1 Notes on the Series 2012-1 Closing Date and (y) each Increase occurring on any Increase Date shall constitute a representation and warranty by CPF to the Purchaser Groups as of the Series 2012-1 Closing Date or such Increase Date (except to the extent such representations and warranties are expressly made as of another date), as the case may be, that all of the conditions contained in this Section 3.3(c) have been satisfied.

(d) Upon receipt of any notice required by Section 3.3(a) from CPF, the Administrative Agent shall forward (by telecopy or electronic messaging system) a copy of such notice to each Non-Conduit Purchaser and the Funding Agent with respect to each CP Conduit

Purchaser Group, no later than 5:00 p.m. (New York City time) on the day received. After receipt by any Funding Agent with respect to a CP Conduit Purchaser Group of such notice from the Administrative Agent, such Funding Agent shall, so long as the conditions set forth in Sections 3.3(a) and (c) are satisfied, promptly provide telephonic notice to the related CP Conduit Purchaser and the related APA Banks of the Series 2012-1 Closing Date or Increase Date, as the case may be, and of such CP Conduit Purchaser Group’s Commitment Percentage of the Series 2012-1 Initial Invested Amount or such Increase Amount, as the case may be. If such CP Conduit Purchaser elects to fund all or a portion of its Commitment Percentage of the Series 2012-1 Initial Invested Amount or Increase Amount, as the case may be, such CP Conduit Purchaser shall pay in immediately available funds its Commitment Percentage (or any portion thereof) of the amount of the Series 2012-1 Initial Invested Amount or such Increase on the Series 2012-1 Closing Date or such Increase Date, as the case may be, to the Funding Agent with respect to such CP Conduit Purchaser Group for deposit into the Series 2012-1 Collection Account. If such CP Conduit Purchaser does not fund the full amount of its Commitment Percentage of the Series 2012-1 Initial Invested Amount or the Increase Amount, as the case may be, and the related APA Banks are required to fund the portion thereof not funded by the CP Conduit Purchaser, each such APA Bank shall pay in immediately available funds its APA Bank Percentage of such portion on the Series 2012-1 Closing Date or such Increase Date to the Funding Agent with respect to such CP Conduit Purchaser Group for deposit in the Series 2012-1 Collection Account. Each Funding Agent shall remit the amounts received by it from its CP Conduit Purchaser or the related APA Banks pursuant to this Section 3.3(d) to the Trustee for deposit into the Series 2012-1 Collection Account. So long as the conditions set forth in Sections 3.3(a) and (c) are satisfied, each Non-Conduit Purchaser shall pay in immediately available funds the Commitment Percentage of such Non-Conduit Purchaser of the Series 2012-1 Initial Invested Amount on the Series 2012-1 Closing Date or the amount of such Increase on the related Increase Date to the Trustee for deposit into the Series 2012-1 Collection Account.

Section 3.4 Sales by CP Conduit Purchasers of Series 2012-1 Notes to APA Banks. Notwithstanding any limitation to the contrary contained herein, each CP Conduit Purchaser may, in its own discretion, at any time, sell or assign all or any portion of its interest in its Series 2012-1 Note to any Conduit Assignee or to the APA Banks with respect to such CP Conduit Purchaser pursuant to, and subject to the terms and conditions of the Asset Purchase Agreement with respect to such CP Conduit Purchaser or otherwise.

Section 3.5 Procedure for Decreasing the Series 2012-1 Invested Amount. On any Business Day prior to the occurrence of an Amortization Event with respect to the Series 2012-1 Notes, upon the written request of CPF or the Administrator on behalf of CPF, the Series 2012-1 Invested Amount may be reduced (a “Decrease”) by the Trustee’s withdrawing from the Series 2012-1 Principal Subaccount, depositing into the Series 2012-1 Distribution Account and distributing to the Administrative Agent funds on deposit in the Series 2012-1 Principal Subaccount on such day in accordance with Section 5.5(b) in an amount not to exceed the amount of such funds on deposit on such day; provided that (i) CPF shall have given the Administrative Agent (with a copy to the Trustee) irrevocable written notice (effective upon receipt) of the amount of such Decrease prior to 9:30 a.m. (New York City time) on the second

Business Day prior to such Decrease and (ii) any such Decrease shall be in an amount equal to $5,000,000 and integral multiples of $250,000 in excess thereof (or, if such Decrease will be used to reduce the Series 2012-1 Invested Amount to zero, such Decrease may be in such amount as is necessary to reduce the Series 2012-1 Invested Amounts to zero). Upon each Decrease, the Administrative Agent shall indicate in its records such Decrease and the Purchaser Group Invested Amount outstanding with respect to each Purchaser Group after giving effect to such Decrease. Upon receipt of any notice required by Section 3.5 from CPF, the Administrative Agent shall forward (by telecopy or electronic messaging system) a copy of such notice to the Funding Agent with respect to each Purchaser Group, no later than 1:00 p.m. (New York City time) on the day received.

Section 3.6 Interest; Fees.

(a) Interest shall be payable on the Series 2012-1 Notes on each Distribution Date pursuant to Section 5.3.

(b) On any Business Day, CPF may, subject to Sections 3.6(c) and 8.4, elect to allocate all or any portion of the Available APA Bank Funding Amount with respect to any CP Conduit Purchaser Group to one or more Eurodollar Tranches with Eurodollar Periods commencing on such Business Day by giving the Administrative Agent and the Funding Agent with respect to such CP Conduit Purchaser Group irrevocable written or telephonic (confirmed in writing) notice thereof, which notice must be received by such Funding Agent prior to 1:00 p.m. (New York City time) three Business Days prior to such Business Day. Such notice shall specify (i) the applicable Business Day, (ii) the Eurodollar Period for each Eurodollar Tranche to which a portion of the Available APA Bank Funding Amount with respect to such CP Conduit Purchaser Group is to be allocated and (iii) the portion of such Available APA Bank Funding Amount being allocated to each such Eurodollar Tranche. Upon receipt of any such notice, the Funding Agent with respect to a CP Conduit Purchaser Group shall notify the CP Conduit Purchaser and the APA Bank with respect to such CP Conduit Purchaser Group of the contents of such notice promptly upon receipt thereof.

(c) Notwithstanding anything to the contrary contained in this Section 3.6, (A) the portion of the Available APA Bank Funding Amount with respect to any CP Conduit Purchaser Group allocable to each Eurodollar Tranche must be in an amount equal to $100,000 or an integral multiple of $100,000 in excess thereof, (B) no more than 7 Eurodollar Tranches with respect to such CP Conduit Purchaser Group shall be outstanding at any one time, and (C) after the occurrence and during the continuance of any Amortization Event or Potential Amortization Event with respect to the Series 2012-1 Notes, CPF may not elect to allocate any portion of the Available APA Bank Funding Amount with respect to any CP Conduit Purchaser Group to a Eurodollar Tranche.

(d) CPF shall pay with funds available pursuant to Section 5.3(a) to the Administrative Agent, for the account of each Purchaser Group, on each Distribution Date, a commitment fee with respect to the Series 2012-1 Interest Period ending on the day preceding such Distribution Date (the “Commitment Fee”) during the Series 2012-1 Revolving Period equal to the Commitment Fee Rate times the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group during such Series 2012-1 Interest Period less the average daily Purchaser Group Invested Amount with respect to such Purchaser Group during such Series 2012-1 Interest Period. The Commitment Fees shall be due and payable monthly in arrears on each Distribution Date and on the date the Series 2012-1 Revolving Period terminates.

(e) Calculations of per annum rates under this Series Supplement shall be made on the basis of a 360- (or 365-/366- in the case of interest on the Floating Tranche based on the Prime Rate) day year. Each determination of the Adjusted LIBO Rate by the Administrative Agent shall be conclusive and binding upon each of the parties hereto in the absence of manifest error.

(f) On any date prior to the occurrence of an Amortization Event on which 50% or more of the Series 2012-1 Invested Amount as of such date is funded by one or more APA Banks, each Non-Conduit Purchaser may elect, in its sole discretion, by delivering written notice to CPF, the Administrator and the Administrative Agent (a “Pricing Increase Notice”), to have the Monthly Funding Costs with respect to such Non-Conduit Purchaser calculated for each day of a Series 2012-1 Interest Period that more than 50% of the Series 2012-1 Invested Amount is funded by one or more APA Banks at a rate per annum equal to the sum of (A) the Adjusted LIBO Rate with respect to such day and (B) the Applicable Margin with respect to any Eurodollar Tranche on such day (rather than the Adjusted LIBO Rate with respect to such day and the Program Fee Rate on such day). At any time following delivery of a Pricing Increase Notice by a Non-Conduit Purchaser, such Non-Conduit Purchaser may, in its sole discretion, rescind such election by delivering written notice thereof to CPF, the Administrator and the Administrative Agent.

Section 3.7 Indemnification by CPF.

(a) CPF agrees to indemnify and hold harmless the Trustee, the Administrative Agent, each Funding Agent, each CP Conduit Purchaser, each APA Bank, each Non-Conduit Purchaser and each of their respective officers, directors, agents and employees (each, a “Company Indemnified Person”) from and against any loss, liability, expense, damage or injury suffered or sustained by (a “Claim”) such Company Indemnified Person by reason of (i) any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of CPF pursuant to the Indenture or the other Series 2012-1 Related Documents to which it is a party, (ii) a breach of any representation or warranty made or deemed made by CPF (or any of its officers) in the Indenture or other Series 2012-1 Related Document or (iii) a failure by CPF to comply with any applicable law or regulation or to perform its covenants, agreements, duties or obligations required to be performed or observed by it in accordance with the provisions of the Indenture or the other Series 2012-1 Related Documents, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except to the extent such loss, liability, expense, damage or injury resulted from the negligence, bad faith or willful misconduct of such Company Indemnified Person or its officers, directors, agents, principals, employees or employers or includes any Excluded Taxes, Indemnified Taxes or Other Taxes (in the cases of Indemnified Taxes or Other Taxes, to the extent governed by Section 8.2); provided that any payments made by CPF pursuant to this Section 3.7 shall be made solely from funds available pursuant to Section 5.3(e), shall be non-recourse other than with respect to such funds, and shall not constitute a claim against CPF to the extent that such funds are insufficient to make such payment. The indemnification provided for in this Section 3.7(a) shall survive the termination of the Base Indenture, this Series Supplement or any Applicable Related Document with respect to any Group I Series of Notes.

(b) CPF hereby agrees to indemnify and hold harmless each Series 2012-1 Noteholder (including its respective directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable out-of-pocket costs and expenses arising out of or resulting from the assignments and security interests granted by this Indenture, whether arising by virtue of any act or omission on the part of CPF or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses, and disbursements (including reasonable attorneys’ fees and expenses) incurred by such Series 2012-1 Noteholder in enforcing this Indenture or preserving any of its rights to, or realizing upon, any of the Collateral or Group I Collateral; provided, however, the foregoing indemnification shall not extend to any action by any Series 2012-1 Noteholder which constitutes gross negligence or willful misconduct by such Series 2012-1 Noteholder. The indemnification provided for in this Section 3.7(b) shall survive the termination of the Base Indenture or this Series Supplement.

Section 3.8 Funding Agents.

(a) The Funding Agent with respect to each CP Conduit Purchaser Group is hereby authorized to record on each Business Day the CP Funded Amount with respect to such CP Conduit Purchaser Group and the aggregate amount of Discount accruing with respect thereto on such Business Day and the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group and the amount of interest accruing with respect thereto on such Business Day and, based on such recordations, to determine the Monthly Funding Costs with respect to each Series 2012-1 Interest Period and such CP Conduit Purchaser Group. Any such recordation by a Funding Agent, absent manifest error, shall constitute prima facie evidence of the accuracy of the information so recorded. Furthermore, the Funding Agent with respect to each CP Conduit Purchaser Group will maintain records sufficient to identify the percentage interest of the related CP Conduit Purchaser and each APA Bank with respect to such CP Conduit Purchaser Group holding an interest in the Series 2012-1 Note registered in the name of such Funding Agent and any amounts owing thereunder.

(b) Upon receipt of funds from the Administrative Agent on each Distribution Date and the date of any Decrease, each Funding Agent shall pay such funds to the related CP Conduit Purchaser and/or the related APA Bank owed such funds in accordance with the recordations maintained by it in accordance with Section 3.8(a) with respect to such CP Conduit Purchaser. If a Funding Agent shall have paid to any CP Conduit Purchaser or APA Bank any funds that (i) must be returned for any reason (including bankruptcy) or (ii) exceeds that which such CP Conduit Purchaser or APA Bank was entitled to receive, such amount shall be promptly repaid to such Funding Agent by such CP Conduit Purchaser or APA Bank.

Section 3.9 Partial Termination.

(a) If any APA Bank that is part of a Purchaser Group has not extended its Commitment on or before the 30th day prior to a Series 2012-1 Commitment Termination Date, the Administrative Agent may, but shall not be obligated to, offer any other APA Bank the right to increase its Commitment by the amount of the Commitment of such non-extending APA Bank. In the event that any APA Bank agrees to such an increase, the non-extending APA Bank and related CP Conduit Purchaser and the APA Bank assuming such non-extending APA Bank’s Commitment and its related CP Conduit Purchaser shall execute a Purchaser Group Supplement in accordance with Section 12.1(e).

Section 3.10 Optional Termination.

On any Business Day, CPF shall have the right to deliver an irrevocable written notice (an “Optional Termination Notice”) to the Administrative Agent, the Trustee, the Administrator and the Rating Agencies in which CPF declares that the Commitments shall terminate on the date (the “Optional Termination Date”) set forth in such notice (which date, in any event, shall be a Distribution Date not less than twenty Business Days from the date on which such notice is delivered). Upon receipt of any Optional Termination Notice from CPF, the Administrative Agent shall promptly notify each Non-Conduit Purchaser and the Funding Agent with respect to each CP Conduit Purchaser Group thereof. From and after the Optional Termination Date, the Series 2012-1 Rapid Amortization Period shall commence for all purposes under this Supplement, the Base Indenture and the Series 2012-1 Related Documents.

ARTICLE IV

SECURITY

Section 4.1 Grant of Security Interest.

(a) To secure the Note Obligations with respect to the Series 2012-1 Notes and any other Group I Series of Notes and to secure compliance with the provisions of the Base Indenture and this Series Supplement and the Series Supplement for any other Group I Series of Notes, CPF hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, to the extent set forth in this Series Supplement and the Series Supplement for each other Group I Series of Notes, for the benefit of the Noteholders of each Group I Series of Notes (collectively, the “Group I Secured Parties”), and hereby grants to the Trustee, for the benefit of such Group I Secured Parties, a security interest in, all of CPF’s right, title and interest in and to all of the following assets, property, and interests of CPF, whether now owned or at any time hereafter acquired or created (collectively, the “Group I Collateral”):

(i) the Group I CPF Lease, any Sublease related to such Group I CPF Lease and any other agreements related to the Group I CPF Trucks to which CPF is a party or in which CPF otherwise has an interest (collectively, the “Group I CPF Agreements”), including, without limitation, all monies due and to become due to CPF under or in connection with such Group I CPF Agreements, whether payable as rent, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of such Group I CPF Agreements or otherwise, all security for amounts payable thereunder and all rights, remedies, powers, privileges and claims of CPF against any other party under or with respect to such Group I CPF Agreements (whether arising pursuant to the terms of such Group I CPF Agreements or otherwise available to CPF at law or in equity), the right to enforce the Group I CPF Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Group I CPF Agreements or the obligations of any party thereunder;

(ii) the Group I Administration Agreement, including, without limitation, all rights, remedies, powers, privileges and claims of CPF against any other party under or with respect to the Group I Administration Agreement (whether arising pursuant to the terms of the Group I Administration Agreement or otherwise available to CPF at law or in equity), and the right to enforce the Group I Administration Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Group I Administration Agreement or the obligations of any party thereunder;

(iii) any Group I Nominee Agreement, including, without limitation, all rights, remedies, powers, privileges and claims of CPF against any other party under or with respect to such Group I Nominee Agreement (whether arising pursuant to the terms of the Group I Nominee Agreement or otherwise available to CPF at law or in equity), and the right to enforce such Group I Nominee Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to such Group I Nominee Agreement or the obligations of any party thereunder;

(iv) all Group I CPF Trucks and all Certificates of Title with respect thereto;

(v) all sale or other proceeds from the disposition of Group I CPF Trucks, including all monies due in respect of Group I CPF Trucks, whether payable as the purchase price of Group I CPF Trucks or as related fees, expenses, costs, indemnities, insurance recoveries or otherwise;

(vi) all payments under insurance policies (whether or not the Trustee is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any Group I CPF Trucks;

(vii) (v) the Group I Collection Account and all accounts designated in this Series Supplement or the Series Supplement for any other Group I Series of Notes or otherwise as a sub-account or an administrative subaccount thereof

(other than the Series 2012-1 Collection Account, the Series 2012-1 Principal Subaccount, the Series 2012-1 Accrued Interest Account and any other such sub-account or administrative subaccount established solely for the benefit of a particular Group I Series of Notes, and not for the benefit of any other Group I Series of Notes, as set forth in this Series Supplement, any such other Series Supplement or any other document or agreement pursuant to which such sub-account or administrative subaccount is established), (w) all funds on deposit therein from time to time, (x) all certificates and instruments, if any, representing or evidencing any or all of such accounts or the funds on deposit therein from time to time, (y) all Investment Property credited to any such account at any time and from time to time or acquired at any time and from time to time with the funds on deposit in any or all such accounts (including income thereon) and (z) all Permitted Investments made at any time and from time to time with the funds on deposit in any or all such accounts (including income thereon);

(viii) all additional property relating to the Group I Series of Notes that may from time to time hereafter (pursuant to the terms of this Series Supplement, the Series Supplement for any other Group I Series of Notes or otherwise) be subjected to the grant and pledge hereof by CPF or by anyone on its behalf; and

(ix) to the extent not otherwise included, all Proceeds, products, offspring, rents or profits of any and all of the foregoing, including cash, and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b) The foregoing grant is made in trust to secure the Note Obligations for the Series 2012-1 Notes and any other Group I Series of Notes and to secure compliance with the provisions of this Base Indenture, this Series Supplement and the Series Supplement for each other Group I Series of Notes, all as provided in the Base Indenture, this Series Supplement and each such other Series Supplement. The Trustee, as trustee on behalf of the Group I Secured Parties, acknowledges such grant, accepts the trusts under the Base Indenture and this Series Supplement in accordance with the provisions of the Base Indenture and this Series Supplement and subject to Section 10.1 and 10.2 of the Base Indenture, agrees to perform its duties required in the Base Indenture, this Series Supplement and each such other Series Supplement to the best of its abilities to the end that the interests of the Group I Secured Parties may be adequately and effectively protected. The Group I Collateral shall secure each Group I Series of Notes equally and ratably without prejudice, priority (except, with respect to any other Group I Series of Notes, as otherwise stated in the Series Supplement for such Group I Series of Notes) or distinction.

ARTICLE V

SERIES 2012-1 ALLOCATIONS

With respect to the Series 2012-1 Notes, the following shall apply:

Section 5.1 Establishment of Group I Collection Account, Series 2012-1 Collection Account, Series 2012-1 Principal Subaccount and Series 2012-1 Accrued Interest Account.

(a) All Collections allocable to the Series 2012-1 Notes shall be allocated to the Collection Account, for further credit to the Group I Collection Account.

(b) Pursuant to the Base Indenture, the Trustee has created a Group Collection Account for the benefit of the Noteholders of the Group I Series of Notes (such account, the “Group I Collection Account”). In addition, the Trustee shall create three administrative subaccounts within the Group I Collection Account for the benefit of the Series 2012-1 Noteholders: the Series 2012-1 Collection Account (such sub-account, the “Series 2012-1 Collection Account”), the Series 2012-1 Principal Subaccount (such sub-account, the “Series 2012-1 Principal Subaccount”) and the Series 2012-1 Accrued Interest Account (such sub-account, the “Series 2012-1 Accrued Interest Account”).

Section 5.2 Allocations with Respect to the Series 2012-1 Notes.

(a) The net proceeds from the initial sale of the Series 2012-1 Notes and any Increase will be deposited into the Collection Account, for further credit to the Group I Collection Account. On each Business Day on which Collections are deposited into the Group I Collection Account (each such date, a “Series 2012-1 Deposit Date”), the Administrator shall direct the Trustee in writing pursuant to the Group I Administration Agreement to allocate all amounts deposited into the Group I Collection Account prior to 11:00 a.m. (New York City time) on such Series 2012-1 Deposit Date as set forth below:

(i) allocate to the Series 2012-1 Collection Account an amount equal to the sum of (A) the Series 2012-1 Invested Percentage (as of such day) of the aggregate amount of Interest Collections deposited to the Group I Collection Account on such day and (B) any amounts received by the Trustee on such day in respect of the Series 2012-1 Interest Rate Hedges. All such amounts allocated to the Series 2012-1 Collection Account shall be further allocated to the Series 2012-1 Accrued Interest Account; and

(ii) allocate to the Series 2012-1 Principal Subaccount the sum of (A) the Series 2012-1 Invested Percentage (as of such day) of the aggregate amount of Principal Collections deposited to the Group I Collection Account on such day and (B) the proceeds from the issuance of the Series 2012-1 Notes and from any Increase; provided that if on any Determination Date (A) the Administrator determines that the amount anticipated to be available from Interest Collections allocable to the Series 2012-1 Notes, Series 2012-1 Interest Rate Hedge Proceeds and other amounts available pursuant to Section 5.3 to pay Series 2012-1 Monthly Interest and any unpaid Series 2012-1 Shortfall with respect to the Series 2012-1 Interest Period ending on the day preceding the next succeeding

Distribution Date and Series 2012-1 Interest Rate Hedge Payments due on such Distribution Date, if any, will be less than the sum of such Series 2012-1 Monthly Interest, such Series 2012-1 Shortfall and such Series 2012-1 Interest Rate Hedge Payments, if any, and (B) the Series 2012-1 Enhancement Amount is greater than zero, the Administrator shall direct the Trustee in writing to reallocate a portion of the Principal Collections allocated to the Series 2012-1 Notes in an amount equal to the lesser of such insufficiency and the Series 2012-1 Enhancement Amount to the Series 2012-1 Accrued Interest Account to be treated as Interest Collections allocable to the Series 2012-1 Notes on such Distribution Date.

(b) Series 2012-1 Principal Subaccount. If on any Business Day the Series 2012-1 Available Reserve Account Amount is less than the Series 2012-1 Required Reserve Account Amount prior to the occurrence of an Amortization Event with respect to the Series 2012-1 Notes, the Administrator shall instruct the Trustee in writing to withdraw funds in an amount equal to such insufficiency from the Series 2012-1 Principal Subaccount and deposit such amount into the Series 2012-1 Reserve Account.

(i) Series 2012-1 Revolving Period. On any Business Day during the Series 2012-1 Revolving Period, upon the written request of CPF, or the Administrator on behalf of CPF, the Trustee shall withdraw funds from the Series 2012-1 Principal Subaccount and pay such funds to CPF, provided that no Borrowing Base Deficiency, Series 2012-1 Enhancement Deficiency or Series 2012-1 Principal Deficit Amount would result therefrom or exist immediately thereafter as certified to the Trustee in writing by the Administrator; provided, however, that on each Business Day following the occurrence of a Series 2012-1 Partial Commitment Termination and prior to the occurrence of the Series 2012-1 Commitment Termination Date or an Amortization Event with respect to the Series 2012-1 Notes, prior to such withdrawal of funds from the Series 2012-1 Principal Subaccount to pay CPF, the Administrator shall direct the Trustee to, and the Trustee shall, as so directed by the Administrator, withdraw the Series 2012-1 Partial Commitment Termination Percentage of funds on deposit in the Series 2012-1 Principal Subaccount, deposit such amounts in the Series 2012-1 Distribution Account and use such amounts to make payments to the Series 2012-1 Terminating Purchasers on the immediately succeeding Distribution Date in respect of the Series 2012-1 Notes held by such Series 2012-1 Terminating Purchasers until the principal amount of such Series 2012-1 Notes is reduced to zero in accordance with Section 5.5(e).

(ii) Series 2012-1 Controlled Amortization Period. Commencing on the Series 2012-1 Commitment Termination Date, on any Business Day during the Related Month with respect to any Distribution Date during the Series 2012-1 Controlled Amortization Period, upon the written request of CPF, or the Administrator on behalf of CPF, the Trustee shall withdraw from the Series 2012-1 Principal Subaccount an amount equal to the excess, if any, of the amount allocated to the Series 2012-1 Principal Subaccount over the Series 2012-1 Controlled Amortization Amount with respect to the Series 2012-1 Notes for such Distribution Date and pay such funds to CPF, provided that no Borrowing Base Deficiency, Series 2012-1 Enhancement Deficiency or Series 2012-1 Principal Deficit Amount would result therefrom or exist immediately thereafter as certified to the Trustee in writing by the Administrator. Amounts allocated to the Series

2012-1 Principal Subaccount during each Related Month with respect to each Distribution Date during the Series 2012-1 Controlled Amortization Period and not applied to make a voluntary Decrease in the Series 2012-1 Invested Amount pursuant to Section 3.5 or paid to CPF pursuant to this Section 5.2(b)(ii) (or, if all or a portion of the Related Month with respect to such Distribution Date was during the Series 2012-1 Revolving Period, pursuant to Section 5.2(b)(i)) shall be withdrawn from the Series 2012-1 Principal Subaccount, deposited in the Series 2012-1 Distribution Account on the immediately succeeding Distribution Date and used to make principal payments in respect of the Series 2012-1 Notes ratably, without preference or priority of any kind, until the Series 2012-1 Invested Amount is reduced to zero in accordance with Section 5.5(e).

(iii) Series 2012-1 Rapid Amortization Period. Amounts allocated to the Series 2012-1 Principal Subaccount during each Related Month with respect to each Distribution Date during the Series 2012-1 Rapid Amortization Period together with all other amounts on deposit in the Series 2012-1 Principal Collection Subaccount on the last day of such Related Month shall be withdrawn from the Series 2012-1 Principal Subaccount, deposited in the Series 2012-1 Distribution Account on the immediately succeeding Distribution Date and used to make principal payments in respect of the Series 2012-1 Notes ratably, without preference or priority of any kind, until the Series 2012-1 Invested Amount is reduced to zero in accordance with Section 5.5(e). Notwithstanding anything to the contrary herein, no funds on deposit in the Series 2012-1 Principal Subaccount shall be paid or distributed to CPF after the occurrence of an Amortization Event with respect to the Series 2012-1 Notes until the Series 2012-1 Notes have been paid in full.

(c) Past Due Rental Payments. Notwithstanding Section 5.2(a), if after the occurrence of a Series 2012-1 Lease Payment Deficit, the Lessee shall make payments of Monthly Base Rent or other amounts payable by the Lessee under the Group I CPF Lease on or prior to the fifth Business Day after the occurrence of such Series 2012-1 Lease Payment Deficit (a “Past Due Rent Payment”), the Administrator shall direct the Trustee in writing pursuant to the Group I Administration Agreement to allocate to the Series 2012-1 Collection Account an amount equal to the Series 2012-1 Invested Percentage as of the date of the occurrence of such Series 2012-1 Lease Payment Deficit of the Collections attributable to such Past Due Rent Payment (the “Series 2012-1 Past Due Rent Payment”). The Administrator shall instruct the Trustee in writing pursuant to the Group I Administration Agreement to withdraw from the Series 2012-1 Collection Account and apply the Series 2012-1 Past Due Rent Payment in the following order:

(i) if the occurrence of such Series 2012-1 Lease Payment Deficit resulted in a withdrawal being made from the Series 2012-1 Reserve Account pursuant to Section 5.3(d), deposit in the Series 2012-1 Reserve Account an amount equal to the lesser of (x) the Series 2012-1 Past Due Rent Payment and (y) the excess, if any, of the Series 2012-1 Required Reserve Account Amount over the Series 2012-1 Available Reserve Account Amount on such day;

(ii) if the occurrence of the related Series 2012-1 Lease Payment Deficit resulted in one or more Lease Deficit Disbursements being made under the Series 2012-1 Letters of Credit, pay to each Series 2012-1 Letter of Credit Provider who made such a Lease Deficit Disbursement for application in accordance with the provisions of the applicable Series 2012-1 Reimbursement Agreement an amount equal to the lesser of (x) the unreimbursed amount of such Series 2012-1 Letter of Credit Provider’s Lease Deficit Disbursement and (y) such Series 2012-1 Letter of Credit Provider’s pro rata share, calculated on the basis of the unreimbursed amount of each Series 2012-1 Letter of Credit Provider’s Lease Deficit Disbursement, of the amount of the Series 2012-1 Past Due Rent Payment remaining after payment pursuant to clause (i) above;

(iii) if the occurrence of such Series 2012-1 Lease Payment Deficit resulted in a withdrawal being made from the Series 2012-1 Cash Collateral Account, deposit in the Series 2012-1 Cash Collateral Account an amount equal to the lesser of (x) the amount of the Series 2012-1 Past Due Rent Payment remaining after any payment pursuant to clauses (i) and (ii) above and (y) the amount withdrawn from the Series 2012-1 Cash Collateral Account on account of such Series 2012-1 Lease Payment Deficit;

(iv) allocate to the Series 2012-1 Accrued Interest Account the amount, if any, by which the Series 2012-1 Lease Interest Payment Deficit, if any, relating to such Series 2012-1 Lease Payment Deficit exceeds the amount of the Series 2012-1 Past Due Rent Payment applied pursuant to clauses (i), (ii) and (iii) above; and

(v) treat the remaining amount of the Series 2012-1 Past Due Rent Payment as Principal Collections allocated to the Series 2012-1 Notes in accordance with Section 5.2(a)(ii).

Section 5.3 Payments to Noteholders. The Funding Agent with respect to each CP Conduit Purchaser Group and each Non-Conduit Purchaser shall provide written notice to the Administrative Agent (x) no later than two Business Days prior to each Determination Date, setting forth the Monthly Funding Costs with respect to its Related Purchaser Group with respect to the portion of the current Series 2012-1 Interest Period ending on such Business Day and a reasonable estimation of the Monthly Funding Costs with respect to such Purchaser Group for the remainder of such Series 2012-1 Interest Period and (y) within three Business Days after the end of each calendar month, setting forth the Monthly Funding Costs (calculated as if such calendar month were a Series 2012-1 Interest Period) with respect to such Purchaser Group for such calendar month. The Administrative Agent shall, within two Business Days following its receipt of such information from each Funding Agent and each Non-Conduit Purchaser, compile the information provided in such written notice provided pursuant to clause (x) or (y) above, as applicable, into one written notice for all Purchaser Groups and forward such notice to the Administrator. On each Determination Date, the Administrator shall determine the Series 2012-1 Note Rate for the current Series 2012-1 Interest Period. If the actual amount of the Monthly Funding Costs with respect to any Purchaser Group for a Series 2012-1 Interest Period is less than or greater than the amount thereof estimated by the Funding Agent or Non-Conduit Purchaser with respect to its Related Purchaser Group on a Determination Date, such Funding Agent or Non-Conduit Purchaser shall notify the Administrator and the Administrative Agent thereof on the next succeeding Determination Date and the Administrator shall reduce or increase the Monthly Funding Costs with respect to such Purchaser Group for the next succeeding Series 2012-1 Interest Period by the amount of such excess or deficiency, as applicable. The Administrator shall determine the Series 2012-1 Note Rate for the last Series 2012-1 Interest Period on the Determination Date immediately preceding the final Distribution Date based on the information provided by the Funding Agents and the Non-Conduit Purchasers. If a Funding Agent or a Non-Conduit Purchaser determines that the actual Monthly Funding Costs with respect to its Related Purchaser Group for the last Series 2012-1 Interest Period will be more or less than the estimate thereof provided to the Administrator and informs the Administrator of such variance prior to the Distribution Date for such Series 2012-1 Interest Period, the Administrator shall recalculate the Series 2012-1 Note Rate for such Series 2012-1 Interest Period. On each Determination Date, as provided below, the Administrator shall instruct the Paying Agent in writing pursuant to the Group I Administration Agreement to withdraw, and on the following Distribution Date the Paying Agent, acting in accordance with such instructions, shall withdraw the amounts required to be withdrawn from the Group I Collection Account pursuant to Section 5.3(a) below in respect of all funds available from Series 2012-1 Interest Rate Hedge Proceeds and Interest Collections processed since the preceding Distribution Date and allocated to the holders of the Series 2012-1 Notes.

(a) Note Interest with respect to the Series 2012-1 Notes. On each Determination Date, the Administrator shall instruct the Trustee and the Paying Agent in writing pursuant to the Group I Administration Agreement as to the amount to be withdrawn and paid pursuant to Section 5.4 from the Series 2012-1 Accrued Interest Account to the extent funds are anticipated to be available from Interest Collections allocable to the Series 2012-1 Notes and the Series 2012-1 Interest Rate Hedge Proceeds processed from, but not including, the preceding Distribution Date through the succeeding Distribution Date in respect of (w) first, an amount equal to the Series 2012-1 Monthly Interest for the Series 2012-1 Interest Period ending on the day preceding the related Distribution Date, (x) second, an amount equal to the Series 2012-1 Interest Rate Hedge Payments payable on such date, if any, (y) third, an amount equal to the accrued and unpaid Commitment Fees for each Purchaser Group for the Series 2012-1 Interest Period ending on the day preceding the related Distribution Date, and (z) fourth, an amount equal to the amount of any unpaid Series 2012-1 Shortfall as of the preceding Distribution Date (together with any accrued interest on such Series 2012-1 Shortfall). On the following Distribution Date, the Trustee shall withdraw the amounts described in the first sentence of this Section 5.3(a) from the Series 2012-1 Accrued Interest Account and deposit such amounts in the Series 2012-1 Distribution Account.

(b) Withdrawals from Series 2012-1 Reserve Account. If the Administrator determines on any Distribution Date that the amounts available from the Series 2012-1 Accrued Interest Account are insufficient to pay the sum of (a) the amounts described in clauses (w), (x), (y) and (z) of Section 5.3(a) above on such Distribution Date and (b) during the Series 2012-1 Rapid Amortization Period, the Series 2012-1 Trustee Fees, the

Series 2012-1 Disposition Agent Fees and the Series 2012-1 Back-up Administration Fees for such Distribution Date, the Administrator shall instruct the Trustee in writing to withdraw from the Series 2012-1 Reserve Account and deposit in the Series 2012-1 Distribution Account on such Distribution Date an amount equal to the lesser of the Series 2012-1 Available Reserve Account Amount and such insufficiency. The Trustee shall withdraw such amount from the Series 2012-1 Reserve Account and deposit such amount in the Series 2012-1 Distribution Account.

(c) Lease Payment Deficit Notice. On or before 10:00 a.m. (New York City time) on each Distribution Date, the Administrator shall notify the Trustee of the amount of any Series 2012-1 Lease Payment Deficit, such notification to be in the form of Exhibit C to this Series Supplement (each a “Lease Payment Deficit Notice”).

(d) Draws on Series 2012-1 Letters of Credit For Series 2012-1 Lease Interest Payment Deficits. If the Administrator determines on any Distribution Date that there exists a Series 2012-1 Lease Interest Payment Deficit, the Administrator shall instruct the Trustee in writing to draw on the Series 2012-1 Letters of Credit, if any, and, the Trustee shall, by 12:00 noon (New York City time) on such Distribution Date draw an amount (identified by the Administrator) equal to the least of (i) such Series 2012-1 Lease Interest Payment Deficit, (ii) the excess, if any, of the sum of (A) the amounts described in clauses (w), (x), (y) and (z) of Section 5.3(a) above on such Distribution Date and (B) during the Series 2012-1 Rapid Amortization Period, the Series 2012-1 Trustee Fees, the Series 2012-1 Disposition Agent Fees and the Series 2012-1 Back-up Administration Fees for such Distribution Date over the amounts available from the Series 2012-1 Accrued Interest Account plus the amount withdrawn from the Series 2012-1 Reserve Account pursuant to Section 5.3(b) on such Distribution Date and (iii) the Series 2012-1 Letter of Credit Liquidity Amount, on the Series 2012-1 Letters of Credit by presenting to each Series 2012-1 Letter of Credit Provider a Certificate of Lease Deficit Demand and shall cause the Lease Deficit Disbursements to be deposited in the Series 2012-1 Distribution Account on such Distribution Date for distribution in accordance with Section 5.4; provided, however, that if the Series 2012-1 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2012-1 Cash Collateral Account and deposit in the Series 2012-1 Distribution Account an amount equal to the lesser of (x) the Series 2012-1 Cash Collateral Percentage on such Distribution Date of the least of the amounts described in clauses (i), (ii) and (iii) above and (y) the Series 2012-1 Available Cash Collateral Account Amount on such Distribution Date and draw an amount equal to the remainder of such amount on the Series 2012-1 Letters of Credit.

(e) Balance. On or prior to the second Business Day preceding each Distribution Date, the Administrator shall instruct the Trustee and the Paying Agent in writing pursuant to the Group I Administration Agreement to pay the balance (after making the payments required in Section 5.3(a)), if any, of the amounts available from the Series 2012-1 Accrued Interest Account as follows:

(i) first, to the Administrator, an amount equal to the Series 2012-1 Invested Percentage as of the beginning of such Series 2012-1 Interest Period of the Monthly Administration Fee payable by CPF (as specified in Section 5 of the Group I Administration Agreement) for such Series 2012-1 Interest Period;

(ii) second, during the Series 2012-1 Rapid Amortization Period, to the Group I Disposition Agent and/or the Group I Back-up Administrator, any Series 2012-1 Disposition Agent Fees and/or Series 2012-1 Back-up Administration Fees remaining unpaid after application of the Monthly Administration Fee pursuant to the Group I Back-up Administration Agreement;

(iii) third, to the Trustee, an amount equal to the Series 2012-1 Percentage as of the beginning of such Series 2012-1 Interest Period of the Trustee’s fees for such Series 2012-1 Interest Period;

(iv) fourth, to the Series 2012-1 Distribution Account to pay any Article VIII Costs;

(v) fifth, to pay any Carrying Charges (other than Carrying Charges provided for above) to the Persons to whom such amounts are owed, an amount equal to the Series 2012-1 Percentage as of the beginning of such Series 2012-1 Interest Period of such Carrying Charges (other than Carrying Charges provided for above) for such Series 2012-1 Interest Period; and

(vi) sixth, the balance, if any, shall be treated as Principal Collections allocable to the Series 2012-1 Notes.

(f) Shortfalls. If the amounts described in Section 5.3 are insufficient to pay the Series 2012-1 Monthly Interest and the Commitment Fees of the Purchaser Groups on any Distribution Date, payments of interest to the Series 2012-1 Noteholders and payments of Commitment Fees to the Purchaser Groups will be reduced on a pro rata basis by the amount of such deficiency. The aggregate amount, if any, of such deficiency on any Distribution Date shall be referred to as the “Series 2012-1 Shortfall.” Interest shall accrue on the Series 2012-1 Shortfall at the Alternate Base Rate plus 2% per annum.

Section 5.4 Payment of Note Interest and Commitment Fees.

On each Distribution Date, subject to Section 9.8 of the Base Indenture, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture, pay to the Administrative Agent for the accounts of the Purchaser Groups from the Series 2012-1 Distribution Account the amounts deposited in the Series 2012-1 Distribution Account pursuant to Section 5.3. Upon the receipt of funds from the Paying Agent on each Distribution Date on account of Series 2012-1 Monthly Interest, the Administrative Agent shall pay to each Non-Conduit Purchaser and each Funding Agent with respect to a CP Conduit Purchaser Group an amount equal to the Monthly Funding Costs with respect to its Related Purchaser Group with respect to the Series 2012-1 Interest Period ending on the day preceding such Distribution Date plus the amount of any unpaid Series 2012-1 Shortfalls relating to unpaid Series 2012-1 Monthly Interest payable to such Purchaser Group as of the preceding Distribution Date, together with any interest thereon at the Alternate

Base Rate plus 2% per annum. If the amount paid to the Administrative Agent on any Distribution Date pursuant to this Section 5.4 on account of Series 2012-1 Monthly Interest for the Series 2012-1 Interest Period ending on the day preceding such Distribution Date is less than such Series 2012-1 Monthly Interest, the Administrative Agent shall pay the amount available to the Non-Conduit Purchasers and the Funding Agents, on behalf of the CP Conduit Purchaser Groups, on a rata basis, based on the Monthly Funding Costs with respect to each Related Purchaser Group with respect to such Series 2012-1 Interest Period. Upon the receipt of funds from the Paying Agent on each Distribution Date on account of Commitment Fees, the Administrative Agent shall pay to each Non-Conduit Purchaser and each Funding Agent with respect to a CP Conduit Purchaser Group an amount equal to the Commitment Fee payable to its Related Purchaser Group with respect to the Series 2012-1 Interest Period ending on the day preceding such Distribution Date plus the amount of any unpaid Series 2012-1 Shortfalls relating to unpaid Commitment Fees payable to such Purchaser Group as of the preceding Distribution Date, together with any interest thereon at the Alternate Base Rate plus 2% per annum. If the amount paid to the Administrative Agent on any Distribution Date pursuant to this Section 5.4 on account of Commitment Fees is less than the Commitment Fees payable on such Distribution Date, the Administrative Agent shall pay the amount available to the Non-Conduit Purchasers and the Funding Agents, on behalf of the CP Conduit Purchaser Groups, on a pro rata basis, based on the Commitment Fee payable to each Purchaser Group on such Distribution Date. Upon the receipt of funds from the Trustee or the Paying Agent on any Distribution Date on account of Article VIII Costs, the Administrative Agent shall pay such amounts to the Non-Conduit Purchasers owed such amounts and/or to the Funding Agent with respect to the CP Conduit Purchaser or the APA Bank owed such amounts. If the amounts paid to the Administrative Agent on any Distribution Date pursuant to Section 5.3(e) on account of Article VIII Costs are less than the Article VIII Costs due and payable on such Distribution Date, the Administrative Agent shall pay the amounts available to the Non-Conduit Purchasers owed such amounts and/or to the Funding Agents with respect to the CP Conduit Purchasers and APA Banks owed such amounts, on a pro rata basis, based on the Article VIII Costs owing to such Non-Conduit Purchasers, CP Conduit Purchasers and APA Banks. Due and unpaid Article VIII Costs owing to a Purchaser Group shall accrue interest at the Alternate Base Rate plus 2%; provided that Article VIII Costs shall not be considered due until the first Distribution Date following five days notice to CPF and the Administrator of such Article VIII Costs.

Section 5.5 Payment of Note Principal.

(a) Monthly Principal Payments.

(i) On the Determination Date immediately preceding each Distribution Date during the Series 2012-1 Controlled Amortization Period, the Administrator shall instruct the Trustee and the Paying Agent in writing pursuant to the Group I Administration Agreement and in accordance with this Section 5.5 as to (A) the amount allocated to the Series 2012-1 Notes during the Related Month pursuant to Section 5.2(a)(ii), less (x) the amount thereof paid to CPF pursuant to Section 5.2(b)(ii)(and/or, if all or a portion of the Related Month with respect to such Distribution Date was during the Series 2012-1 Revolving Period, Section 5.2(b)(i)), (y) the amount thereof applied to make voluntary

Decreases in the Series 2012-1 Invested Amount pursuant to Section 3.5 and (z) the amount thereof withdrawn from the Series 2012-1 Principal Subaccount and deposited into the Series 2012-1 Reserve Account pursuant to Section 5.2(b), in each case, on or prior to such Determination Date, (B) any amounts to be withdrawn from the Series 2012-1 Reserve Account and deposited into the Series 2012-1 Distribution Account and (C) any amounts to be drawn on the Series 2012-1 Demand Notes and/or on the Series 2012-1 Letters of Credit (or withdrawn from the Series 2012-1 Cash Collateral Account) (the amounts described in (A), (B) and (C) are, collectively, the “Series 2012-1 Controlled Amortization Period Monthly Payment Amount”).

(ii) On the Determination Date immediately preceding each Distribution Date during the Series 2012-1 Rapid Amortization Period, the Administrator shall instruct the Trustee and the Paying Agent in writing pursuant to the Group I Administration Agreement and in accordance with this Section 5.5 as to (A) the amount allocated to the Series 2012-1 Notes during Related Month pursuant to Section 5.2(a)(ii), (B) any amounts to be withdrawn from the Series 2012-1 Reserve Account and deposited into the Series 2012-1 Distribution Account, (C) any amounts to be drawn on the Series 2012-1 Demand Notes and/or on the Series 2012-1 Letters of Credit (or withdrawn from the Series 2012-1 Cash Collateral Account) and (D) any amounts (other than the amounts described in clause (A) above) to be withdrawn from the Series 2012-1 Principal Subaccount and deposited into the Series 2012-1 Distribution Account (the amounts described in (A), (B), (C) and (D) are, collectively, the “Series 2012-1 Rapid Amortization Period Monthly Payment Amount”).

(iii) On the Distribution Date following each Determination Date, the Trustee shall withdraw the lesser of (A) the applicable Monthly Principal Payment Amount and (B) the Series 2012-1 Invested Amount from the Series 2012-1 Principal Subaccount and deposit such amount in the Series 2012-1 Distribution Account, to be paid to the holders of the Series 2012-1 Notes.

(b) Decreases. On any Business Day prior to the occurrence of an Amortization Event with respect to the Series 2012-1 Notes on which a Decrease is to be made pursuant to Section 3.5, the Trustee shall withdraw from the Series 2012-1 Principal Subaccount in accordance with the written instructions of the Administrator an amount equal to the lesser of (i) the funds then allocated to the Series 2012-1 Principal Subaccount and (ii) the amount of such Decrease, and deposit such amount in the Series 2012-1 Distribution Account, to be paid to the Administrative Agent. Upon the receipt of funds on account of a Decrease from the Trustee, the Administrative Agent shall pay to each Funding Agent with respect to a CP Conduit Purchaser Group and each Non-Conduit Purchaser, its related Purchaser Group’s Pro Rata Share of the amount of such Decrease. Each CP Conduit Purchaser Group’s share of the amount of any Decrease on any Business Day shall be allocated by such CP Conduit Purchaser Group first to reduce the Available CP Funding Amount with respect to such CP Conduit Purchaser Group and the Available APA Bank Funding Amount with respect to such CP Conduit Purchaser Group on such Business Day and then to reduce the portion of the Purchaser Group Invested Amount with respect to such CP Conduit Purchaser Group allocated to Eurodollar Tranches in such order as such CP Conduit Purchaser Group may select in order to minimize costs payable pursuant to Section 8.3.

(c) Principal Deficit Amount. On each Distribution Date on which the Series 2012-1 Principal Deficit Amount is greater than zero or the Administrator determines that there exists a Series 2012-1 Lease Principal Payment Deficit, amounts shall be transferred to the Series 2012-1 Distribution Account as follows:

(i) Reserve Account Withdrawal. The Administrator shall instruct the Trustee in writing prior to 12:00 noon (New York City time) on such Distribution Date, in the case of a Series 2012-1 Lease Principal Payment Deficit or a Series 2012-1 Principal Deficit Amount resulting from a Series 2012-1 Lease Payment Deficit, or prior to 12:00 noon (New York City time) on the second Business Day prior to such Distribution Date, in the case of any other Series 2012-1 Principal Deficit Amount, to withdraw from the Series 2012-1 Reserve Account, an amount equal to the lesser of (x) the Series 2012-1 Available Reserve Account Amount and (y) the greater of (1) such Series 2012-1 Principal Deficit Amount and (2) such Series 2012-1 Lease Principal Payment Deficit and deposit it in the Series 2012-1 Distribution Account on such Distribution Date or such second Business Day prior to such Distribution Date, as applicable.

(ii) Principal Draws on Series 2012-1 Letters of Credit. If the Administrator determines on any such Distribution Date that there exists a Series 2012-1 Lease Principal Payment Deficit, the Administrator shall instruct the Trustee in writing to draw on the Series 2012-1 Letters of Credit, if any, as provided below. Upon receipt of a notice by the Trustee from the Administrator in respect of a Series 2012-1 Lease Principal Payment Deficit on or prior to 11:00 a.m. (New York City time) on a Distribution Date, the Trustee shall, by 12:00 noon (New York City time) on such Distribution Date draw an amount as set forth in such notice equal to the lesser of (a) the amount by which the Series 2012-1 Lease Principal Payment Deficit on such Distribution Date exceeds the amount to be deposited in the Series 2012-1 Distribution Account in accordance with clause (i) of this Section 5.5(c) on such Distribution Date, and (b) the Series 2012-1 Letter of Credit Liquidity Amount on the Series 2012-1 Letters of Credit by presenting to each Series 2012-1 Letter of Credit Provider a Certificate of Lease Deficit Demand and shall cause the Lease Deficit Disbursements to be deposited in the Series 2012-1 Distribution Account on such Distribution Date; provided, however, that if the Series 2012-1 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2012-1 Cash Collateral Account and deposit in the Series 2012-1 Distribution Account an amount equal to the Series 2012-1 Cash Collateral Percentage on such Distribution Date of the lesser of the amounts described in clauses (a) and (b) above and draw an amount equal to the remainder of the least of the amounts described in clauses (a) and (b) above on the Series 2012-1 Letters of Credit.

(iii) Demand Note Draw. If on any related Determination Date, the Administrator determines that the Series 2012-1 Principal Deficit Amount on the next succeeding Distribution Date (even assuming that there is no Series 2012-1 Lease Principal Payment Deficit on such Distribution Date) will be greater than zero and there are any Series 2012-1 Letters of Credit or amounts on deposit in the Series 2012-1 Cash Collateral Account on such date, prior to 10:00 a.m. (New York City time) on the second Business Day prior to such Distribution Date, the Administrator shall instruct the Trustee in writing to make a demand (a “Demand Notice”) substantially in the form attached hereto as Exhibit D on BRAC demanding payment of an amount equal to the lesser of (A) the Series 2012-1 Principal Deficit Amount less the amount deposited or to be deposited in the Series 2012-1 Distribution Account in accordance with clause (i) of this Section 5.5(c) on such Business Day and (B) the Series 2012-1 Letter of Credit Amount. The Trustee shall, prior to 12:00 noon (New York City time) on the second Business Day preceding such Distribution Date, deliver such Demand Notice to BRAC; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to BRAC shall have occurred and be continuing, the Trustee shall not be required to deliver such Demand Notice to BRAC. The Trustee shall cause the proceeds of any demand on the Series 2012-1 Demand Note to be deposited into the Series 2012-1 Distribution Account.

(iv) Letter of Credit Draw. In the event that either (x) on or prior to 10:00 a.m. (New York City time) on the Business Day prior to a Distribution Date, BRAC shall have failed to pay to the Trustee or deposit in the Series 2012-1 Distribution Account the amount specified in a Demand Notice delivered pursuant to clause (iii) of this Section 5.5(c) in whole or in part or (y) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to BRAC, the Trustee shall not have delivered such Demand Notice to BRAC on the second Business Day preceding such Distribution Date, then, in the case of (x) or (y) the Trustee shall on such Business Day draw on the Series 2012-1 Letters of Credit an amount equal to the lesser of (a) Series 2012-1 Letter of Credit Amount, and (b) the aggregate amount that BRAC failed to pay under the Series 2012-1 Demand Notes (or, the amount that the Trustee failed to demand for payment thereunder) by presenting to each Series 2012-1 Letter of Credit Provider a Certificate of Unpaid Demand Note Demand; provided, however, that if the Series 2012-1 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2012-1 Cash Collateral Account and deposit in the Series 2012-1 Distribution Account an amount equal to the Series 2012-1 Cash Collateral Percentage on such Business Day of the lesser of the amounts described in clauses (a) and (b) above and draw an amount equal to the remainder of the lesser of the amounts described in clauses (a) and (b) above on the Series 2012-1 Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any draw on the Series 2012-1 Letters of Credit and the proceeds of any withdrawal from the Series 2012-1 Cash Collateral Account into the Series 2012-1 Distribution Account.

(d) Series 2012-1 Termination Date. The entire Series 2012-1 Invested Amount shall be due and payable on the Series 2012-1 Termination Date. In connection therewith:

(i) Reserve Account Withdrawal. If, after giving effect to the deposit into the Series 2012-1 Distribution Account of the amount to be deposited in accordance with Section 5.5(a), together with any amounts to be deposited therein in accordance with Section 5.5(c) on the Series 2012-1 Termination Date, the amount to be deposited in the Series 2012-1 Distribution Account with respect to the Series 2012-1 Termination Date is or will be less than the Series 2012-1 Invested Amount, then, prior to 12:00 noon (New York City time) on the second Business Day prior to the Series 2012-1 Termination Date, the Administrator shall instruct the Trustee in writing to withdraw from the Series 2012-1 Reserve Account, an amount equal to the lesser of the Series 2012-1 Available Reserve Account Amount and such insufficiency and deposit it in the Series 2012-1 Distribution Account on the Series 2012-1 Termination Date.

(ii) Demand Note Draw. If the amount to be deposited in the Series 2012-1 Distribution Account in accordance with Section 5.5(a) together with any amounts to be deposited therein in accordance with Section 5.5(c) and Section 5.5(d)(i) on the Series 2012-1 Termination Date is less than the Series 2012-1 Invested Amount, and there are any Series 2012-1 Letters of Credit or amounts on deposit in the Series 2012-1 Cash Collateral Account on such date, then, prior to 10:00 a.m. (New York City time) on the second Business Day prior to the Series 2012-1 Termination Date, the Administrator shall instruct the Trustee in writing to deliver a Demand Notice to BRAC for payment under the Series 2012-1 Demand Notes in an amount equal to the lesser of (i) such insufficiency and (ii) the Series 2012-1 Letter of Credit Amount. The Trustee shall, prior to 12:00 noon (New York City time) on the second Business Day preceding the Series 2012-1 Termination Date, deliver such Demand Notice to ABCR; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to BRAC shall have occurred and be continuing, the Trustee shall not be required to deliver such Demand Notice to BRAC. The Trustee shall cause the proceeds of any demand on the Series 2012-1 Demand Notes to be deposited into the Series 2012-1 Distribution Account.

(iii) Letter of Credit Draw. In the event that either (x) on or prior to 10:00 a.m. (New York City time) on the Business Day immediately preceding any Distribution Date next succeeding any date on which a Demand Notice has been transmitted by the Trustee to BRAC pursuant to clause (ii) of this Section 5.5(d) BRAC shall have failed to pay to the Trustee or deposit into the Series 2012-1 Distribution Account the amount specified in such Demand Notice in whole or in part or (y) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to BRAC, the Trustee shall not have delivered such Demand Notice to BRAC on the second Business Day preceding the Series 2012-1 Termination Date, then, in the case of (x) or (y) the Trustee shall draw on the Series 2012-1 Letters of Credit by 12:00 noon (New York City time) on such Business Day an amount equal to the least of (a) the amount that BRAC failed to pay under the Series 2012-1 Demand Notes (or, the amount that the Trustee failed to demand for payment thereunder) and (b) the Series 2012-1 Letter of Credit Amount on such Business Day, by presenting to each Series 2012-1 Letter of Credit Provider a Certificate of Unpaid Demand Note Demand; provided, however, that if the Series 2012-1 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2012-1 Cash Collateral Account and deposit in the Series 2012-1 Distribution Account an amount equal to the Series 2012-1 Cash Collateral Percentage on such Business Day of the lesser of the amounts described in clauses (a) and (b) above and draw an amount equal to the remainder of the lesser of the amounts described in clauses (a) and (b) above on the Series 2012-1 Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any draw on the Series 2012-1 Letters of Credit and the proceeds of any withdrawal from the Series 2012-1 Cash Collateral Account into the Series 2012-1 Distribution Account.

(e) Distribution. On each Distribution Date, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture, (i) pay to the Administrative Agent for the accounts of the Purchaser Groups from the Series 2012-1 Distribution Account the amount deposited therein pursuant to Section 5.5(a), (c) and/or (d) or (ii) pay to the Administrative Agent for the account of the applicable Purchaser Groups constituting the Series 2012-1 Terminating Purchasers from the Series 2012-1 Distribution Account the amount deposited therein pursuant to Section 5.2(b)(i). Upon the receipt of funds from the Trustee pursuant to Sections 5.5(a), (c), and/or (d) on any Distribution Date, the Administrative Agent shall pay to each Funding Agent with respect to each CP Conduit Purchaser Group and each Non-Conduit Purchaser, its Purchaser Group’s Pro Rata Share of such funds. Upon the receipt of funds from the Trustee pursuant to Sections 5.2(b)(i) on any Distribution Date, the Administrative Agent shall pay to each Funding Agent and/or Non-Conduit Purchaser with respect to a Series 2012-1 Terminating Purchaser, such Series 2012-1 Terminating Purchasers Pro Rata Share of such funds.

Section 5.6 Administrator’s Failure to Instruct the Trustee to Make a Deposit or Payment. If the Administrator fails to give notice or instructions to make any payment from the Group I Collection Account or deposit into the Collection Account (which amount is to be further credited to the Group I Collection Account) or the Group I Collection Account required to be given by the Administrator, at the time specified in the Group I Administration Agreement or any other Series 2012-1 Related Document (including applicable grace periods), the Trustee shall make such payment or deposit into or from the Collection Account or Group I Collection Account, as the case may be, without such notice or instruction from the Administrator, provided that the Administrator, upon request of the Trustee, promptly provides the Trustee with all information necessary to allow the Trustee to make such a payment or deposit. When any payment or deposit hereunder or under any other Series 2012-1 Related Document is required to be made by the Trustee or the Paying Agent at or prior to a specified time, the Administrator shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time.

Section 5.7 Series 2012-1 Reserve Account.

(a) Establishment of Series 2012-1 Reserve Account. CPF shall establish and maintain in the name of the Trustee for the benefit of the Series 2012-1 Noteholders, or cause to be established and maintained, an account (the “Series 2012-1 Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2012-1 Noteholders. The Series 2012-1 Reserve Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2012-1 Reserve Account; provided that, if at any time such Qualified Institution is no longer a Qualified Institution or the credit rating of any securities issued by such depositary institution or trust company shall be reduced to below “BBB-” by S&P or “Baa2” by Moody’s, then CPF shall, within 30 days of such reduction, establish a new Series 2012-1 Reserve Account with a new Qualified Institution. If the Series 2012-1 Reserve Account is not maintained in accordance with the previous sentence, CPF shall establish a new Series 2012-1 Reserve Account, within ten (10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2012-1 Reserve Account into the new Series 2012-1 Reserve Account. Initially, the Series 2012-1 Reserve Account shall be established with The Bank of New York Mellon Trust Company, N.A.; provided that if the Series 2012-1 Reserve Account is established with any other institution, CPF shall cause such institution to enter into an agreement in form and substance reasonably satisfactory to the Administrative Agent establishing “control” within the meaning of Section 8-106 of the New York UCC by the Trustee over the Series 2012-1 Reserve Account, including agreements by such institution to (i) to act as the securities intermediary (as defined in Section 8-102(a)(14) of the New York UCC) with respect to the Series 2012-1 Reserve Account; (ii) that its jurisdiction as securities intermediary is New York; (iii) that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Series 2012-1 Reserve Account shall be treated as a financial asset (as defined in Section 8-102(a)(9) of the New York UCC) and (iv) to comply with any entitlement order (as defined in Section 8-102(a)(8) of the New York UCC) issued by the Trustee without further consent of CPF.

(b) Administration of the Series 2012-1 Reserve Account. The Administrator may instruct the institution maintaining the Series 2012-1 Reserve Account to invest funds on deposit in the Series 2012-1 Reserve Account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were received, unless any Permitted Investment held in the Series 2012-1 Reserve Account is held with the Paying Agent, then such investment may mature on such Distribution Date and such funds shall be available for withdrawal on or prior to such Distribution Date. All such Permitted Investments will be credited to the Series 2012-1 Reserve Account and any such Permitted Investments that constitute (i) physical property (and that is not either a United States security entitlement or a security entitlement) shall be physically delivered to the Securities Intermediary; (ii) United States security entitlements or security entitlements shall be controlled (as defined in Section 8-106 of the New York UCC) by the Securities Intermediary pending maturity or disposition, and (iii) uncertificated securities (and not United States security entitlements) shall be delivered to the Securities Intermediary by causing the Securities Intermediary to become the registered holder of such securities. The Trustee shall, at the expense of CPF, take such action as is required to maintain the Trustee’s security interest in the Permitted Investments credited to the Series 2012-1 Reserve Account. CPF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the purchase price of such Permitted Investments. In the absence of written investment instructions hereunder, funds on deposit in the Series 2012-1 Reserve Account shall remain uninvested.

(c) Earnings from Series 2012-1 Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2012-1 Reserve Account shall be deemed to be on deposit therein and available for distribution.

(d) Series 2012-1 Reserve Account Constitutes Additional Collateral for Series 2012-1 Notes. In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2012-1 Notes, CPF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2012-1 Noteholders, all of CPF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2012-1 Reserve Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2012-1 Reserve Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2012-1 Reserve Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2012-1 Reserve Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2012-1 Reserve Account Collateral”). The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Series 2012-1 Reserve Account and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2012-1 Reserve Account. The Series 2012-1 Reserve Account Collateral shall be under the sole dominion and control of the Trustee for the benefit of the Series 2012-1 Noteholders. The Securities Intermediary hereby agrees (i) to act as the securities intermediary (as defined in Section 8-102(a)(14) of the New York UCC) with respect to the Series 2012-1 Reserve Account; (ii) that its jurisdiction as securities intermediary is New York; (iii) that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Series 2012-1 Reserve Account shall be treated as a financial asset (as defined in Section 8-102(a)(9) of the New York UCC) and (iii) to comply with any entitlement order (as defined in Section 8-102(a)(8) of the New York UCC) issued by the Trustee without further consent of CPF.

(e) Preference Amount Withdrawals from the Series 2012-1 Reserve Account or the Series 2012-1 Cash Collateral Account. If a Non-Conduit Purchaser or a member of a CP Conduit Purchaser Group notifies the Trustee in writing of the existence of a Preference Amount, then, subject to the satisfaction of the conditions set forth in the next succeeding sentence, on the Business Day on which those conditions are first satisfied, the Trustee shall withdraw from either (x) on or prior to the Series 2012-1 Letter of Credit Termination Date, the Series 2012-1 Reserve Account or (y) after the Series 2012-1 Letter of Credit Termination Date, the Series 2012-1 Cash Collateral Account and pay to the applicable Non-Conduit Purchaser or the Funding Agent for such member an amount equal to such Preference Amount. Prior to any withdrawal from the Series 2012-1 Reserve Account or the Series 2012-1 Cash Collateral Account pursuant to this Section 5.7(e), the Trustee shall have received (i) a certified copy of the order requiring the return of such Preference Amount; (ii) an opinion of counsel satisfactory to the Trustee that such order is final and not subject to appeal; and (iii) a release as to any claim against CPF by the Purchaser Group for any amount paid in respect of such Preference Amount. On the Business

Day after the Series 2012-1 Letter of Credit Termination Date, the Trustee shall transfer the amount on deposit in the Series 2012-1 Reserve Account to the Series 2012-1 Cash Collateral Account.

(f) Series 2012-1 Reserve Account Surplus. In the event that the Series 2012-1 Reserve Account Surplus on any Distribution Date, after giving effect to all withdrawals from the Series 2012-1 Reserve Account, is greater than zero, the Trustee, acting in accordance with the written instructions of the Administrator pursuant to the Group I Administration Agreement, shall withdraw from the Series 2012-1 Reserve Account an amount equal to the Series 2012-1 Reserve Account Surplus and shall pay such amount to CPF.

(g) Termination of Series 2012-1 Reserve Account. Upon the termination of the Indenture pursuant to Section 11.1 of the Base Indenture, the Trustee, acting in accordance with the written instructions of the Administrator, after the prior payment of all amounts owing to the Series 2012-1 Noteholders and payable from the Series 2012-1 Reserve Account as provided herein, shall withdraw from the Series 2012-1 Reserve Account all amounts on deposit therein for payment to CPF.

Section 5.8 Series 2012-1 Letters of Credit and Series 2012-1 Cash Collateral Account.

(a) Series 2012-1 Letters of Credit and Series 2012-1 Cash Collateral Account Constitute Additional Collateral for Series 2012-1 Notes. In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2012-1 Notes, CPF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2012-1 Noteholders, all of CPF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) each Series 2012-1 Letter of Credit; (ii) the Series 2012-1 Cash Collateral Account, including any security entitlement thereto; (iii) all funds on deposit in the Series 2012-1 Cash Collateral Account from time to time; (iv) all certificates and instruments, if any, representing or evidencing any or all of the Series 2012-1 Cash Collateral Account or the funds on deposit therein from time to time; (v) all investments made at any time and from time to time with monies in the Series 2012-1 Cash Collateral Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (vi) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2012-1 Cash Collateral Account, the funds on deposit therein from time to time or the investments made with such funds; and (vii) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (ii) through (vii) are referred to, collectively, as the “Series 2012-1 Cash Collateral Account Collateral”). The Trustee shall, for the benefit of the Series 2012-1 Noteholders, possess all right, title and interest in all funds on deposit from time to time in the Series 2012-1 Cash Collateral Account and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2012-1 Cash Collateral Account. The Series 2012-1 Cash Collateral Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 2012-1 Noteholders. The Securities Intermediary hereby agrees (i) to act as the securities intermediary (as defined in Section 8-102(a)(14) of the New York UCC) with respect to the Series 2012-1 Cash Collateral Account; (ii) that its jurisdiction as securities intermediary is New York; (iii) that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Series 2012-1 Cash Collateral Account shall be treated as a financial asset (as defined in Section 8-102(a)(9) of the New York UCC) and (iv) to comply with any entitlement order (as defined in Section 8-102(a)(8) of the New York UCC) issued by the Trustee without further consent of CPF.

(b) Series 2012-1 Letter of Credit Expiration Date. If prior to the date which is ten (10) days prior to the then scheduled Series 2012-1 Letter of Credit Expiration Date with respect to any Series 2012-1 Letter of Credit, excluding the amount available to be drawn under such Series 2012-1 Letter of Credit but taking into account each substitute Series 2012-1 Letter of Credit which has been obtained from a Series 2012-1 Eligible Letter of Credit Provider and is in full force and effect on such date, the Series 2012-1 Enhancement Amount would be equal to or more than the Series 2012-1 Required Enhancement Amount and the Series 2012-1 Liquid Enhancement Amount would be equal to or more than the Series 2012-1 Required Liquid Enhancement Amount, then the Administrator shall notify the Trustee in writing no later than two Business Days prior to such Series 2012-1 Letter of Credit Expiration Date of such determination. If prior to the date which is ten (10) days prior to the then scheduled Series 2012-1 Letter of Credit Expiration Date with respect to any Series 2012-1 Letter of Credit, excluding the amount available to be drawn under such Series 2012-1 Letter of Credit but taking into account a substitute Series 2012-1 Letter of Credit which has been obtained from a Series 2012-1 Eligible Letter of Credit Provider and is in full force and effect on such date, the Series 2012-1 Enhancement Amount would be less than the Series 2012-1 Required Enhancement Amount or the Series 2012-1 Liquid Enhancement Amount would be less than the Series 2012-1 Required Liquid Enhancement Amount, then the Administrator shall notify the Trustee in writing no later than two Business Days prior to such Series 2012-1 Letter of Credit Expiration Date of (x) the greater of (A) the excess, if any, of the Series 2012-1 Required Enhancement Amount over the Series 2012-1 Enhancement Amount, excluding the available amount under such expiring Series 2012-1 Letter of Credit but taking into account any substitute Series 2012-1 Letter of Credit which has been obtained from a Series 2012-1 Eligible Letter of Credit Provider and is in full force and effect, on such date, and (B) the excess, if any, of the Series 2012-1 Required Liquid Enhancement Amount over the Series 2012-1 Liquid Enhancement Amount, excluding the available amount under such expiring Series 2012-1 Letter of Credit but taking into account any substitute Series 2012-1 Letter of Credit which has been obtained from a Series 2012-1 Eligible Letter of Credit Provider and is in full force and effect, on such date, and (y) the amount available to be drawn on such expiring Series 2012-1 Letter of Credit on such date. Upon receipt of such notice by the Trustee on or prior to 10:00 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 noon (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 12:00 noon (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (x) and (y) above on such expiring Series 2012-1 Letter of Credit by presenting a Certificate of Termination Demand and shall cause the Termination Disbursement to be deposited in the Series 2012-1 Cash Collateral Account.

If the Trustee does not receive the notice from the Administrator described in the first paragraph of this Section 5.8(b) on or prior to the date that is two (2) Business Days prior to each Series 2012-1 Letter of Credit Expiration Date, the Trustee shall, by 12:00 noon (New York City time) on such Business Day draw the full amount of such Series 2012-1 Letter of Credit by presenting a Certificate of Termination Demand and shall cause the Termination Disbursement to be deposited in the Series 2012-1 Cash Collateral Account.

(c) Series 2012-1 Letter of Credit Providers. The Administrator shall notify the Trustee in writing within one Business Day of becoming aware that (i) the long-term senior unsecured debt credit rating of any Series 2012-1 Letter of Credit Provider has fallen below “A” as determined by Standard & Poor’s or “A2” as determined by Moody’s or (ii) the short-term senior unsecured debt credit rating of any Series 2012-1 Letter of Credit Provider has fallen below “A-1” as determined by Standard & Poor’s or “P-1” as determined by Moody’s. At such time the Administrator shall also notify the Trustee of (i) the greatest of (A) the excess, if any, of the Series 2012-1 Required Enhancement Amount over the Series 2012-1 Enhancement Amount, excluding the available amount under the Series 2012-1 Letter of Credit issued by such Series 2012-1 Letter of Credit Provider, on such date, and (B) the excess, if any, of the Series 2012-1 Required Liquid Enhancement Amount over the Series 2012-1 Liquid Enhancement Amount, excluding the available amount under the Series 2012-1 Letter of Credit issued by such Series 2012-1 Letter of Credit Provider, on such date, and (ii) the amount available to be drawn on such Series 2012-1 Letter of Credit on such date. Upon receipt of such notice by the Trustee on or prior to 10:00 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 noon (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 12:00 noon (New York City time) on the next following Business Day), draw on such Series 2012-1 Letter of Credit in an amount equal to the lesser of the amounts in clause (i) and clause (ii) of the immediately preceding sentence on such Business Day by presenting a Certificate of Termination Demand and shall cause the Termination Disbursement to be deposited in the Series 2012-1 Cash Collateral Account.

(d) Draws on the Series 2012-1 Letters of Credit. If there is more than one Series 2012-1 Letter of Credit on the date of any draw on the Series 2012-1 Letters of Credit pursuant to the terms of this Series Supplement, the Administrator shall instruct the Trustee, in writing, to draw on each Series 2012-1 Letter of Credit in an amount equal to the LOC Pro Rata Share of the Series 2012-1 Letter of Credit Provider issuing such Series 2012-1 Letter of Credit of the amount of such draw on the Series 2012-1 Letters of Credit.

(e) Establishment of Series 2012-1 Cash Collateral Account. On or prior to the Series 2012-1 Closing Date, CPF shall establish and maintain in the name of the Trustee for the benefit of the Series 2012-1 Noteholders, or cause to be established and maintained, an account (the “Series 2012-1 Cash Collateral Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2012-1 Noteholders. The Series 2012-1 Cash Collateral Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2012-1 Cash Collateral Account; provided that, if at any time such Qualified Institution is no longer a Qualified Institution or the credit rating of any securities issued by such depository institution or trust company shall be reduced to below “BBB-” by S&P or “Baa3” by Moody’s, then CPF shall, within 30 days of such reduction, establish a new Series 2012-1 Cash Collateral Account with a new Qualified Institution or a new segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2012-1 Cash Collateral Account. If a new Series 2012-1 Cash Collateral Account is established, CPF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2012-1 Cash Collateral Account into the new Series 2012-1 Cash Collateral Account. Initially, the Series 2012-1 Cash Collateral Account shall be established with The Bank of New York Mellon Trust Company, N.A.; provided that if the Series 2012-1 Cash Collateral Account is established with any other institution, CPF shall cause such institution to enter into an agreement in form and substance reasonably satisfactory to the Administrative Agent establishing “control” within the meaning of Section 8-106 of the New York UCC by the Trustee over the Series 2012-1 Cash Collateral Account, including agreements by such institution to (i) to act as the securities intermediary (as defined in Section 8-102(a)(14) of the New York UCC) with respect to the Series 2012-1 Cash Collateral Account; (ii) that its jurisdiction as securities intermediary is New York; (iii) that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Series 2012-1 Cash Collateral Account shall be treated as a financial asset (as defined in Section 8-102(a)(9) of the New York UCC) and (iii) to comply with any entitlement order (as defined in Section 8-102(a)(8) of the New York UCC) issued by the Trustee without further consent of CPF.

(f) Administration of the Series 2012-1 Cash Collateral Account. CPF may instruct (by standing instructions or otherwise) the institution maintaining the Series 2012-1 Cash Collateral Account to invest funds on deposit in the Series 2012-1 Cash Collateral Account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were received, unless any Permitted Investment held in the Series 2012-1 Cash Collateral Account is held with the Paying Agent, in which case such investment may mature on such Distribution Date so long as such funds shall be available for withdrawal on or prior to such Distribution Date. All such Permitted Investments will be credited to the Series 2012-1 Cash Collateral Account and any such Permitted Investments that constitute (i) physical property (and that is not either a United States security entitlement or a security entitlement) shall be physically delivered to the Securities Intermediary; (ii) United States security entitlements or security entitlements shall be controlled (as defined in Section 8-106 of the New York UCC) by the Securities Intermediary pending maturity or disposition, and (iii) uncertificated securities (and not United States security entitlements) shall be delivered to the Securities Intermediary by causing the Trustee to become the registered holder of such securities. The Securities Intermediary shall, at the expense of CPF, take such action as is required to maintain the Trustee’s security interest in the Permitted Investments credited to the Series 2012-1 Cash Collateral Account. CPF shall not direct the Securities Intermediary to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of principal of such Permitted Investment. In the absence of written investment instructions hereunder, funds on deposit in the Series 2012-1 Cash Collateral Account shall remain uninvested.

(g) Earnings from Series 2012-1 Cash Collateral Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2012-1 Cash Collateral Account shall be deemed to be on deposit therein and available for distribution.

(h) Series 2012-1 Cash Collateral Account Surplus. In the event that the Series 2012-1 Cash Collateral Account Surplus on any Distribution Date (or, after the Series 2012-1 Letter of Credit Termination Date, on any date) is greater than zero, the Trustee, acting in accordance with the written instructions of the Administrator, shall withdraw from the Series 2012-1 Cash Collateral Account an amount equal to the Series 2012-1 Cash Collateral Account Surplus and shall pay such amount: first, to the Series 2012-1 Letter of Credit Providers to the extent of any unreimbursed drawings under the related Series 2012-1 Reimbursement Agreement, for application in accordance with the provisions of the related Series 2012-1 Reimbursement Agreement, and, second, to CPF any remaining amount.

(i) Termination of Series 2012-1 Cash Collateral Account. Upon the termination of this Series Supplement in accordance with its terms, the Trustee, acting in accordance with the written instructions of the Administrator, after the prior payment of all amounts owing to the Series 2012-1 Noteholders and payable from the Series 2012-1 Cash Collateral Account as provided herein, shall withdraw from the Series 2012-1 Cash Collateral Account all amounts on deposit therein (to the extent not withdrawn pursuant to Section 5.8(h) above) and shall pay such amounts: first, to the Series 2012-1 Letter of Credit Providers to the extent of any unreimbursed drawings under the related Series 2012-1 Reimbursement Agreement, for application in accordance with the provisions of the related Series 2012-1 Reimbursement Agreement, and, second, to CPF any remaining amount.

(j) Termination Date Demands on the Series 2012-1 Letters of Credit. Prior to 10:00 a.m. (New York City time) on the Business Day immediately succeeding the Series 2012-1 Letter of Credit Termination Date, the Administrator shall determine the Series 2012-1 Demand Note Payment Amount as of the Series 2012-1 Letter of Credit Termination Date. If the Series 2012-1 Demand Note Payment Amount is greater than zero, then the Administrator shall instruct the Trustee in writing to draw on the Series 2012-1 Letters of Credit prior to 11:00 a.m. (New York City time) on such Business Day. Upon receipt of any such notice by the Trustee on or prior to 11:00 a.m. (New York City time) on a Business Day, the Trustee shall, by 12:00 noon (New York City time) on such Business Day draw an amount equal to the lesser of (i) the excess of the Series 2012-1 Demand Note Payment Amount over the Series 2012-1 Available Reserve Account Amount (prior to giving effect to any transfer to the Series 2012-1 Cash Collateral Account pursuant to Section 5.7(e) on such date) and (ii) the Series 2012-1 Letter of Credit Liquidity Amount on the Series 2012-1 Letters of Credit by presenting to each Series 2012-1 Letter of Credit Provider a Certificate of Termination Date Demand; provided, however, that if the Series 2012-1 Cash Collateral Account has been established and funded, the Trustee shall draw an amount equal to the product of (a) 100% minus the Series 2012-1 Cash Collateral Percentage and (b) the lesser of the amounts referred to in clause (i) or (ii) on such Business Day on the Series 2012-1 Letters of Credit as calculated by the Administrator and provided in writing to the Trustee. The Trustee shall cause the Termination Date Disbursement to be deposited in the Series 2012-1 Cash Collateral Account.

Section 5.9 Series 2012-1 Distribution Account.

(a) Establishment of Series 2012-1 Distribution Account. The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 2012-1 Noteholders, or cause to be established and maintained, an account (the “Series 2012-1 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2012-1 Noteholders. The Series 2012-1 Distribution Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2012-1 Distribution Account; provided that, if at any time such Qualified Institution is no longer a Qualified Institution or the credit rating of any securities issued by such depositary institution or trust company shall be reduced to below “BBB-” by S&P or “Baa3” by Moody’s, then CPF shall, within 30 days of such reduction, establish a new Series 2012-1 Distribution Account with a new Qualified Institution. If the Series 2012-1 Distribution Account is not maintained in accordance with the previous sentence, CPF shall establish a new Series 2012-1 Distribution Account, within ten (10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2012-1 Distribution Account into the new Series 2012-1 Distribution Account. Initially, the Series 2012-1 Distribution Account shall be established with The Bank of New York Mellon Trust Company, N.A.; provided that if the Series 2012-1 Distribution Account is established with any other institution, CPF shall cause such institution to enter into an agreement in form and substance reasonably satisfactory to the Administrative Agent establishing “control” within the meaning of Section 8-106 of the New York UCC by the Trustee over the Series 2012-1 Distribution Account, including agreements by such institution to (i) to act as the securities intermediary (as defined in Section 8-102(a)(14) of the New York UCC) with respect to the Series 2012-1 Distribution Account; (ii) that its jurisdiction as securities intermediary is New York; (iii) that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Series 2012-1 Cash Collateral Account shall be treated as a financial asset (as defined in Section 8-102(a)(9) of the New York UCC) and (iv) to comply with any entitlement order (as defined in Section 8-102(a)(8) of the New York UCC) issued by the Trustee without further consent of CPF.

(b) Administration of the Series 2012-1 Distribution Account. The Administrator may instruct the institution maintaining the Series 2012-1 Distribution Account to invest funds on deposit in the Series 2012-1 Distribution Account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were received, unless any Permitted Investment held in the Series 2012-1 Distribution Account is held with the Paying Agent, then such investment may mature on such Distribution Date and such funds shall be available for withdrawal on or prior to such Distribution Date. All such Permitted Investments will be credited to the Series 2012-1 Distribution Account and any such Permitted Investments that constitute (i) physical property (and that is not either a United States security entitlement or a security entitlement) shall be physically delivered to the Securities Intermediary; (ii) United States security entitlements or security entitlements shall be controlled (as defined in Section 8-106 of the New York UCC) by the Securities Intermediary pending maturity or disposition, and (iii) uncertificated securities (and not United States security entitlements) shall be delivered to the Securities Intermediary by causing the Securities Intermediary to become the registered holder of such securities. The Trustee shall, at the expense of CPF, take such action as is required to maintain the Trustee’s security interest in the Permitted Investments credited to the Series 2012-1 Distribution Account. CPF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the purchase price of such Permitted Investments. In the absence of written investment instructions hereunder, funds on deposit in the Series 2012-1 Distribution Account shall remain uninvested.

(c) Earnings from Series 2012-1 Distribution Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2012-1 Distribution Account shall be deemed to be on deposit and available for distribution.

(d) Series 2012-1 Distribution Account and Certain Other Accounts Constitute Additional Collateral for Series 2012-1 Notes. In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2012-1 Notes, CPF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2012-1 Noteholders, all of CPF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2012-1 Distribution Account, the Series 2012-1 Collection Account, the Series 2012-1 Principal Subaccount and the Series 2012-1 Accrued Interest Account, including in each case, any security entitlement thereto; (ii) all funds on deposit in the foregoing accounts from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the foregoing accounts or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in any of the foregoing accounts, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing accounts, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2012-1 Other Account Collateral”). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2012-1 Distribution Account, the Series 2012-1 Collection Account, the Series 2012-1 Principal Subaccount and the Series 2012-1 Accrued Interest Account and in and to all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the foregoing accounts. The Series 2012-1 Other Account Collateral shall be under the sole dominion and control of the Trustee for the benefit of the Series 2012-1 Noteholders. The Securities Intermediary hereby agrees (i) to act as the securities intermediary (as defined in Section 8-102(a)(14) of the New York UCC) with respect to the Series 2012-1 Distribution Account, the Series 2012-1 Collection Account, the Series 2012-1 Principal Subaccount and the Series 2012-1 Accrued Interest Account; (ii) that its jurisdiction as securities intermediary is New York; (iii) that each item of property (whether investment property, financial asset, security, instrument or cash) credited to any of the foregoing accounts shall be treated as a financial asset (as defined in Section 8-102(a)(9) of the New York UCC) and (iii) to comply with any entitlement order (as defined in Section 8-102(a)(8) of the New York UCC) issued by the Trustee without further consent of CPF.

Section 5.10 Series 2012-1 Accounts Permitted Investments. CPF shall not, and shall not permit, funds on deposit in the Series 2012-1 Accounts to be invested in:

(a) Permitted Investments that do not mature at least one Business Day before the next Distribution Date;

(b) demand deposits, time deposits or certificates of deposit with a maturity in excess of 360 days;

(c) commercial paper which is not rated “P-1” by Moody’s and “A-1+” by S&P;

(d) money market funds or eurodollar time deposits which are not rated “Aaa” and “P-1” by Moody’s and “AAm” and “A-1+” by S&P;

(e) eurodollar deposits that are not rated “P-1” by Moody’s and “A-1+” by S&P or that are with financial institutions not organized under the laws of a G-7 nation; or

(f) any investment, instrument or security not otherwise listed in clause (i) through (vi) of the definition of “Permitted Investments” in the Base Indenture.

Section 5.11 Series 2012-1 Demand Notes Constitute Additional Collateral for Series 2012-1 Notes. In order to secure and provide for the repayment and payment of the obligations with respect to the Series 2012-1 Notes, CPF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2012-1 Noteholders, all of CPF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2012-1 Demand Notes; (ii) all certificates and instruments, if any, representing or evidencing the Series 2012-1 Demand Notes; and (iii) all proceeds of any and all of the foregoing, including, without limitation, cash. On the date hereof, CPF shall deliver to the Trustee, for the benefit of the Series 2012-1 Noteholders, each Series 2012-1 Demand Note, endorsed in blank. The Trustee, for the benefit of the Series 2012-1 Noteholders, shall be the only Person authorized to make a demand for payments on the Series 2012-1 Demand Notes.

Section 5.12 Series 2012-1 Interest Rate Hedges.

(a) On the Series 2012-1 Closing Date, CPF shall enter into an interest rate cap agreement (the “Series 2012-1 Closing Date Hedge”) with a Qualified Interest Rate Hedge Counterparty, having an aggregate notional amount at least equal to $70,100,000, a strike rate of 4.00%, a term of at least until the earlier of (x) May 8, 2012 and (y) the date that the Series 2012-1 Notes are rated by a Rating Agency and that is otherwise in form and substance acceptable to each Funding Agent and each Non-Conduit Purchaser. On or prior to the earliest of (i) the date that is five months after the Series 2012-1 Closing Date, (ii) the date of the issuance and sale by CPF of rental truck asset backed notes to third party investors in a capital markets transaction and (iii) ten Business Days after the first date on which the LIBO Rate is equal to or greater than 1.50%, CPF shall enter into one or more interest rate cap agreements (each such interest rate cap agreement a “Series 2012-1 Permanent Interest Rate Hedge” and each Series 2012-1 Permanent Interest Rate Hedge and the Series 2012-1 Closing Date Hedge a “Series 2012-1 Interest Rate Hedge”) with a Qualified Interest Rate Hedge Counterparty, having an aggregate notional amount at least equal to the Series 2012-1 Invested Amount on such date, a strike rate of 3.00%, a term of at least until the Series 2012-1 Termination Date and that are otherwise in form and substance acceptable to each Funding Agent and each Non-Conduit Purchaser; provided, however, that any Series 2012-1 Permanent Interest Rate Hedge that complies with each Rating Agency’s then current published criteria shall be deemed to be in form and substance acceptable to each Funding Agent and each Non-Conduit Purchaser.

(b) On each Distribution Date subsequent to the date determined in accordance with Section 5.12(a), the aggregate notional amount of all Series 2012-1 Interest Rate Hedges with Qualified Interest Rate Hedge Counterparties or with Counterparties who, if they are not Qualified Interest Rate Hedge Counterparties, shall have complied with their obligations described in Section 5.12(c), maintained by CPF shall be at least equal to the Series 2012-1 Invested Amount on such Distribution Date, after giving effect to any payments of principal made pursuant to Section 5.5(e) on such Distribution Date.

(c) If, at any time, an Interest Rate Hedge Counterparty with respect to a Series 2012-1 Permanent Interest Rate Hedge is not a Qualified Interest Rate Hedge Counterparty, then CPF shall cause such Interest Rate Hedge Counterparty within 30 days following such occurrence, at the Interest Rate Hedge Counterparty’s expense, to do one of the following (the choice of such action to be determined by the Interest Rate Hedge Counterparty) (i) obtain a replacement interest rate hedge on the same terms as the Series 2012-1 Permanent Interest Rate Hedge from a Qualified Interest Rate Hedge Counterparty and simultaneously with such replacement CPF shall terminate the Series 2012-1 Permanent Interest Rate Hedge being replaced, (ii) obtain a guaranty from, or contingent agreement of, another person who qualifies as a Qualified Interest Rate Hedge Counterparty to honor the Interest Rate Hedge Counterparty’s obligations under the Series 2012-1 Permanent Interest Rate Hedge in form and substance satisfactory to the Administrative Agent or (iii) post and maintain collateral satisfactory to each Funding Agent and each Non-Conduit Purchaser; provided that the posting of collateral as required by each Rating Agency’s published criteria as in effect the date such Series 2012-1 Permanent Interest Rate Hedge was entered into shall be deemed to be collateral satisfactory to each Funding Agent and each Non-Conduit Purchaser; provided, further, that no termination of any Series 2012-1 Permanent Interest Rate Hedge shall occur until CPF has entered into a replacement Series 2012-1 Permanent Interest Rate Hedge.

(d) To secure payment of all obligations to the Series 2012-1 Noteholders, CPF grants a security interest in, and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2012-1 Noteholders, all of CPF’s right, title and interest in the Series 2012-1 Interest Rate Hedges and all proceeds thereof (the “Series 2012-1 Interest Rate Hedge Collateral”). CPF shall require all Series 2012-1 Interest Rate Hedge Proceeds to be paid to, and the Trustee shall allocate all Series 2012-1 Interest Rate Hedge Proceeds to, the Series 2012-1 Accrued Interest Account of the Series 2012-1 Collection Account.

ARTICLE VI

AMORTIZATION EVENTS

In addition to the Amortization Events set forth in Section 9.1 of the Base Indenture, any of the following shall be an Amortization Event with respect to the Series 2012-1 Notes and collectively shall constitute the Amortization Events set forth in Section 9.1(1) of the Base Indenture with respect to the Series 2012-1 Notes (without notice or other action on the part of the Trustee or any holders of the Series 2012-1 Notes):

(a) a Series 2012-1 Enhancement Deficiency shall exist and continue to exist for at least two (2) Business Days; provided, however, that such event or condition shall not be an Amortization Event if during such two (2) Business Day period such Series 2012-1 Enhancement Deficiency shall have been cured in accordance with the terms and conditions of the Indenture and the Series 2012-1 Related Documents;

(b) a Series 2012-1 Liquid Enhancement Deficiency shall exist and continue to exist for at least two (2) Business Days; provided, however, that such event or condition shall not be an Amortization Event if during such two (2) Business Day period such insufficiency shall have been cured in accordance with the terms and conditions of the Indenture and the Series 2012-1 Related Documents;

(c) the Series 2012-1 Controlled Amortization Amount with respect to any Distribution Date during the Series 2012-1 Controlled Amortization Period is not paid on such Distribution Date and, other than with respect to the final Distribution Date during the Series 2012-1 Controlled Amortization Period, such failure continues for a period of three (3) Business Days;

(d) the Collection Account, the Group I Collection Account, the Series 2012-1 Collection Account, the Series 2012-1 Principal Subaccount, the Series 2012-1 Accrued Interest Account, the Series 2012-1 Distribution Account or the Series 2012-1 Reserve Account shall be subject to an injunction, estoppel or other stay or a Lien (other than Liens permitted under the Series 2012-1 Related Documents);

(e) the Series 2012-1 Invested Amount shall not have been reduced to zero on or prior to the Series 2012-1 Termination Date;

(f) any Series 2012-1 Letter of Credit shall not be in full force and effect for at least two (2) Business Days and either (x) a Series 2012-1 Enhancement Deficiency would result from excluding such Series 2012-1 Letter of Credit from the Series 2012-1 Enhancement Amount or (y) a Series 2012-1 Liquid Enhancement Deficiency would result from excluding such Series 2012-1 Letter of Credit from the Series 2012-1 Liquid Enhancement Amount;

(g) from and after the funding of the Series 2012-1 Cash Collateral Account, the Series 2012-1 Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than Liens permitted under the Series 2012-1 Related Documents) for at least two (2) Business Days and either (x) a Series 2012-1

Enhancement Deficiency would result from excluding the Series 2012-1 Available Cash Collateral Account Amount from the Series 2012-1 Enhancement Amount or (y) a Series 2012-1 Liquid Enhancement Deficiency would result from excluding such Series 2012-1 Available Cash Collateral Amount from the Series 2012-1 Liquid Enhancement Amount;

(h) an Event of Bankruptcy shall have occurred with respect to any Series 2012-1 Letter of Credit Provider or any Series 2012-1 Letter of Credit Provider repudiates its Series 2012-1 Letter of Credit or refuses to honor a proper draw thereon and either (x) a Series 2012-1 Enhancement Deficiency would result from excluding such Series 2012-1 Letter of Credit from the Series 2012-1 Enhancement Amount or (y) a Series 2012-1 Liquid Enhancement Deficiency would result from excluding such Series 2012-1 Letter of Credit from the Series 2012-1 Liquid Enhancement Amount;

(i) a Borrowing Base Deficiency shall occur and continue for at least seven (7) days;

(j) CPF fails to maintain the Series 2012-1 Interest Rate Hedges in accordance with Sections 5.12(a) and (b) and the Series 2012-1 Related Documents for at least two Business Days;

(k) CPF defaults in the payment of any amount payable hereunder when the same becomes due and payable or fails to make any deposits required hereunder and, in any such case, such default continues for a period of two (2) Business Days

(l) On or before the 56th day following the Series 2012-1 Closing Date, the Certificates of Title to all of the Group I CPF Trucks that are Eligible Trucks subject to the lien of the Indenture on the Series 2012-1 Closing Date, shall not be in the possession of the Administrator as agent of the Trustee pursuant to Section 2(b) of the Group I Administration Agreement with the title of CPF and the lien of the Trustee in each case noted thereon;

(m) CPF fails to deliver the Agreed Upon Procedures Letter pursuant to Section 9.2(c) to the Administrative Agent within 45 days of the Series 2012-1 Closing Date;

(n) any final and unappealable (or, if capable of appeal, such appeal is not being diligently pursued or enforcement thereof has not been stayed) judgment or order for the payment of money in excess of $300,000 (excluding amounts covered by insurance) is rendered against CPF and such judgment or order continues unsatisfied and unstayed for a period of thirty (30) days;

(o) a Series 2012-1 Change in Control shall have occurred;

(p) the breach by ABCR or any of its Affiliates of any covenant under the Credit Agreement or any Replacement Credit Agreement to the extent such covenant requires compliance by ABCR or its Affiliates with an interest coverage ratio, a fixed charge coverage ratio, a leverage ratio or a minimum EBITDA level or with any other financial measure or ratio intended to test the financial or credit performance of ABCR and its consolidated subsidiaries, whether or not such breach is waived pursuant to the terms of the Credit Agreement or such Replacement Credit Agreement; or

(q) the occurrence and continuation of an “event of default” under the Credit Agreement or any Replacement Credit Agreement that is not waived pursuant to the terms of such Credit Agreement or Replacement Credit Agreement.

In the case of an event described in (j), (k), (l), (m), (n), (o), (p) or (q), an Amortization Event with respect to the Series 2012-1 Notes shall have occurred with respect to the Series 2012-1 Notes only if the Trustee or the Series 2012-1 Required Noteholders declare that an Amortization Event has occurred. In the case of an event described in (a), (b), (c), (d), (e), (f), (g), (h) or (i), an Amortization Event with respect to the Series 2012-1 Notes shall have occurred without any notice or other action on the part of the Trustee or any Series 2012-1 Noteholders, immediately upon the occurrence of such event.

Upon the occurrence of an Amortization Event with respect to the Series 2012-1 Notes, (i) interest shall accrue at the Alternate Base Rate plus 2% per annum plus the Program Fee Rate or Applicable Margin, as applicable on all unpaid principal of the Series 2012-1 Notes, together with all accrued and unpaid interest thereon and other amounts payable hereunder and (ii) all Collections shall be allocated and distributed to the Series 2012-1 Noteholders in accordance with Article V hereof.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions Precedent to Effectiveness of Series Supplement. This Series Supplement shall become effective on the date (the “Effective Date”) on which all of the following conditions precedent have been satisfied:

(a) Documents. The Administrative Agent shall have received copies for each CP Conduit Purchaser and the Funding Agent and the APA Banks with respect to such CP Conduit Purchaser and each Non-Conduit Purchaser, each executed and delivered in form and substance satisfactory to it of (i) the Base Indenture, executed by a duly authorized officer of each of CPF and the Trustee, (ii) this Series Supplement, executed by a duly authorized officer of each of CPF, the Administrator, the Trustee, the Administrative Agent, the Non-Conduit Purchasers, the Funding Agents, the CP Conduit Purchasers and the APA Banks, (iii) the Fee Letter, executed by a duly authorized officer of CPF, (iv) the Up-Front Fee Letter, executed by a duly authorized officer of CPF, (v) the Group I CPF Lease, executed by a duly authorized officer of each of BTR, the Guarantor, the Administrator and CPF, (vi) the Group I Administration Agreement, executed by a duly authorized officer of each of CPF, the Administrator and the Trustee, (vii) the Collection Account Control Agreement, executed by a duly authorized officer of each of the parties thereto, (viii) the Group I Back-Up Administration Agreement, executed by a duly authorized officer of each of the parties thereto, (ix) the Group I Back-Up Disposition Agent Agreement, executed by a duly authorized officer of each of the parties thereto, and (x) each Series 2012-1 Letter of Credit, if any, executed by a duly authorized officer of each Series 2012-1 Letter of Credit Provider and (xi) each Series 2012-1 Interest Rate Hedge, executed by a duly authorized officer of each Series 2012-1 Interest Rate Hedge Counterparty.

(b) Corporate Documents; Proceedings of CPF, the Administrator, Lessee and the Guarantor. The Administrative Agent shall have received, with a copy for each Non-Conduit Purchaser and each CP Conduit Purchaser and the Funding Agent and the APA Banks with respect to such CP Conduit Purchaser, from CPF, the Administrator, BTR, and the Guarantor true and complete copies of:

(i) to the extent applicable, the certificate of incorporation or certificate of formation, including all amendments thereto, of such Person, certified as of a recent date by the Secretary of State or other appropriate authority of the state of incorporation or organization, as the case may be, and a certificate of compliance, of status or of good standing, as and to the extent applicable, of each such Person as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction;

(ii) a certificate of the Secretary or an Assistant Secretary of such Person, dated on or prior to the Effective Date and certifying (A) that attached thereto is a true and complete copy of the bylaws, limited liability company agreement or partnership agreement of such Person, as the case may be, as in effect on the Series 2012-1 Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to each Non-Conduit Purchaser and each Funding Agent, of the Board of Directors or Managers of such Person or committees thereof authorizing the execution, delivery and performance of this Series Supplement and the Series 2012-1 Related Documents to which it is a party and the transactions contemplated thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, (C) that the certificate of incorporation or certificate of formation of such Person has not been amended since the date of the last amendment thereto shown on the certificate of good standing (or its equivalent) furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer or authorized signatory executing this Series Supplement and the Series 2012-1 Related Documents or any other document delivered in connection herewith or therewith on behalf of such Person; and

(iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

(c) Representations and Warranties. All representations and warranties of each of CPF, the Administrator, BTR, and the Guarantor contained in the Indenture and each of the Series 2012-1 Related Documents shall be true and correct as of the Series 2012-1 Closing Date.

(d) No Amortization Event or Potential Amortization Event. No Amortization Event or Potential Amortization Event in respect of the Series 2012-1 Notes or any other Series of Notes shall exist and, after giving effect to the issuance of the Series 2012-1 Notes, no Amortization Event or Potential Amortization Event shall exist.

(e) Series 2012-1 Enhancement Deficiency. After giving effect to the issuance of the Series 2012-1 Notes, no Series 2012-1 Enhancement Deficiency shall exist.

(f) Lien Searches. The Administrative Agent shall have received a written search report listing all effective financing statements that name CPF or BTR as debtor or assignor and that are filed in the State of Delaware and in any other jurisdictions that the Administrative Agent determines are necessary or appropriate, together with copies of such financing statements, and tax and judgment lien searches showing no such liens that are not permitted by the Base Indenture, this Series Supplement or the Series 2012-1 Related Documents.

(g) Legal Opinions. The Administrative Agent shall have received, with a counterpart addressed to each Non-Conduit Purchaser and each CP Conduit Purchaser and the Funding Agent, the Program Support Provider and the APA Banks with respect to such CP Conduit Purchaser and the Trustee, opinions of counsel required by Section 2.2(b) of the Base Indenture and opinions of counsel with respect to such other matters as may be reasonably requested by any Funding Agent, in form and substance reasonably acceptable to the addressees thereof and their counsel.

(h) Fees and Expenses. Each Non-Conduit Purchaser and each Funding Agent with respect to a CP Conduit Purchaser shall have received payment of all fees (including any applicable Up-Front Fee), out-of-pocket expenses and other amounts due and payable to such Non-Conduit Purchasers or such CP Conduit Purchaser or the APA Banks with respect to such CP Conduit Purchaser on or before the Effective Date.

(i) Establishment of Accounts. The Administrative Agent shall have received written evidence reasonably satisfactory to it that the Collection Account, the Group I Collection Account (and the Series 2012-1 Collection Account, the Series 2012-1 Reserve Account, Series 2012-1 Principal Subaccount and the Series 2012-1 Accrued Interest Account as administrative subaccounts within the Group I Collection Account), the Series 2012-1 Cash Collateral Account and the Series 2012-1 Distribution Account shall have been established in accordance with the terms and provisions of the Indenture.

(j) Opinion. The Administrative Agent shall have received, with a counterpart addressed to each Non-Conduit Purchaser, CP Conduit Purchaser and the Funding Agent, the Program Support Provider and the APA Banks with respect such CP Conduit Purchaser, an opinion of counsel to the Trustee as to the due authorization, execution and delivery by the Trustee of this Series Supplement and the due execution, authentication and delivery by the Trustee of the Series 2012-1 Notes.

(k) Truck Schedules. The Administrative Agent shall have received a copy of the Eligible Truck Appendix, as amended and/or supplemented as of the date thereof, at least two Business Days prior to the Series 2012-1 Closing Date.

(l) Commercial Paper Ratings. The Administrative Agent shall have received confirmation of the ratings of the Commercial Paper of each of the CP Conduit Purchasers requiring such confirmation after giving effect to their respective investments in the Series 2012-1 Notes.

(m) Filings. The Administrative Agent shall have received (i) executed originals of any documents (including, without limitation, financing statements) required to be filed in each jurisdiction necessary to perfect (A) CPF’s interest in the Group I CPF Trucks and the related property acquired pursuant to the Group I CPF Lease and (B) the security interest of the Trustee in the Collateral and the Group I Collateral (other than copies of all documents filed with the appropriate office within the State of Oklahoma pursuant to the Oklahoma Vehicle License and Registration Act, Title 47, Okla. Stat. §§1101 et seq., to obtain Certificates of Title to all Group I CPF Trucks that are Eligible Trucks indicating that CPF holds title to such Group I CPF Trucks and noting the lien of the Trustee thereon) and (ii) evidence reasonably satisfactory to it of each such filing and reasonably satisfactory evidence of the payment of any necessary fee or tax relating thereto.

(n) Release of Liens. Each Non-Conduit Purchaser and each Funding Agent shall have received evidence satisfactory to it of the release of the Group I CPF Trucks from any existing Liens (other than Permitted Liens).

(o) Proceedings. All corporate and other proceedings and all other documents and legal matters in connection with the transactions contemplated by the Series 2012-1 Related Documents shall be satisfactory in form and substance to each Non-Conduit Purchaser and each Funding Agent and its counsel.

ARTICLE VIII

CHANGE IN CIRCUMSTANCES

Section 8.1 Increased Costs.

(a) If any Change in Law (except with respect to Taxes which shall be solely governed by Section 8.2) shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii) impose on any Affected Party or the London interbank market any other condition affecting the Indenture or the Series 2012-1 Related Documents or the funding of Eurodollar Tranches by such Affected Party; and the result of any of the foregoing shall be to increase the cost to such Affected Party of making, converting into, continuing or maintaining Eurodollar Tranches (or maintaining its obligation to do so) or to reduce any amount received or receivable by such Affected Party hereunder or in connection herewith (whether principal, interest or otherwise), then CPF shall pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional costs incurred or reduction suffered.

(b) If any Affected Party determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Affected Party’s capital or the capital of any corporation controlling such Affected Party as a consequence of its obligations hereunder to a level below that which such Affected Party or such corporation could have achieved but for such Change in Law (taking into consideration such Affected Party’s or such corporation’s policies with respect to capital adequacy), then from time to time, CPF shall pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for any such reduction suffered.

(c) A certificate of an Affected Party setting forth the amount or amounts necessary to compensate such Affected Party as specified in subsections (a) and (b) of this Section 8.1 shall be delivered to CPF (with a copy to the Administrative Agent and the Funding Agent with respect to such Affected Party) and shall be conclusive absent manifest error. Any payments made by CPF pursuant to this Section 8.1 shall be made solely from funds available in the Series 2012-1 Distribution Account for the payment of Article VIII Costs, shall be non-recourse other than with respect to such funds, and shall not constitute a claim against CPF to the extent that insufficient funds exist to make such payment. The agreements in this Section shall survive the termination of this Series Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.

(d) Failure or delay on the part of an Affected Party to demand compensation pursuant to this Section 8.1 shall not constitute a waiver of such Affected Party’s right to demand such compensation; provided that CPF shall not be required to compensate any Affected Party pursuant to this Section 8.1 for any increased costs or reductions incurred more than 270 days prior to the date that such Affected Party notifies CPF of the Change in Law giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270 day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 8.2 Taxes.

(a) Any and all payments by or on account of any obligation of CPF hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if CPF shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) subject to Section 8.2(c) below, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.2) the recipient receives an amount equal to the sum that it would have received had no such deductions been made, (ii) CPF shall make such deductions and (iii) CPF shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, CPF shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) CPF shall indemnify the Administrative Agent, each Non-Conduit Purchaser, each Funding Agent, each Program Support Provider and each member of each CP Conduit Purchaser Group within the later of 10 days after written demand therefor and the Distribution Date next following such demand for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Non-Conduit Purchaser, such Funding Agent, such Program Support Provider or such member of such CP Conduit Purchaser Group on or with respect to any payment by or on account of any obligation of CPF hereunder or under the Indenture (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 8.2) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that no Person shall be indemnified pursuant to this Section 8.2(c) or entitled to receive additional amounts under the proviso of Section 8.2(a) to the extent that the reason for such indemnification results from the failure by such Person to comply with the provisions of Section 8.2(e) or (g). A certificate as to the amount of such payment or liability delivered to CPF by the Administrative Agent, any Non-Conduit Purchaser, any Funding Agent, any Program Support Provider or any member of any CP Conduit Purchaser Group shall be conclusive absent manifest error. Any payments made by CPF pursuant to this Section 8.2 shall be made solely from funds available in the Series 2012-1 Distribution Account for the payment of Article VIII Costs, shall be non-recourse other than with respect to such funds, and shall not constitute a claim against CPF to the extent that insufficient funds exist to make such payment. The agreements in this Section shall survive the termination of this Series Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by CPF to a Governmental Authority, CPF shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) (i) The Administrative Agent, each Non-Conduit Purchaser, each Funding Agent, each member of each CP Conduit Purchaser Group and each Program Support Provider, if entitled to an exemption from or reduction of an Indemnified Tax or Other Tax with respect to payments made hereunder or under the Indenture shall (to the extent legally able to do so) deliver to CPF (with a copy to the Administrative Agent) such properly completed and executed documentation prescribed by applicable law and reasonably requested by CPF on the later of (i) 30 Business Days after such request is made and the applicable forms are provided to the Administrative Agent, such Non-Conduit Purchaser, such Funding Agent, such member of such CP Conduit Purchaser Group or such Program Support Provider or (ii) 30 Business Days before prescribed by applicable law as will permit such payments to be made without withholding or with an exemption from or reduction of Indemnified Taxes or Other Taxes.

(ii) If a payment made to the Administrative Agent, such Non-Conduit Purchaser, such CP Conduit Purchaser, such APA Bank, such Funding Agent, such Program Support Provider (each a “recipient”) would be subject to U.S. federal withholding Tax imposed by FATCA if such recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such recipient shall deliver to CPF and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by CPF or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by CPF or the Administrative Agent as may be necessary for CPF and the Administrative Agent to comply with their obligations under FATCA and to determine that such recipient has complied with such recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) If the Administrative Agent, any Non-Conduit Purchaser, any Funding Agent, any Program Support Provider or any member of any CP Conduit Purchaser Group receives a refund solely in respect of Indemnified Taxes or Other Taxes, it shall pay over such refund to CPF to the extent that it has already received indemnity payments or additional amounts pursuant to this Section 8.2 with respect to such Indemnified Taxes or Other Taxes giving rise to the refund, net of all out-of-pocket expenses and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that CPF shall, upon request of the Administrative Agent, such Non-Conduit Purchaser, such Funding Agent, such Program Support Provider or such member of such CP Conduit Purchaser Group, repay such refund (plus interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Non-Conduit Purchaser, such Funding Agent, such Program Support Provider or such member of such CP Conduit Purchaser Group if the Administrative Agent, such Non-Conduit Purchaser, such Funding Agent, such Program Support Provider or such member of such CP Conduit Purchaser Group is required to repay such refund to such Governmental Authority. Nothing contained herein shall require the Administrative Agent, any Non-Conduit Purchaser, any Funding Agent, any Program Support Provider or any member of any CP Conduit Purchaser Group to make its tax returns (or any other information relating to its taxes which it deems confidential) available to CPF or any other Person.

(g) The Administrative Agent, each Non-Conduit Purchaser, each Funding Agent, each Program Support Provider and each member of each CP Conduit Purchaser Group (other than any such entity which is a domestic corporation) shall:

(i) upon or prior to becoming a party hereto, deliver to CPF and the Administrative Agent two (2) duly completed copies of IRS Form W-8BEN, W-8ECI or W-9, or successor applicable forms or documents, as the case may be, establishing a complete exemption from withholding of United States federal income taxes or backup withholding taxes with respect to payments under the Series 2012-1 Notes and this Series Supplement;

(ii) deliver to CPF and the Administrative Agent two (2) further copies of any such form or certification establishing a complete exemption from withholding of United States federal income taxes or backup withholding taxes with respect to payments under the Series 2012-1 Notes and this Series Supplement on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to CPF; and

(iii) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by CPF and the Administrative Agent;

unless, in any such case, any change in treaty, law or regulation has occurred after the Series 2012-1 Closing Date (or, if later, the date the Administrative Agent, such Non-Conduit Purchaser, such Funding Agent, such Program Support Provider or such member of such CP Conduit Purchaser Group becomes an indemnified party hereunder) and prior to the date on which any such delivery would otherwise be required which renders the relevant form inapplicable or which would prevent the Administrative Agent, such Non-Conduit Purchaser, such Funding Agent, such Program Support Provider or such member of such CP Conduit Purchaser Group from duly completing and delivering the relevant form with respect to it, and the Administrative Agent, such Non-Conduit Purchaser, such Funding Agent, such Program Support Provider or such member of such CP Conduit Purchaser Group so advises CPF and the Administrative Agent.

(h) If a beneficial or equity owner of the Administrative Agent, a Non-Conduit Purchaser, a Funding Agent, a Program Support Provider or a member of a CP Conduit Purchaser Group (instead of the Administrative Agent, the Non-Conduit Purchaser, the Funding Agent, the Program Support Provider or the member of the CP Conduit Purchaser Group itself) is required under United States federal income tax law or the terms of a relevant treaty to provide IRS Form W-8BEN, W-8ECI or W-9, or any successor applicable forms or documents, as the case may be, in order to claim an exemption from withholding of United States federal income taxes or backup withholding taxes, then each such beneficial owner or equity owner shall be considered to be the Administrative Agent, a Non-Conduit Purchaser, a Funding Agent, a Program Support Provider or a member of a CP Conduit Purchaser Group for purposes of Section 8.2(g).

(i) CPF shall deliver to the Administrative Agent two properly completed and duly executed copies of U.S. Internal Revenue Service Form W-9. Such forms shall be delivered on or before the Series 2012-1 Closing Date. In addition, CPF shall deliver such forms to the Administrative Agent upon request or a reasonable period of time before the invalidity of any form previously delivered by CPF.

Section 8.3 Break Funding Payments. CPF agrees to indemnify each Purchaser Group and to hold each Purchaser Group harmless from any loss or expense which such Purchaser Group may sustain or incur as a consequence of (a) the failure by CPF to accept any Increase or the failure of the continuation or conversion of a Eurodollar Tranche to occur after CPF has given irrevocable notice requesting the same in accordance with the provisions of this Series Supplement, (b) the conversion into or continuation of a Eurodollar Tranche that occurs other than on the last day of the applicable Eurodollar Period, (c) default by CPF in making any prepayment in connection with a Decrease after CPF has given irrevocable notice thereof in accordance with the provisions of Section 3.5 or any Increase not being continued as, or converted into, an Increase under the Eurodollar Tranche after a request for such an Advance has been made in accordance with the terms contained herein, or (d) the making of a prepayment of a Eurodollar Tranche (including, without limitation, any Decrease) prior to the termination of the Eurodollar Period for such Eurodollar Tranche, as the case may be, or the making of a Decrease on a date other than as specified in any notice of a Decrease or in a greater amount than contained in any notice of a Decrease. Such indemnification shall include an amount determined by the Non-Conduit Purchaser or the Funding Agent with respect to its Related Purchaser Group and shall equal (a) in the case of the losses or expenses associated with a Eurodollar Tranche, either (x) the excess, if any, of (i) such Related Purchaser Group’s cost of funding the amount so prepaid or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the Eurodollar Period (or in the case of a failure to borrow, convert or continue, the Eurodollar Period that would have commenced on the date of such prepayment or of such failure), as the case may be, over (ii) the amount of interest earned by such Related Purchaser Group upon redeployment of an amount of funds equal to the amount prepaid or not borrowed, converted or continued for a comparable period or (y) if such Related Purchaser Group is able to terminate the funding source before its scheduled maturity, any costs associated with such termination and (b) in the case of the losses or expenses incurred by a Non-Conduit Purchaser or a CP Conduit Purchaser, the losses and expenses incurred by such Non-Conduit Purchaser or CP Conduit Purchaser in connection with the liquidation or reemployment of deposits or other funds acquired by such Non-Conduit Purchaser or CP Conduit Purchaser as a result of a failure to accept an Increase, a default in the making of a Decrease or the making of a Decrease in an amount or on a date not contained in a notice of a Decrease. Notwithstanding the foregoing, any payments made by CPF pursuant to this subsection shall be made solely from funds available in the Series 2012-1 Distribution Account for the payment of Article VIII Costs, shall be non-recourse other than with respect to such funds, and shall not constitute a claim against CPF to the extent that such funds are insufficient to make such payment. This covenant shall survive the termination of this Series Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any Non-Conduit Purchaser or any Funding Agent on behalf of its Related Purchaser Group to CPF shall be conclusive absent manifest error.

Section 8.4 Alternate Rate of Interest. If prior to the commencement of any Eurodollar Period:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Eurodollar Period, or

(b) the Administrative Agent is advised by any APA Bank that the Adjusted LIBO Rate for such Eurodollar Period will not adequately and fairly reflect the cost to such APA Bank of making or maintaining the Eurodollar Tranches during such Eurodollar Period, then the Administrative Agent shall promptly give telecopy or telephonic notice thereof to CPF and the Trustee, whereupon until the Administrative Agent notifies CPF and the Trustee that the circumstances giving rise to such notice no longer exist, the Available APA Bank Funding Amount with respect to any CP Conduit Purchaser Group (in the case of clause (a) above) or with respect to the related CP Conduit Purchaser Group (in the case of clause (b) above) shall not be allocated to any Eurodollar Tranche.

Section 8.5 Mitigation Obligations. If an Affected Party requests compensation under Section 8.1, or if CPF is required to pay any additional amount to any Purchaser Group or any Governmental Authority for the account of any Purchaser Group pursuant to Section 8.2, then, upon written notice from CPF, such Affected Party or Purchaser Group, as the case may be, shall use commercially reasonable efforts to designate a different lending office for funding or booking its obligations hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, which pays a price for such assignment which is acceptable to such Purchaser Group and its assignee, in the judgment of such Affected Party or Purchaser Group, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 8.1 or 8.2, as the case may be, in the future and (ii) would not subject such Affected Party or Purchaser Group to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Affected Party or Purchaser Group. CPF hereby agrees to pay all reasonable costs and expenses incurred by such Affected Party or Purchaser Group in connection with any such designation or assignment.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES, COVENANTS

Section 9.1 Representations and Warranties of CPF and the Administrator.

(a) CPF and the Administrator each hereby represents and warrants to the Trustee, the Administrative Agent, each Funding Agent, each CP Conduit Purchaser, each APA Bank and each Non-Conduit Purchaser that:

(i) each and every of their respective representations and warranties contained in the Series 2012-1 Related Documents is true and correct as of the Series 2012-1 Closing Date and is true and correct in all material respects as of each Increase Date; provided, that, with respect to the representation of CPF in Section 7.14 of the Base Indenture regarding the notation of the Trustee’s Lien for the benefit of the Secured Parties on the Certificate of Title for any CPF Truck as of the Series 2012-1 Closing Date and each Increase Date, such representation shall be deemed to be true and correct with respect to any newly added Group I CPF Truck as of any such date on or before the fifty-sixth (56) day following the Vehicle Lease Commencement Date for such Group I CPF Truck so long as the Titling Procedures and the Titling Certification Requirements with respect to such newly added Group I CPF Truck have been satisfied in accordance with the proviso set forth in the definition of “Eligible Truck”;

(ii) as of the Series 2012-1 Closing Date, they have not engaged, in connection with the offering of the Series 2012-1 Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act; and

(iii) each is solvent and is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law both before and after giving effect to the transactions contemplated herein and in the Series 2012-1 Related Documents.

(b) CPF hereby represents and warrants to the Trustee, the Administrative Agent, each Funding Agent, each CP Conduit Purchaser, each APA Bank and each Non-Conduit Purchaser that each of the Series 2012-1 Notes has been duly authorized and executed by CPF, and when duly authenticated by the Trustee and delivered to the Funding Agents in accordance with the terms of this Series Supplement, will constitute legal, valid and binding obligations of CPF enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, or other similar laws relating to or affecting generally the enforcement of creditors’ rights or by general equitable principles.

(c) CPF hereby represents and warrants to the Trustee, the Administrative Agent, each Funding Agent, each CP Conduit Purchaser, each APA Bank and each Non-Conduit Purchaser, as of the Series 2012-1 Closing Date and each Increase Date, that assuming the accuracy of the representations and warranties of each Non-Conduit Purchaser, CP Conduit Purchaser and APA Bank in Section 12.2, the Series 2012-1 Notes are exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

(d) CPF hereby represents and warrants to the Trustee, the Administrative Agent, each Funding Agent, each CP Conduit Purchaser, each APA Bank and each Non-Conduit Purchaser, as of the Series 2012-1 Closing Date and each Increase Date, that with respect to each Group I CPF Truck included in the Borrowing Base, the Titling Procedures have been satisfied for such Group I CPF Truck and subject to the proviso set forth in the definition of “Eligible Truck”, the Oklahoma Certificate of Title has been issued for such CPF Truck.

Section 9.2 Covenants of CPF and the Administrator. CPF and the Administrator hereby agree, in addition to their obligations hereunder, that:

(a) they shall observe in all material respects each and every of their respective covenants (both affirmative and negative) contained in the Base Indenture and all other Series 2012-1 Related Documents to which each is a party;

(b) they shall afford each Non-Conduit Purchaser, each Funding Agent with respect to a CP Conduit Purchaser Group, the Trustee or any representatives of any such Non-Conduit Purchaser, Funding Agent or the Trustee access to all records relating to the Group I CPF Lease and the Group I CPF Trucks at any reasonable time during regular business hours, upon reasonable prior notice (and with one Business Day’s prior notice if an Amortization Event with respect to the Series 2012-1 Notes shall have been deemed to have occurred or shall have been declared to have occurred), for purposes of inspection and shall permit such Non-Conduit Purchaser, such Funding Agent, the Trustee or any representative of such Non-Conduit Purchaser, such Funding Agent or the Trustee to visit any of CPF’s or the Administrator’s, as the case may be, offices or properties during regular business hours and as often as may reasonably be desired to discuss the business, operations, properties, financial and other conditions of CPF or the Administrator with their respective officers and employees and with their independent certified public accountants;

(c) no later than 45 days after the Series 2012-1 Closing Date, they shall provide to each Non-Conduit Purchaser and each Funding Agent, a report in form and substance acceptable to the Administrative Agent from a nationally-recognized auditing firm approved by the Administrative Agent regarding the performance by such auditing firm of the agreed upon procedures concerning the Group I CPF Trucks (the “Agreed Upon Procedures Letter”);

(d) no later than 40 days after the Distribution Date in October of each year (beginning in 2012), unless such requirement is waived by the Administrative Agent, they shall provide to each Non-Conduit Purchaser and each Funding Agent a report in form and substance acceptable to the Administrative Agent from a nationally-recognized auditing firm approved by the Administrative Agent regarding the performance by such auditing firm of the agreed upon procedures concerning the Collateral;

(e) they shall furnish to the Paying Agent a Monthly Noteholders Statement pursuant to Section 4.1(d) of the Base Indenture with respect to the Series 2012-1 Notes in a form acceptable to the Administrative Agent containing the information set forth on Exhibit I hereto;

(f) they shall promptly provide such additional financial and other information with respect to the Series 2012-1 Related Documents, CPF, the Administrator, the Lessee or the Guarantor as the Administrative Agent may from time to time reasonably request;

(g) they shall provide to the Administrative Agent simultaneously with delivery to the Trustee copies of information furnished to the Trustee or CPF pursuant to the Series 2012-1 Related Documents as such information relates to all Group I Series of Notes generally or specifically to the Series 2012-1 Notes or the Series 2012-1 Collateral. The Administrative Agent shall distribute to the Funding Agents copies of all information delivered to it pursuant to this Section 9.2(g);

(h) they shall not agree to any amendment to the Base Indenture or any other Series 2012-1 Related Document, whether or not such amendment otherwise requires the consent of the Requisite Investors or the Requisite Group Investors with respect to the Group I Series of Notes, without having received the prior written consent of the Series 2012-1 Required Noteholders; and

(i) that CPF shall cause the Trustee to hold in the State of New York the Series 2012-1 Demand Note and any other Series 2012-1 Collateral that may be perfected by possession in the State of New York under the New York UCC.

(j) each of CPF and the Administrator, if requested by any Series 2012-1 Noteholder, shall take all actions reasonably necessary to promptly obtain a rating on the Series 2012-1 Notes from Moody’s or DBRS, Inc., including without limitation, entering into an amendment to the Series Supplement to the extent necessary to obtain such rating.

Section 9.3 Covenants of CPF.

(a) CPF hereby agrees, in addition to its obligations hereunder, that from and after the date hereof, no additional Series of Notes shall be issued under the Base Indenture if any Amortization Event with respect to any Series of Notes in any Group has occurred and is continuing or would result from such issuance.

(b) CPF shall not amend any of its organizational documents, including its certificate of formation or limited liability company agreement, without the prior written consent of the Series 2012-1 Required Noteholders.

(c) CPF shall furnish to the Trustee, upon written request received on or before March 31 of any calendar year commencing in 2013, an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of the Indenture, any indentures supplemental thereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the perfection of the lien and security interest created by the Indenture in the Collateral and the Group I Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of the Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of the Indenture in the Collateral and the Group I Collateral until March 31 in the following calendar year.

Section 9.4 Covenant and Representation of ABCR.

(a) ABCR agrees, for the benefit of each Series 2012-1 Noteholder that is required to comply with the requirements of Article 122a of the CRD that it shall:

(i)	Hold and maintain the Retained Interest for so long as the Series 2012-1 Notes are outstanding;

(ii)	Not sell the Retained Interest or subject the Retained Interest to any credit risk mitigation or any short positions or any other hedge, in each case, in a manner that would be contrary to Article 122a(1) of the CRD;

(iii)	In connection with and accompanying each Monthly Noteholders Statement, confirm to the Trustee that it continues to comply with this subsection (i) and (ii) of this Section 9.4;

(iv)	Promptly provide notice to each such Series 2012-1 Noteholder in the event that it fails to comply with subsection (i) or (ii) of this Section 9.4;

(v)	Notify each Series 2012-1 Noteholder of any material change to the form or other terms or characteristics of the Retained Interest since the delivery of the most recent Monthly Noteholders Statement; and

(vi)	Provide any and all information requested by any Series 2012-1 Noteholder that any such Series 2012-1 Noteholder would reasonably require in order for such Series 2012-1 Noteholder to comply with its obligations under Article 122a of the CRD; provided that compliance by ABCR with this clause (vi) shall be at the expense of the requesting Series 2012-1 Noteholder.

(b) ABCR hereby represents and warrants to the Trustee, the Administrative Agent, each Non-Conduit Purchaser, each Funding Agent, each CP Conduit Purchaser and each APA Bank, as of the Series 2012-1 Closing Date, as of each Increase Date and as of the date of delivery of each Monthly Noteholders Statement that (i) it continues to hold the Retained Interest on such date and (ii) it has not sold or subjected the Retained Interest to any credit risk mitigation or any short positions or any other hedge in a manner which would be contrary to Article 122a(1) of the CRD.

ARTICLE X

THE ADMINISTRATIVE AGENT

Section 10.1 Appointment. Each of the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks and the Funding Agents hereby irrevocably designates and appoints the Administrative Agent as the agent of such Person under this Series Supplement and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Series Supplement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Series Supplement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Series Supplement, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any Non-Conduit Purchaser, any CP Conduit Purchaser, any APA Bank or any Funding Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Series Supplement or otherwise exist against the Administrative Agent.

Section 10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Series Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 10.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Base Indenture, this Series Supplement or any other Series 2012-1 Related Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks or the Funding Agents for any recitals, statements, representations or warranties made by CPF, the Lessee, the Guarantor, the Administrator or any officer thereof contained in this Series Supplement or any other Series 2012-1 Related Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Series Supplement or any other Series 2012-1 Related Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Series Supplement, any other Series 2012-1 Related Document, or for any failure of any of CPF, the Lessee, the Guarantor or the Administrator to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Non-Conduit Purchaser, any CP Conduit Purchaser, any APA Bank or any Funding Agent to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Series Supplement, any other Series 2012-1 Related Document or to inspect the properties, books or records of CPF, the Lessee, the Guarantor or the Administrator.

Section 10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to CPF or the Administrator), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the registered holder of any Series 2012-1 Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Series Supplement or any other Series 2012-1 Related Document unless it shall first receive such advice or concurrence of the Series 2012-1 Required Noteholders, as it deems appropriate or it shall first be indemnified to its satisfaction by the Non-Conduit Purchasers and the Funding Agents against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Series Supplement and the other Series 2012-1 Related Documents in accordance with a request of the Series 2012-1 Required Noteholders (unless, in the case of any action relating to the giving of consent hereunder, the giving of such consent requires the consent of all Series 2012-1 Noteholders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks and the Funding Agents.

Section 10.5 Notice of Administrator Default or Amortization Event or Potential Amortization Event. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Amortization Event or Potential Amortization Event or any Administrator Default unless the Administrative Agent has received written notice from a Non-Conduit Purchaser, a CP Conduit Purchaser, an APA Bank, a Funding Agent, CPF or the Administrator referring to the Indenture or this Series Supplement, describing such Amortization Event or Potential Amortization Event, or Administrator Default and stating that such notice is a “notice of an Amortization Event or Potential Amortization Event” or “notice of an Administrator Default,” as the case may be. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Non-Conduit Purchasers, the Funding Agents, the Trustee, CPF and the Administrator. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed by the Series 2012-1 Required Noteholders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Purchaser Groups.

Section 10.6 Non-Reliance on the Administrative Agent and Other Purchaser Groups. Each of the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks and the Funding Agents expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of CPF, the Lessee, the Guarantor or the Administrator shall be deemed to constitute any representation or warranty by the Administrative Agent to any such Person. Each of the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks and the Funding Agents represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Non-Conduit Purchaser, CP Conduit Purchaser, APA Bank or Funding Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of CPF, the Lessee, the Guarantor and the Administrator and made its own decision to enter into this Series Supplement. Each of the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks and the Funding Agents also represents that it will, independently and without reliance upon the Administrative Agent or any other Non-Conduit Purchaser, CP Conduit Purchaser, APA Bank or Funding Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Series Supplement and the other Series 2012-1 Related Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of CPF, the Lessee, the Guarantor and the Administrator. Except for notices, reports and other documents expressly required to be furnished to the Non-Conduit Purchasers and the Funding Agents by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Non-Conduit Purchaser, any CP Conduit Purchaser, any APA Bank or any Funding Agent with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of CPF, the Lessee, the Guarantor or the Administrator which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 10.7 Indemnification. Each Non-Conduit Purchaser and each of the APA Banks in a Purchaser Group agrees to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by CPF and the Administrator and without limiting the obligation of CPF and the Administrator to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section 10.7 (or if indemnification is sought after the date upon which the Commitments shall have terminated and the Purchaser Group Invested Amounts shall have been reduced to zero, ratably in accordance with their Commitment Percentages immediately prior to such date of payment) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Series Supplement, any of the other Series 2012-1 Related Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Non-Conduit Purchaser, APA Bank or Funding Agent shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of all amounts payable hereunder.

Section 10.8 The Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with CPF, the Administrator or any of their Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to any Series 2012-1 Note held by the Administrative Agent, the Administrative Agent shall have the same rights and powers under this Series Supplement and the other Series 2012-1 Related Documents as any Non-Conduit Purchaser, APA Bank or Funding Agent and may exercise the same as though it were not the Administrative Agent, and the terms “Non-Conduit Purchaser,” “APA Bank,” and “Funding Agent” shall include the Administrative Agent in its individual capacity.

Section 10.9 Resignation of Administrative Agent; Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent at any time by giving 30 days’ notice to the Non-Conduit Purchasers, the Funding Agents, the Trustee, CPF and the Administrator. If DBSI shall resign as Administrative Agent under this Series Supplement, then the Series 2012-1 Required Noteholders shall appoint a successor administrative agent from among the Non-Conduit Purchasers and the Funding Agents, which successor administrative agent shall be approved by CPF and the Administrator (which approval shall not be unreasonably withheld or delayed) whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Series Supplement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Administrator shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Series 2012-1 Required Noteholders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of Section 3.7 and this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Series Supplement.

ARTICLE XI

THE FUNDING AGENTS

Section 11.1 Appointment. Each CP Conduit Purchaser and each APA Bank with respect to such CP Conduit Purchaser hereby irrevocably designates and appoints the Funding Agent set forth next to such CP Conduit Purchaser’s name on Schedule I as the agent of such Person under this Series Supplement and irrevocably authorizes such Funding Agent, in such capacity, to take such action on its behalf under the provisions of this Series Supplement and to exercise such powers and perform such duties as are expressly delegated to such Funding Agent by the terms of this Series Supplement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Series Supplement, each Funding Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any CP Conduit Purchaser or APA Bank and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Series Supplement or otherwise exist against each Funding Agent.

Section 11.2 Delegation of Duties. Each Funding Agent may execute any of its duties under this Series Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Funding Agent shall not be responsible to the CP Conduit Purchaser or any APA Bank in its CP Conduit Purchaser Group for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

Section 11.3 Exculpatory Provisions. Each Funding Agent and any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Base Indenture, this Series Supplement or any other Series 2012-1 Related Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the CP Conduit Purchasers and/or APA Banks for any recitals, statements, representations or warranties made by CPF, the Lessee, the Guarantor, the Administrator, the Administrative Agent, or any officer thereof contained in this Series Supplement or any other Series 2012-1 Related Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Funding Agent under or in connection with, this Series Supplement or any other Series 2012-1 Related Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Series Supplement, any other Series 2012-1 Related Document, or for any failure of any of CPF, the Lessee, the Guarantor, the Administrative Agent, or the Administrator to perform its obligations hereunder or thereunder. Each Funding Agent shall not be under any obligation to the CP Conduit Purchaser or any APA Bank in its CP Conduit Purchaser Group to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Series Supplement, any other Series 2012-1 Related Document or to inspect the properties, books or records of CPF, the Lessee, the Guarantor, the Administrative Agent, or the Administrator.

Section 11.4 Reliance by Each Funding Agent. Each Funding Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to CPF or the Administrator), independent accountants and other experts selected by such Funding Agent. Each Funding Agent shall be fully justified in failing or refusing to take any action under this Series Supplement or any other Series 2012-1 Related Document unless it shall first receive such advice or concurrence of the Related Purchaser Group, as it deems appropriate or it shall first be indemnified to its satisfaction by the Related Purchaser Group against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

Section 11.5 Notice of Administrator Default or Amortization Event or Potential Amortization Event. Each Funding Agent shall not be deemed to have knowledge or notice of the occurrence of any Amortization Event or Potential Amortization Event or any Administrator Default unless such Funding Agent has received written notice from a Non-Conduit Purchaser, a CP Conduit Purchaser, an APA Bank, CPF, the Administrative Agent or the Administrator referring to the Indenture or this Series Supplement, describing such Amortization Event or Potential Amortization Event, or Administrator Default and stating that such notice is a “notice of an Amortization Event or Potential Amortization Event” or “notice of an Administrator Default,” as the case may be. In the event that any Funding Agent receives such a notice, such Funding Agent shall give notice thereof to the Non-Conduit Purchaser, the CP Conduit Purchaser and APA Banks in its CP Conduit Purchaser Group. Such Funding Agent shall take such action with respect to such event as shall be reasonably directed by the CP Conduit Purchaser and APA Banks in its CP Conduit Purchaser Group, provided that unless and until such Funding Agent shall have received such directions, such Funding Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the CP Conduit Purchaser and APA Banks in its CP Conduit Purchaser Group.

Section 11.6 Non-Reliance on Each Funding Agent and Other Purchaser Groups. Each CP Conduit Purchaser and each of the related APA Banks expressly acknowledge that neither its Funding Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by such Funding Agent hereinafter taken, including any review of the affairs of CPF, the Lessee, the Guarantor, the Administrative Agent, or the Administrator shall be deemed to constitute any representation or warranty by such Funding Agent to any such Person. Each CP Conduit Purchaser and each of the related APA Banks represents to its Funding Agent that it has, independently and without reliance upon such Funding Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of CPF, the Lessee, the Guarantor, the Administrative Agent, and the Administrator and made its own decision to enter into this Series Supplement. Each CP Conduit Purchaser and each of the related APA Banks also represents that it will, independently and without reliance upon its Funding Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Series Supplement and the other Series 2012-1 Related Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other conditions and creditworthiness of CPF, the Lessee, the Guarantor, the Administrative Agent, and the Administrator.

Section 11.7 Indemnification. Each APA Bank in a CP Conduit Purchaser Group agrees to indemnify its Funding Agent in its capacity as such (to the extent not reimbursed by CPF and the Administrator and without limiting the obligation of CPF and the Administrator to do so), ratably according to its respective APA Bank Percentage in effect on the date on which indemnification is sought under this Section 11.7 (or if indemnification is sought after the date upon which the Commitments shall have been terminated, ratably in accordance with its APA Bank Percentage at the time of termination) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against such Funding Agent in any way relating to or arising out of this Series Supplement, any of the other Series 2012-1 Related Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Funding Agent under or in connection with any of the foregoing; provided that no APA Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such related Funding Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of all amounts payable hereunder.

ARTICLE XII

GENERAL

Section 12.1 Successors and Assigns.

(a) This Series Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) CPF may not assign or transfer any of its rights under this Series Supplement without the prior written consent of all of the Series 2012-1 Noteholders, (ii) no Non-Conduit Purchaser may assign or transfer any of its rights under this Supplement other than pursuant to paragraph (e) or (f) below, (iii) no CP Conduit Purchaser may assign or transfer any of its rights under this Series Supplement other than in accordance with the Asset Purchase Agreement with respect to such CP Conduit Purchaser or otherwise to the APA Bank with respect to such CP Conduit Purchaser or a Program Support Provider with respect to such CP Conduit Purchaser or pursuant to clause (b) or (e) below of this Section 12.1 and (iv) no APA Bank may assign or transfer any of its rights or obligations under this Series Supplement except to a Program Support Provider or pursuant to clause (c), (d) or (e) below of this Section 12.1. Notwithstanding anything to the contrary set forth herein or any Series 2012-1 Related Document, any CP Conduit Purchaser may at any time, without the consent of CPF, transfer and assign all or a portion of the Purchaser Group Invested Amount with respect to such CP Conduit Purchaser and all of its rights and obligations under this Series Supplement and any other Series 2012-1 Related Documents to which it is a party (or otherwise to which it has rights) to the APA Bank with respect to such CP Conduit Purchaser.

(b) Without limiting the foregoing, each CP Conduit Purchaser may assign, without the consent of CPF, all or a portion of the Purchaser Group Invested Amount with respect to such CP Conduit Purchaser and its rights and obligations under this Series Supplement and any other Series 2012-1 Related Documents to which it is a party (or otherwise to which it has rights) to a Conduit Assignee with respect to such CP Conduit Purchaser. Prior to or concurrently with the effectiveness of any such assignment (or if impracticable, immediately thereafter), the assigning CP Conduit Purchaser shall notify the Administrative Agent, CPF, the Trustee and the Administrator thereof. Upon such assignment by a CP Conduit Purchaser to a Conduit Assignee, (A) such Conduit Assignee shall be the owner of the Purchaser Group Invested Amount or such portion thereof with respect to such CP Conduit Purchaser, (B) the related administrative or managing agent for such Conduit Assignee shall act as the administrative agent for such Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to the Funding Agent hereunder or under the other Series 2012-1 Related Documents, (C) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to such CP Conduit Purchaser herein and in the other Series 2012-1 Related Documents (including, without limitation, any limitation on recourse against such Conduit Assignee as provided in this paragraph), (D) such Conduit Assignee shall assume all of such CP Conduit Purchaser’s obligations, if any, hereunder or under the Base Indenture or under any other Series 2012-1 Related Document with respect to such portion of the Purchaser Group Invested Amount and such CP Conduit Purchaser shall be released from such obligations, (E) all distributions in respect of the Purchaser Group Invested Amount or such portion thereof with respect to such CP Conduit Purchaser shall be made to the applicable agent or administrative agent, as applicable, on behalf of such Conduit Assignee, (F) the definitions of the terms “Monthly Funding Costs” and “Discount” shall be determined in the manner set forth in the definition of “Monthly Funding Costs” and “Discount” applicable to such CP Conduit Purchaser on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than such CP Conduit Purchaser), (G) the defined terms and other terms and provisions of this Series Supplement, the Base Indenture and the other Series 2012-1 Related Documents shall be interpreted in accordance with the foregoing, and (H) if requested by the Administrative Agent or the agent or administrative agent with respect to the Conduit Assignee, the parties shall execute and deliver such further agreements and documents and take such other actions as the Administrative Agent or such agent or administrative agent may reasonably request to evidence and give effect to the foregoing. No assignment by any CP Conduit Purchaser to a Conduit Assignee of the Purchaser Group Invested Amount with respect to such CP Conduit Purchaser shall in any way diminish the obligations of the APA Bank with respect to such CP Conduit Purchaser under Section 3.3 to fund any Increase.

(c) Any APA Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell all or any part of its rights and obligations under this Series Supplement and the Series 2012-1 Notes, with the prior written consent of the Administrative Agent and, prior to the occurrence and continuance of an Amortization Event, CPF and the Administrator (in each case, which consent shall not be unreasonably withheld), to one or more banks (an “Acquiring APA Bank”) pursuant to a transfer supplement, substantially in the form of Exhibit E (the “Transfer Supplement”), executed by such Acquiring APA Bank, such assigning APA Bank, the Funding Agent with respect to such APA Bank, the Administrative Agent and, prior to the occurrence and continuance of an Amortization Event, CPF and the Administrator and delivered to the Administrative Agent. Notwithstanding the foregoing, no APA Bank shall so sell its rights hereunder if such Acquiring APA Bank is not an Eligible Assignee.

(d) Any APA Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities (“APA Bank Participants”) participations in its APA Bank Percentage of the Maximum Purchaser Group Invested Amount with respect to it and the other APA Banks included in the related CP Conduit Purchaser Group, its Series 2012-1 Note and its rights hereunder (the “Sold APA Bank Rights”) pursuant to documentation in form and substance satisfactory to such APA Bank and the APA Bank Participant; provided, however, that (i) in the event of any such sale by an APA Bank to an APA Bank Participant, (A) such APA Bank’s obligations under this Series Supplement shall remain unchanged, (B) such APA Bank shall remain solely responsible for the performance thereof and (C) CPF and the Administrative Agent shall continue to deal solely and directly with such APA Bank in connection with its rights and obligations under this Series Supplement and (ii) no APA Bank shall sell any participating interest under which the APA Bank Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Series Supplement, the Base Indenture or any Series 2012-1 Related Document, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all APA Banks hereunder. An APA Bank Participant shall have the right to receive Article VIII Costs but only to the extent that the related selling APA Bank would have had such right absent the sale of the related participation and, with respect to amounts due pursuant to Section 8.2, only to the extent such APA Bank Participant shall have complied with the provisions of Section 8.2(e) and (g) as if such APA Bank Participant were the Administrative Agent, a Funding Agent, a Program Support Provider or a member of a CP Conduit Purchaser Group. Each APA Bank that sells a participation shall, acting solely for this purpose as an agent of CPF, maintain a register on which it enters the name and address of each APA Bank Participant and the principal amounts (and stated interest) of each APA Bank Participant’s interest in the Sold APA Bank Rights (the “APA Bank Participant Register”); provided that no APA Bank shall have any obligation to disclose all or any portion of the APA Bank Participant Register (including the identity of any APA Bank Participant or any information relating to a APA Bank Participant’s interest in any commitments, loans, letters of credit or its other obligations hereunder) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the APA Bank Participant Register shall be conclusive absent manifest error, and such APA Bank shall treat each Person whose name is recorded in the APA Bank Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a APA Bank Participant Register.

(e) Any CP Conduit Purchaser and the APA Bank with respect to such CP Conduit Purchaser may at any time sell all or any part of their respective rights and obligations, and any Non-Conduit Purchaser may at any time sell all or any part of its rights and obligations, under this Series Supplement and the Series 2012-1 Notes (including its Commitments), with the prior written consent of the Administrative Agent and, prior to the occurrence and continuance of an Amortization Event, CPF and the Administrator (in each case, which consent shall not be unreasonably withheld), to (x) a multi-seller commercial paper conduit and one or more banks providing support to such multi-seller commercial paper conduit or (y) to a financial institution or other entity (an “Acquiring Purchaser Group”) pursuant to a transfer supplement, substantially in the form of Exhibit F (the “Purchaser Group Supplement”), executed by such Acquiring Purchaser Group (including the CP Conduit Purchaser and the APA Banks, if any, with respect to such Acquiring Purchaser Group), the Funding Agent, if any, with respect to such Acquiring Purchaser Group, such assigning Purchaser Group (including the APA Banks, if any, with respect to such assigning Purchaser Group), the Funding Agent, if any, with respect to such assigning Purchaser Group and the Administrative Agent and, prior to an Amortization Event, CPF and the Administrator, and delivered to the Administrative Agent.

(f) Any Non-Conduit Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities (“Non-Conduit Purchaser Participants”) participations in its Commitment, its Series 2012-1 Note and its rights hereunder (the “Sold Non-Conduit Purchaser Rights”) pursuant to documentation in form and substance satisfactory to such Non-Conduit Purchaser and the Non-Conduit Purchaser Participant; provided, however, that (i) in the event of any such sale by a Non-Conduit Purchaser to a Non-Conduit Purchaser Participant, (A) such Non-Conduit Purchaser’s obligations under this Indenture Supplement shall remain unchanged, (B) such Non-Conduit Purchaser shall remain solely responsible for the performance thereof and (C) CPF and the Administrative Agent shall continue to deal solely and directly with such Non-Conduit Purchaser in connection with its rights and obligations under this Indenture Supplement and (ii) no Non-Conduit Purchaser shall sell any participating interest under which the Non-Conduit Purchaser Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Supplement, the Base Indenture or any Related Document, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all Series 2012-1 Noteholders hereunder. A Non-Conduit Purchaser Participant shall have the right to receive Article VIII Costs but only to the extent that the related selling Non-Conduit Purchaser would have had such right absent the sale of the related participation and, with respect to amounts due pursuant to Section 8.2, only to the extent such Non-Conduit Purchaser Participant shall have complied with the provisions of Sections 8.2(e) and (g) as if such Non-Conduit Purchaser Participant were a Non-Conduit Purchaser or the Administrative Agent. Each Non-Conduit Purchaser that sells a participation shall, acting solely for this purpose as an agent of CPF, maintain a register on which it enters the name and address of each Non-Conduit Purchaser Participant and the principal amounts (and stated interest) of each Non-Conduit Purchaser Participant’s interest in the Sold Non-Conduit Purchaser Rights (the “Non-Conduit Purchaser Participant Register”); provided that no Non-Conduit Purchaser shall have any obligation to disclose all or any portion of the Non-Conduit Purchaser Participant Register (including the identity of any Non-Conduit Purchaser Participant or any information relating to a Non-Conduit Purchaser Participant’s interest in any commitments, loans, letters of credit or its other obligations hereunder) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Non-Conduit Purchaser Participant Register shall be conclusive absent manifest error, and such Non-Conduit Purchaser shall treat each Person whose name is recorded in the Non-Conduit Purchaser Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Non-Conduit Purchaser Participant Register.

(g) CPF authorizes each APA Bank and Non-Conduit Purchaser to disclose to any APA Bank Participant, Acquiring APA Bank, Non-Conduit Purchaser Participant or Acquiring Purchaser Group (each, a “Transferee”) and any prospective Transferee any and all financial information in such APA Bank’s possession concerning CPF, the Collateral, the Administrator and the Series 2012-1 Related Documents which has been delivered to such APA Bank or Non-Conduit Purchaser by CPF or the Administrator in connection with such APA Bank’s credit evaluation of CPF, the Collateral and the Administrator.

(h) Notwithstanding any other provision of this Supplement to the contrary, any Non-Conduit Purchaser, any APA Bank or any Program Support Provider may at any time pledge or grant a security interest in all or any portion of its rights under its Series 2012-1 Note and this Supplement to secure obligations of such Non-Conduit Purchaser, such APA Bank or such Program Support Provider to a Federal Reserve Bank, without notice to or consent of the Administrative Agent, the Issuer or the Administrator; provided that no such pledge or grant of a security interest shall release a Non-Conduit Purchaser or an APA Bank from any of its obligations hereunder or substitute any such pledgee or grantee for such Non-Conduit Purchaser or such APA Bank as a party hereto.

Section 12.2 Securities Law. Each Non-Conduit Purchaser, CP Conduit Purchaser and APA Bank hereby represents and warrants to CPF that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and has sufficient assets to bear the economic risk of, and sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of, its investment in a Series 2012-1 Note. Each Non-Conduit Purchaser, CP Conduit Purchaser and APA Bank agrees that its Series 2012-1 Note will be acquired for investment only and not with a view to any public distribution thereof, and that such Non-Conduit Purchaser, CP Conduit Purchaser and APA Bank will not offer to sell or otherwise dispose of its Series 2012-1 Note (or any interest therein) in violation of any of the registration requirements of the Securities Act, or any applicable state or other securities laws. Each Non-Conduit Purchaser, CP Conduit Purchaser and APA Bank acknowledges that it has no right to require CPF to register its Series

2012-1 Note under the Securities Act or any other securities law. Each Non-Conduit Purchaser, CP Conduit Purchaser and APA Bank hereby confirms and agrees that in connection with any transfer by it of an interest in the Series 2012-1 Note, such Non-Conduit Purchaser, CP Conduit Purchaser or APA Bank has not engaged and will not engage in a general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

Section 12.3 Adjustments; Set-off.

(a) If any member of a Purchaser Group (a “Benefited Purchaser Group”) shall at any time receive in respect of its Purchaser Group Invested Amount any distribution of principal, interest, Commitment Fees or any interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such distribution received by any other Purchaser Group, if any, in respect of such other Purchaser Group’s Purchaser Group Invested Amount, or interest thereon, the APA Banks in such Benefited Purchaser Group shall purchase for cash from the other Purchaser Group such portion of such other Purchaser Group’s interest in the Series 2012-1 Notes, or shall provide such other Purchaser Group with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Purchaser Group to share the excess payment or benefits of such collateral or proceeds ratably with the other Purchaser Group; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Purchaser Group, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. CPF agrees that any Purchaser Group so purchasing a portion of another Purchaser Group’s Purchaser Group Invested Amount may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Purchaser Group were the direct holder of such portion.

(b) In addition to any rights and remedies of the Purchaser Groups provided by law, each member of a Purchaser Group shall have the right, without prior notice to CPF, any such notice being expressly waived by CPF to the extent permitted by applicable law, upon any amount becoming due and payable by CPF hereunder or under the Series 2012-1 Notes to set-off and appropriate and apply against any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Purchaser Group to or for the credit or the account of CPF. Each Non-Conduit Purchaser, CP Conduit Purchaser and APA Bank agrees promptly to notify CPF, the Administrator and the Administrative Agent after any such set-off and application made by such Non-Conduit Purchaser, CP Conduit Purchaser or APA Bank; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 12.4 No Bankruptcy Petition.

(a) Each of the Administrative Agent, the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks and the Funding Agents hereby covenants and agrees that, prior to the date which is one year and one day after the later of payment in full of all Series of Notes, it will not institute against, or join any other Person in instituting against, CPF any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

(b) CPF, the Administrator, the Trustee, the Administrative Agent, each Non-Conduit Purchaser, each Funding Agent and each APA Bank hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper issued by, or for the benefit of, a CP Conduit Purchaser, it will not institute against, or join any other Person in instituting against, such CP Conduit Purchaser (or the Person issuing Commercial Paper for the benefit of such CP Conduit Purchaser) any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

(c) This covenant shall survive the termination of this Series Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.

Section 12.5 Limited Recourse.

(a) Notwithstanding anything to the contrary contained herein, any obligations of each CP Conduit Purchaser hereunder to any party hereto are solely the corporate or limited liability company obligations of such CP Conduit Purchaser and shall be payable at such time as funds are received by or are available to such CP Conduit Purchaser in excess of funds necessary to pay in full all of its outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such CP Conduit Purchaser but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party against a CP Conduit Purchaser shall be subordinated to the payment in full of all of its Commercial Paper.

(b) No recourse under any obligation, covenant or agreement of any CP Conduit Purchaser contained herein shall be had against any incorporator, stockholder, member, officer, director, employee or agent of such CP Conduit Purchaser, its administrative agent, the Funding Agent with respect to such CP Conduit Purchaser or any of their Affiliates by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Series Supplement is solely a corporate or limited liability company obligation of such CP Conduit Purchaser individually, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, member, officer, director, employee or agent of such CP Conduit Purchaser, its administrative agent, the Funding Agent with respect to such CP Conduit Purchaser or any of its Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such CP Conduit Purchaser contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such CP Conduit Purchaser of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, member, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Series Supplement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them. The provisions of this Section 12.5 shall survive termination of this Series Supplement and the Base Indenture.

Section 12.6 Costs and Expenses. CPF agrees to pay on demand (w) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent) and of each Purchaser Group (including in connection with the preparation, execution and delivery of this Series Supplement the reasonable fees and disbursements of one counsel, other than counsel to the Administrative Agent, for all such Purchaser Groups) in connection with (i) the preparation, execution and delivery of this Series Supplement, the Base Indenture and the other Series 2012-1 Related Documents and any amendments or waivers of, or consents under, any such documents and (ii) the enforcement by the Administrative Agent, any Non-Conduit Purchaser or any Funding Agent of the obligations and liabilities of CPF, the Lessee, the Guarantor and the Administrator under the Indenture, this Series Supplement, the other Series 2012-1 Related Documents or any related document and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Series Supplement, the Base Indenture and the other Series 2012-1 Related Documents, (x) all reasonable out of pocket costs and expenses of the Administrative Agent (including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent) in connection with the administration of this Series Supplement, the Base Indenture and the other Series 2012-1 Related Documents, (y) the rating agency fees and expenses incurred by each CP Conduit in connection with its investment in the Series 2012-1 Notes and (z) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent) and of each Purchaser Group in connection with obtaining any rating on the Series 2012-1 Notes pursuant to Section 9.2(j). Any payments made by CPF pursuant to this Section 12.6 shall be made solely from funds available in the Series 2012-1 Distribution Account for the payment of the Article VIII Costs, shall be non-recourse other than with respect to such funds, and shall not constitute a claim against CPF to the extent that insufficient funds exist to make such payment. The agreements in this Section shall survive the termination of this Series Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.

Section 12.7 Exhibits. The following exhibits attached hereto supplement the exhibits included in the Indenture.

Exhibit A:	Form of Variable Funding Note
Exhibit B:	Form of Notice of Increase
Exhibit C:	Form of Lease Payment Deficit Notice

Exhibit D:	Form of Demand Notice
Exhibit E:	Form of Transfer Supplement
Exhibit F:	Form of Purchaser Group Supplement
Exhibit G:	Form of Series 2012-1 Demand Note
Exhibit H:	Form of Series 2012-1 Letter of Credit
Exhibit I:	Form of Monthly Noteholders Statement

Section 12.8 Ratification of Base Indenture. As supplemented by this Series Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

Section 12.9 Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 12.10 Governing Law. This Series Supplement shall be construed in accordance with the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

Section 12.11 Amendments. This Series Supplement may be modified or amended from time to time in accordance with the terms of the Base Indenture; provided, that notwithstanding anything to the contrary in the Base Indenture, no amendment or modification to this Series Supplement shall be effective without the prior written consent of the Series 2012-1 Required Noteholders; provided, further, that if, pursuant to the terms of the Base Indenture or this Series Supplement, the consent of the Required Noteholders is required for an amendment or modification of this Series Supplement, such requirement shall be satisfied if such amendment or modification is consented to by the Series 2012-1 Required Noteholders. Notwithstanding the foregoing (i) so long as no Group I Series of Notes are rated by a Rating Agency, satisfaction of the Rating Agency Condition shall not be required in connection with any amendment to this Series Supplement or any amendment to, or supplementation of, the Eligible Truck Appendix and (ii) so long as no Amortization Event has occurred and is continuing or would result after giving effect to such amendment, the Eligible Truck Appendix may be amended or supplemented without the consent of any Series 2012-1 Noteholder (including, for the avoidance of doubt, to effect a transfer of Applicable CPF Trucks from the Group I CPF Lease to the Applicable CPF Lease of another Group); provided that, with respect to any amendment or supplementation of the Eligible Truck Appendix to add new Group I CPF Trucks to the Group I CPF Lease, if no Termination Value Curve Schedule would apply to any such Trucks, the Administrator and the Administrative Agent shall agree upon a Termination Value Curve Schedule with respect to any such Trucks prior to such amendment or supplementation.

Section 12.12 Discharge of Indenture. Notwithstanding anything to the contrary contained in the Base Indenture, no discharge of the Indenture pursuant to Section 10.1(b) of the Base Indenture will be effective as to the Series 2012-1 Notes without the consent of the Series 2012-1 Required Noteholders.

Section 12.13 Series 2012-1 Demand Notes. Other than pursuant to a demand thereon pursuant to Section 5.5 of this Series Supplement, CPF shall not reduce the amount of the Series 2012-1 Demand Notes or forgive amounts payable thereunder so that the outstanding principal amount of the Series 2012-1 Demand Notes after such reduction or forgiveness is less than the Series 2012-1 Letter of Credit Liquidity Amount. CPF shall not agree to any amendment of the Series 2012-1 Demand Notes without the prior written consent of the Series 2012-1 Required Noteholders.

Section 12.14 Termination of Series Supplement. This Series Supplement shall cease to be of further effect when all outstanding Series 2012-1 Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2012-1 Notes which have been replaced or paid) to the Trustee for cancellation and CPF has paid all sums payable hereunder and, if the Series 2012-1 Demand Note Payment Amount on the Series 2012-1 Letter of Credit Termination Date was greater than zero, the Series 2012-1 Cash Collateral Account Surplus shall equal zero, the Demand Note Preference Payment Amount shall have been reduced to zero and all amounts have been withdrawn from the Series 2012-1 Cash Collateral Account in accordance with Section 5.8(h) of this Series Supplement.

Section 12.15 Collateral Representations and Warranties of CPF.

(a) CPF owns and has good and marketable title to the Series 2012-1 Collateral, free and clear of all Liens other than Permitted Liens. This Indenture constitutes a valid and continuing Lien on the Series 2012-1 Collateral in favor of the Trustee on behalf of the Secured Parties, which Lien on the Series 2012-1 Collateral has been perfected and is prior to all other Liens (other than Permitted Liens), enforceable as such as against creditors of and purchasers from CPF in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. CPF has received all consents and approvals required by the terms of the Series 2012-1 Collateral to the pledge of the Series 2012-1 Collateral to the Trustee.

(b) Other than the security interest granted to the Trustee hereunder, CPF has not pledged, assigned, sold or granted a security interest in the Series 2012-1 Collateral. All action necessary to protect and perfect the Trustee’s security interest in the Series 2012-1 Collateral has been duly and effectively taken. No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing CPF as debtor covering all or any part of the Series 2012-1 Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by CPF in favor of the Trustee on behalf of the Secured Parties in connection with this Indenture, and CPF has not authorized any such filing.

Section 12.16 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, the Administrative Agent, any Non-Conduit Purchaser, any Funding Agent, any CP Conduit Purchaser or any APA Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 12.17 Waiver of Setoff. Notwithstanding any other provision of this Series Supplement or any other agreement to the contrary, all payments to the Administrative Agent, the Non-Conduit Purchasers, the Funding Agents, the CP Conduit Purchasers and the APA Banks hereunder shall be made without set-off or counterclaim.

Section 12.18 Notices. All notices, requests, instructions and demands to or upon any party hereto to be effective shall be given (i) in the case of CPF, the Administrator and the Trustee, in the manner set forth in Section 13.1 of the Base Indenture and (ii) in the case of the Administrative Agent, the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks and the Funding Agents, in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or three days after being deposited in the mail, postage prepaid, in the case of facsimile or other electronic notice, when received, or in the case of overnight air courier, one Business Day after the date such notice is delivered to such overnight courier, addressed as follows in the case of the Administrative Agent and to the addresses therefor set forth in Schedule I, in the case of the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks and the Funding Agents; or to such other address as may be hereafter notified by the respective parties hereto:

Administrative
Agent:	Deutsche Bank Securities, Inc.
60 Wall Street, 3rd Floor
New York, New York 10005 Attention: Mary Conners Fax: 212-797-5150

With a copy to:

abs.conduits@db.com

Section 12.19 Collateral Covenants of the Trustee. The Trustee shall hold the Series 2012-1 Demand Note and any other Series 2012-1 Collateral in the State of New York pursuant to instructions of CPF in accordance with Section 9.2(i) or as otherwise directed by the Administrative Agent.

IN WITNESS WHEREOF, each of the parties hereto has caused this Series Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CENTRE POINT FUNDING, LLC, as Issuer

By:	/s/ David B. Wyshner
	Name:	David B. Wyshner
	Title:	Senior Executive Vice President, Chief Financial Officer and Treasurer

BUDGET TRUCK RENTAL LLC, as Administrator

By:	/s/ David B. Wyshner
	Name:	David B. Wyshner
	Title:	Senior Executive Vice President, Chief Financial Officer and Treasurer

AVIS BUDGET CAR RENTAL, LLC, in its individual capacity

By:	/s/ David B. Wyshner
	Name:	David B. Wyshner
	Title:	Senior Executive Vice President, Chief Financial Officer and Treasurer

DEUTSCHE BANK SECURITIES INC.,
as Administrative Agent

By:	/s/ Jay Steiner
	Name:	Jay Steiner
	Title:	Managing Director

By:	/s/ Robert Sheldon
	Name:	Robert Sheldon
	Title:	Managing Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Non-Conduit Purchaser

By:	/s/ Jay Steiner
	Name:	Jay Steiner
	Title:	Managing Director

By:	/s/ Robert Sheldon
	Name:	Robert Sheldon
	Title:	Managing Director

WINDMILL FUNDING CORPORATION, as a CP Conduit Purchaser

By:	/s/ Jill A. Russo
	Name:	Jill A. Russo
	Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC, as a Funding Agent

By:	RBS Securities Inc., as agent

By:	/s/ Gregory S. Blanck
	Name:	Gregory S. Blanck
	Title:	Managing Director

THE ROYAL BANK OF SCOTLAND PLC, as an APA Bank

By:	RBS Securities Inc., as agent

By:	/s/ Gregory S. Blanck
	Name:	Gregory S. Blanck
	Title:	Managing Director

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely as Trustee, as Series 2012-1 Agent and as Securities Intermediary

By:	/s/ Sally R. Tokich
	Name:	Sally R. Tokich
	Title:	Senior Associate

SCHEDULE I TO SERIES 2012-1 SUPPLEMENT

CP Conduit Purchasers

CP Conduit	APA Banks	Funding Agent	APA Bank Percentage	Maximum Purchaser Group Invested Amount

Windmill Funding Corporation	Royal Bank of Scotland plc	Royal Bank of Scotland plc	100%	$100,000,000

Non-Conduit Purchasers

Non-Conduit Purchaser	Maximum Purchaser Group Invested Amount

Deutsche Bank Trust Company Americas	$100,000,000